UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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DXC TECHNOLOGY

Tuesday, July 22, 2025
10:30 a.m. Eastern time
via live webcast at
www.virtualshareholdermeeting.com/DXC2025

June 5, 2025
Dear Fellow Stockholder,
The Board of Directors and executive leadership team of DXC Technology are pleased to invite you to join our Annual Meeting of Stockholders on July 22, 2025 at 10:30 a.m. Eastern Time. This will be a virtual meeting of stockholders, conducted via live webcast.
Attend our virtual meeting
You can attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2025. The Notice of Annual Meeting of Stockholders and the Proxy Statement that accompany this letter provide important information and will serve as a guide to the business that will be conducted.
Driving Momentum Through Focus, Alignment, and Execution
Fiscal 2025 marked an important step forward for DXC. We operated with greater intensity, sharpened our execution, and took a hard look at where we need to improve. Our goal is clear: to deliver sustained, profitable growth.
Over the past year, we have strengthened our leadership team and are establishing a performance-driven culture focused on client centricity, collaboration, and accountability. We rebuilt core commercial capabilities, including how we sell, how we set goals and how we manage performance – helping to ensure we are set up to compete and win. We also integrated AI more deeply across our offerings to help clients modernize operations and drive efficiency.
Today, we are a coordinated team running fast, breaking out of silos, and bringing out the best in each other. With continued focus and disciplined execution, we believe DXC is poised to create meaningful long-term value for our shareholders.
Your vote is important
We encourage you to vote as soon as possible, whether you plan to participate in the meeting or not. You can vote by proxy over the Internet, by telephone or by completing and returning the printed proxy card, or voting instruction card if you are a beneficial owner and requested and received printed proxy materials from your broker, bank or other nominee. The printed card includes instructions for returning it by mail.
Thank you for your trust and continued support.

Corporate Office 20408 Bashan Dr. Suite 231 Ashburn, VA 20147 www.dxc.com

	RAUL FERNANDEZ President and Chief Executive Officer	DAVID HERZOG Chairman of the Board of Directors

Notice of 2025 Annual Meeting of Stockholders
Date:    Tuesday, July 22, 2025
Time:    10:30 a.m. Eastern Time
Place:    Online at www.virtualshareholdermeeting.com/DXC2025
The 2025 Annual Meeting of Stockholders (the Annual Meeting) of DXC Technology Company (DXC or the Company and sometimes referred to with the pronouns we, us, and our) will be held on Tuesday, July 22, 2025, at 10:30 a.m. Eastern Time, and will be a virtual meeting conducted via live webcast. You will be able to attend the meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2025. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
The purpose of the meeting is:
1.To elect the 10 director nominees listed in the Proxy Statement;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026;
3.To approve, in a non-binding advisory vote, our named executive officer compensation; and
4.To transact any other business that may properly come before the meeting and any postponements or adjournments thereof.
Only stockholders of record at the close of business on June 2, 2025 will be entitled to vote electronically at the Annual Meeting and any postponements or adjournments thereof.
Your vote is important. Whether or not you plan to attend the meeting online, we encourage you to read this Proxy Statement and vote as soon as possible. Information on how to vote is contained in this Proxy Statement. In addition, voting instructions are provided in the notice of Internet availability of proxy materials, or, if you requested printed materials, the instructions are printed on your proxy card, or voting instruction card if you are a beneficial owner and requested and received printed proxy materials from your broker, bank or other nominee. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.
By Order of the Board of Directors,

MATTHEW FAWCETT
Executive Vice President, General Counsel and Secretary
Ashburn, Virginia
June 5, 2025

This notice of annual meeting and Proxy Statement were first made available to stockholders on or about June 5, 2025.

PROXY SUMMARY	1

PROPOSALS	4
Proposal 1: Election of Directors	4
Vote Required	4
Director Nomination Process	4
2025 Director Nominees	5
Board Skills Matrix	6
Board Composition and Refreshment	6
2025 Director Nominees Biographies	8
Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending March 31, 2026	18
Proposal 3: Non-Binding Advisory Vote to Approve Our Named Executive Officer Compensation	20

CORPORATE GOVERNANCE	21
The Board	21
Corporate Governance Guidelines	21
Board Leadership Structure	21
Separation of CEO and Board Chairman Positions	21
Independent Board Chairman Duties & Responsibilities	22
Director Independence	23
Limits on Director Service on other Public Company Boards	23
Director Attendance	23
Stockholder Engagement	24
Risk Oversight	24
Cybersecurity Risk	25
AI Risk Management	25
Compensation and Risk	26
Insider Trading Policies and Procedures	26
Non-Employee Director Equity Ownership Guidelines	26
Talent Management and Executive Succession Planning	26
Director Education	27
Code of Conduct	27
Retirement of Directors	27
Board Evaluations	27
Resignation of Employee Directors	28
Communicating with the Board	28
Committees of the Board	28
Audit Committee	29
Compensation Committee	30
Nominating/Corporate Governance Committee	30
Environmental, Social and Corporate Governance	31
Political Contributions and Lobbying	34

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.
Annual Meeting of Stockholders

Meeting Date: July 22, 2025
Meeting Time: 10:30 a.m. Eastern Time
Meeting Place: Online at www.virtualshareholdermeeting.com/DXC2025
Virtual Meeting Admission: Stockholders as of the record date will be able to participate in the annual meeting by visiting www.virtualshareholdermeeting.com/DXC2025. To participate in the meeting, you will need the 16-digit control number included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
The annual meeting will begin promptly at 10:30 a.m. Eastern Time. Online check-in will begin at 10:15 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.
Record date: June 2, 2025
Voting: Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Ways to Vote

By Internet: You may submit your proxy by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
By Telephone: You may call by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
By Mail: You may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided.
By Virtual Meeting: To attend the meeting please visit www.virtualshareholdermeeting.com/DXC2025.
Voting Matters and Vote Recommendation

Management Proposals		Vote Recommendation

Proposal No. 1:	Election of each of the 10 director nominees listed in this proxy statement	FOR each nominee
Proposal No. 2:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026	FOR
Proposal No. 3:	Approval, in a non-binding advisory vote, of our named executive officer compensation	FOR

1

Proxy Summary	Table of Contents

Proposal 1: Election of Directors
Our Director Nominees
The following table provides summary information about each director nominee. In an uncontested election, each director is elected annually by a majority of votes cast, meaning if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election.

Name	Age*	Director Since	Independent	Principal Occupation	Other Public Company Boards

David A. Barnes	69	2020	●	Former SVP and Chief Information and Global Business Services Officer of UPS	—
Raul J. Fernandez President and CEO	58	2020		President and Chief Executive Officer of DXC Technology	—
Anthony Gonzalez	40	2023	●	Former U.S. Congressman in the United States House of Representatives and current co-CEO of Cobalt Service Partners	—
David L. Herzog Chairman of the Board	65	2017	●	Former CFO and EVP of AIG	1**
Pinkie D. Mayfield	57	2023	●	Former Chief Communications Officer and Vice President of Corporate Affairs of Graham Holdings Company	—
Karl Racine	62	2023	●	Former Attorney General of the District of Columbia, current Partner at Hogan Lovells and former member of SHF Holdings board	—
Dawn Rogers	60	2021	●	Director of Human Capital at American Securities LLC and former EVP and Chief Human Resources Officer at Pfizer	—
Carrie Teffner	58	2022	●	Former Interim Executive Chair of the Board of the Ascena Retail Group and former CFO of Crocs and current member of Amer Sports board	1
Akihiko Washington	66	2021	●	Former EVP of Worldwide Human Resources for Warner Bros. Entertainment	—
Robert F. Woods	70	2017	●	Former SVP of Finance and CFO at SunGard Data Systems Inc.	—
*As of June 5, 2025
** Mr. Herzog has been nominated to stand for election at the 2025 annual meeting of stockholders of Aegon Ltd. (Aegon) to be held on June 12, 2025. Therefore, if elected, as of the conclusion of Aegon’s 2025 annual meeting of stockholders, Mr. Herzog will serve on the board of one public company other than DXC.

2	2025 Proxy Statement

Table of Contents	Proxy Summary

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026
We are asking stockholders to consider and to vote upon the ratification of the appointment of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2026. The members of the Audit Committee (the Audit Committee) of the board of directors of DXC (the Board) and the Board believe that the continued retention of Deloitte & Touche LLP to serve as DXC’s independent registered public accounting firm is in the best interests of DXC and its stockholders.

Proposal 3: Approval, in a non-binding advisory vote, of our named executive officer compensation
We are asking stockholders to approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement for the fiscal year ended March 31, 2025 (fiscal 2025). In evaluating this proposal, we recommend you review the information as disclosed under “Compensation Discussion and Analysis (CD&A)” in this Proxy Statement. As discussed in the CD&A, we are strongly committed to tying executive compensation to business performance and, throughout our evolution, our executive compensation program has been grounded in a pay for performance philosophy aimed at achieving strong alignment between the Company’s financial and strategic goals and our stockholders’ interests.

3

Proposals
Proposal 1: Election of Directors

There are 10 nominees for election to our Board of Directors. The directors elected will hold office until the 2026 Annual Meeting of Stockholders or until their successors have been elected and qualified. Each nominee has informed the Board that he or she is willing to serve as a director.
Vote Required
In uncontested elections, director nominees are elected if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.
In accordance with DXC’s Corporate Governance Guidelines (the Guidelines), if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee of our Board (the Nominating/Corporate Governance Committee).
Director Nomination Process
The Nominating/Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought for Board members in the context of our business and then-current membership on the Board. This assessment of Board skills, experience, and background involves considering numerous factors including independence, experience, professional and personal ethics and values, and other personal characteristics.
The Board seeks directors whose expertise achieves a balance across the following skills and attributes:
•Leadership and Management: Includes experience as a senior executive in a global or large public or private organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results.
•Public Company Governance: Experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices, and policies and processes to effectively manage and monitor these in support of the stockholders’ interests.
•Industry: Experience in the professional services industry with a good understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers.
•Audit and Financial Expertise: Experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.
•Enterprise Transformation and Culture Building: Experience in workforce transformation, restructuring and building a high-performance culture in a complex global or large environment as the landscape for technology services embraces marketplace-led disruption. Experience aligning HR policies and practices to attract, onboard, develop and retain top talent in support of DXC’s strategic talent plan.
•Capital Markets and Treasury: Experience globally in raising funds in the debt and equity markets, managing liquidity and managing the complex interplay of operational performance, rating agencies and stockholder relationships.
•Technology and Information Security: Experience in senior leadership roles at companies in the technology landscape and an understanding of DXC’s enabling technologies. Experience managing information security risks, including an understanding of the information security threat landscape.

4	2025 Proxy Statement

Table of Contents	Proposals
•Government/Regulatory and Public Policy: Broad regulatory or policy-making experience in business, government, technology, or public service. Experience in government positions or through extensive interactions with the government, policymakers and government agencies.
•Environmental, Social and Governance (ESG): Experience related to ESG matters.
In addition to the skills and expertise listed above, the Nominating/Corporate Governance Committee and the Board also believe that the following key attributes are important to an effective Board:
•integrity and demonstrated high ethical standards;
•sound judgment;
•analytical skills;
•the ability to engage management and each other in a constructive and collaborative fashion; and
•the commitment to devote significant time and energy to service on the Board and its committees.
In evaluating potential director nominees, the Nominating/Corporate Governance Committee considers the applicable qualifications. The committee then considers the contribution they would make to the quality of the Board’s decision making and effectiveness.
The Nominating/Corporate Governance Committee will also consider potential director candidates recommended by stockholders in the same manner as other candidates. The shareholder nomination process is described under Business for 2026 Annual Meeting at the end of this Proxy Statement. This committee may retain from time-to-time third-party search firms to identify qualified director candidates and to assist the Nominating/Corporate Governance Committee in evaluating candidates identified by others.
2025 Director Nominees
Each of the nominees has a strong reputation and experience in areas relevant to the strategy and operations of DXC’s businesses. Each of the nominees holds or has held senior executive positions in global or large, complex organizations or has relevant operating experience. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, thought leadership, executive management and leadership refreshment. Many of our directors also have experience serving on boards of directors and board committees of other public companies.

5

Proposals	Table of Contents
Board Skills Matrix
The following chart provides summary information about each of our director nominees’ skills and attributes. More detailed information is provided in each director nominee’s biography.

Top Skills	Leadership and Management	Public Company Governance	Industry	Audit and Financial Expertise	Enterprise Transformation and Culture Building	Capital Markets and Treasury	Technology and Information Security	Government/Regulatory and Public Policy	ESG

David A. Barnes	●	●	●	●			●
Raul J. Fernandez	●	●	●	●	●	●	●
Anthony Gonzalez	●			●		●		●	●
David L. Herzog	●	●	●	●	●	●
Pinkie D. Mayfield	●	●		●	●	●			●
Karl Racine	●	●			●			●	●
Dawn Rogers	●	●			●				●
Carrie W. Teffner	●	●	●	●	●	●	●
Akihiko Washington	●	●	●		●				●
Robert F. Woods	●	●	●	●		●
Board Composition and Refreshment
The Board believes that maintaining a range of backgrounds, skills, expertise and other personal characteristics promotes inclusiveness, enhances the Board’s deliberations and enables the Board to better represent all of DXC’s constituents, including its varied customer base and workforce, and support business decisions that are aligned with long-term value. Accordingly, while we do not have a formal Board diversity policy, the Board is committed to regular renewal and refreshment and seeking out highly qualified candidates from a variety of backgrounds as part of each Board candidate search undertaken.
The Nominating/Corporate Governance Committee, which oversees succession planning for the Board and makes recommendations regarding key leadership roles on the Board and its committees, regularly reviews the composition of our Board and assesses the skills and characteristics of our directors with a view towards enhancing the composition of our Board to support the Company’s evolving strategy. Likewise, on an annual basis, committee assignments are reviewed to discuss whether rotation of committee members and committee chairs is appropriate to introduce fresh perspectives and to broaden the views and experiences represented on the Board’s committees.

6	2025 Proxy Statement

Table of Contents	Proposals
Our Board believes that these considerations and goals, together with the Board’s Annual Evaluation and the Board Retirement Policy based on an age limit of 72, are important factors in the Board’s refreshment efforts. Over the past five years, the Board has undergone significant refreshment, striking a balance between long-serving members with deep knowledge of our business and newer members who bring fresh skills, experience, and valuable perspectives. The average tenure of the directors currently serving on our Board is 4.3 years.
The Company reports demographic information on an aggregate basis only. All diversity data is based on voluntary self-identification by directors.

7

Proposals	Table of Contents
2025 Director Nominees Biographies
The biographies of each of the nominees below contains information as of the date of this proxy statement regarding the person’s service as a director, director positions held currently or at any time during the last five years, and skills, experience and qualifications that led to the conclusion that such person should serve as one of our directors.

DAVID A. BARNES Age: 69 Director Since: 2020	DXC Committees: •Audit •Nominating/Corporate Governance (chair)	Other Public Company Boards: Former (Past Five Years): •Hertz Global Holdings, Inc.

Mr. Barnes has served as a member of our Board since August 13, 2020. He is the former Senior Vice President, Chief Information and Global Business Services Officer of United Parcel Service, Inc. (UPS), a role he served from 2011 to 2016. From 2005 to 2011, Mr. Barnes served as Senior Vice President and Chief Information Officer for UPS. UPS is one of the world’s largest global package delivery companies, a provider of global supply chain management and advanced logistic & health care solutions, and an operator of one of the world’s largest airlines. In his role as Chief Information Officer of UPS and a member of the UPS Management Committee, Mr. Barnes was responsible for all aspects of UPS technology utilized in over 220 countries and territories. He also chaired the UPS Information Technology Governance Committee responsible for global technology strategy, architecture, mobility, hardware design, and research and development. In addition, he was responsible for information security, served as Co-Chair of the Enterprise Risk Committee, and was a member of the UPS Corporate Strategy and the Finance Committees. Prior to serving as a member of the UPS Management Committee, he held a number of key leadership positions throughout his 39-year career at UPS in areas including technology development, operations, UPS airline, international custom house brokerage, mergers and acquisitions, and finance.
Mr. Barnes has also served as Senior Advisor for Bridge Growth Partners LLC (Bridge Growth), a private equity fund, since 2016 and in this capacity serves as a member of the board of directors for several privately held companies in Bridge Growth’s technology investment portfolio. Mr. Barnes also served as a director of Hertz Global Holdings, Inc. from May 2016 to August 2021; Ingram Micro Inc., a global technology and supply chain service provider, from June 2014 to December 2016, where he was a member of the Audit Committee and chair of the Technology Committee; Solace Corporation, a software company, from June 2016 to December 2023, where he served on the Audit Committee; and Syniti, a software and services company, from 2017 to December 2024, where he served on the Audit and Technology Committees.
Qualifications: Mr. Barnes brings to the DXC Board of Directors robust experience managing information security risks, including an understanding of the information security threat landscape and of DXC’s enabling technologies. He also has strong leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Mr. Barnes has extensive experience with corporate and board governance, including oversight of compliance, risk and regulatory requirements. He also brings to the Board broad experience in the professional services industry, with an understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers, as well as robust experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

8	2025 Proxy Statement

Table of Contents	Proposals

RAUL J. FERNANDEZ Age: 58 Director Since: 2020	Other Public Company Boards: Former (Past Five Years): •Broadcom, Inc. •GameStop Corp. •Capitol Investment Corp. V

Mr. Fernandez has served as DXC’s President and CEO since February 1, 2024 after serving since December 2023 as DXC’s Interim President and CEO. He has served as a member of our Board of Directors since August 2020.
Mr. Fernandez is Vice Chairman and co-owner of Monumental Sports & Entertainment, a private partnership which owns some of Washington, D.C.’s major sports franchises. Mr. Fernandez brings more than three decades of executive experience scaling innovative and rapidly growing technology companies. He was the founder of Proxicom (NASDAQ: PXCM) , which under his leadership evolved into a prominent early global provider of e-commerce solutions for Fortune 500 companies. Mr. Fernandez guided the growth of Proxicom from its launch in 1991 to public listing in 1999. Proxicom was acquired by Dimension Data (LSE: DDT). From 2000 to 2002, he served as Chief Executive Officer for Dimension Data North America, an information systems integration company, and as a director of its parent company, Dimension Data Holdings Plc, in 2001. He also served as Chairman and CEO for ObjectVideo, a leading developer of intelligent video surveillance software, which was sold to Alarm.com (NASDAQ: ALRM) in 2017. Mr. Fernandez was also a member of President George W. Bush’s Council of Advisors on Science and Technology.
Mr. Fernandez has also served on the board of directors of several public companies, including Broadcom, Inc. from January 2020 to April 2024, GameStop Corp. from April 2019 to June 2021, and Kate Spade & Co. from 2000 until its acquisition by Coach, Inc. in July 2017.
Qualifications: Mr. Fernandez is an entrepreneur, investor, executive, and board member who brings to the DXC Board of Directors extensive leadership and management experience, including practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation and driving results. Mr. Fernandez has extensive experience in the technology landscape, with deep understanding of DXC’s strategy, offerings, enabling technologies, digital transformation, innovation, customers, marketplace dynamics and success drivers. Mr. Fernandez also brings to the Board experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, and policies and processes.

9

Proposals	Table of Contents

ANTHONY GONZALEZ Age: 40 Director Since: 2023	DXC Committees: •Compensation

Mr. Gonzalez has served as a member of our Board since January 5, 2023. He currently is co-Chief Executive Officer of Cobalt Service Partners since November 2023. He previously served as Executive in Residence for Alpine Investors, a private equity firm, from March 2023 until November 2023. Mr. Gonzalez is a former U.S. Congressman for Ohio’s 16th Congressional District in the United States House of Representatives, where he served from 2019 until January 2023. Mr. Gonzalez served on the House Financial Services Committee and the Committee on Science, Space, and Technology. Additionally, he served on the House China Task Force and the Select Committee on the Climate Crisis. His legislative areas of focus included capital markets, financial technology, and climate change while he also proudly served as the Vice Ranking Member of the Diversity and Inclusion Subcommittee on Financial Services.
A graduate of The Ohio State University and Stanford University’s Graduate School of Business, Mr. Gonzalez played five seasons in the National Football League where he was a first-round draft pick of the Indianapolis Colts. Upon retiring from the NFL in 2012 and earning his Masters in Business Administration in 2014, Mr. Gonzalez served as the Director of Business Development and Corporate Development for Beneco, Inc. from June 2014 until June 2015, where he was a Board Observer and helped stabilize the business through a change of ownership and multiple CEO transitions. In July 2015, he joined InformedK12 (formerly Chalk Schools) where he served as Chief Operating Officer and led all commercial and business functions for the company until June 2017, helping to triple the size of the business.
Qualifications: Mr. Gonzalez brings to the DXC Board of Directors extensive regulatory and policy-making experience in business, government, technology, and public service as well as on ESG matters, including climate-related matters, from his service in the United States House of Representatives. He has experience in workforce transformation, restructuring and building a high-performance culture in a complex large environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent in support of the Company’s strategic talent plan. Mr. Gonzalez also brings to the Board broad leadership and management experience with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation and driving results, as well as experience in the professional services industry, with a good understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers.

10	2025 Proxy Statement

Table of Contents	Proposals

DAVID L. HERZOG Age: 65 Director Since: 2017	DXC Committees: •Audit •Compensation •Nominating/Corporate Governance	Other Public Company Boards: Current: •Aegon (Bermuda)* Former (Past Five Years): •Metlife, Inc. •Ambac Financial Group, Inc •PCCW Limited (Hong Kong)

Mr. Herzog has served as a member of our Board since April 1, 2017, and as independent Chairman of the Board since December 19, 2023. Prior to this, he served as our Lead Independent Director since July 26, 2022. Mr. Herzog served as the Chief Financial Officer and Executive Vice President of American International Group (AIG) from 2008 to 2016. Mr. Herzog served as Senior Vice President and Comptroller of AIG from June 2005 to October 2008, Chief Financial Officer for worldwide life insurance operations from April 2004 to June 2005 and Vice President, Life Insurance from 2003 to 2004. In addition, Mr. Herzog has served in other senior officer positions for AIG and its subsidiaries, including as the Chief Financial Officer and Chief Operating Officer of American General Life following its acquisition by AIG. Previously, Mr. Herzog served in various executive positions at GenAmerica Corporation and Family Guardian Life, a Citicorp company, and at a large accounting firm that is now part of PricewaterhouseCoopers LLP. In addition, Mr. Herzog holds the designations of Certified Public Accountant and Fellow, Life Management Institute. He previously served as a member of the board of directors and chair of the Audit Committee of MetLife Inc. from October 2016 to May 2025, Ambac Financial Group, Inc. from March 2016 to June 2023, and PCCW Limited (Hong Kong) from November 2017 to July 2022.
*Mr. Herzog has been nominated to stand for election at the 2025 annual meeting of stockholders of Aegon to be held on June 12, 2025. Therefore, if elected, as of the conclusion of Aegon’s 2025 annual meeting of stockholders, Mr. Herzog will serve on the board of one public company other than DXC.
Qualifications: Mr. Herzog has extensive experience and understanding of accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions. Mr. Herzog brings more than three decades of life insurance and financial service expertise to DXC, and his financial and international business experience in the oversight of AIG and its subsidiaries uniquely positions him to enhance stockholder value by leveraging his financial and risk management expertise and deep understanding of the insurance business. Mr. Herzog also has broad capital markets and treasury experience as well as enterprise transformation and culture-building experience. In addition, the Board believes that his extensive leadership and management experience qualifies Mr. Herzog to serve as Chairman of the Board.

11

Proposals	Table of Contents

PINKIE D. MAYFIELD Age: 57 Director Since: 2023	DXC Committees: •Nominating/Corporate Governance	Other Public Company Boards: Former (Past Five Years): •Ready Capital Corporation •Broadmark Realty Capital Inc. (acquired by Ready Capital in 2023)

Ms. Mayfield has served as a member of our Board since July 2023. Ms. Mayfield is the former Chief Communications Officer and Vice President of Corporate Affairs of Graham Holdings Company (formerly The Washington Post Company), a diversified conglomerate whose principal operations include education and media. She served in that role from February 2015 until December 2024 and was responsible for corporate affairs, public relations, communications and strategic initiatives. She joined Graham Holdings in 1998, where she held several executive leadership positions. Prior to joining Graham Holdings, Ms. Mayfield was a Vice President and Trust Officer at NationsBank (now Bank of America) in the Investment Services Division. A director of Founders Bank, a Washington D.C.-based community bank, she has chaired the audit committee since joining the board in 2020. Ms. Mayfield also currently serves as the treasurer of the board of directors of the District of Columbia College Access Program. Ms. Mayfield graduated magna cum laude with a B.A. in business administration from Trinity Washington University and earned an M.B.A. from the University of Maryland University College. She previously served as a member of the board of directors of Ready Capital Corporation from June 2023 to July 2024.
Qualifications: Ms. Mayfield is a seasoned finance and banking executive with experience in multiple sectors who brings to the Board extensive leadership and management experience, including in public relations, corporate affairs, communications, and investor relations. She contributes varied perspectives to the Board as well as experience with corporate and board governance, including assessing enterprise risk, regulatory requirements, executive compensation practices and policies and processes to effectively manage and monitor these areas, in support of the stockholders’ interests. Ms. Mayfield also has experience and understanding of accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

12	2025 Proxy Statement

Table of Contents	Proposals

KARL RACINE Age: 62 Director Since: 2023	DXC Committees: •Nominating/Corporate Governance	Other Public Company Boards: Former (Past Five Years): •SHF Holdings, Inc.

Mr. Racine has served as a member of our Board since January 5, 2023. Mr. Racine is the former Attorney General of the District of Columbia. He was sworn in as the District of Columbia’s first elected Attorney General in 2015 and was reelected to a second term in 2018, where he served until January 2, 2023. As Attorney General, Mr. Racine was front-and-center on emerging issues that intersect with artificial intelligence, big data, privacy and competition law. He has been a national leader in holding big tech companies accountable and fighting for the privacy rights of consumers. Lawsuits he pioneered as Attorney General have been credited with bringing issues–such as geolocation tracking and inadequate data protection–into the national spotlight and are being replicated by bipartisan attorneys general across the country. Outside of litigation, Mr. Racine has been a vocal advocate calling on tech companies to be responsible content moderators. After the January 6th insurrection, Mr. Racine's advocacy prompted Facebook to take down targeted ads of military tactical gear and weapons accessories until after the inauguration.
Mr. Racine has been a partner at Hogan Lovells LLP since January 2023. He was also a member of the board of directors and chair of the nomination and governance committee of SHF Holdings, Inc., a financial services technology firm that serves the regulated cannabis industry, from January 2023 to May 2025. In 2021, Mr. Racine served as President of the bipartisan National Association of Attorneys General (NAAG). In 2022, NAAG awarded him the highest honor bestowed to a sitting Attorney General—the Kelley-Wyman Memorial Award. Mr. Racine draws on over 30 years of legal and leadership experience. Over the course of his career, he has worked at the D.C. Public Defender Service, where he represented District residents who could not afford a lawyer, served as Associate White House Counsel to President Bill Clinton, and worked on criminal cases and complex civil litigation at private firms. While in private practice, he was elected managing partner of his firm, Venable LLP, and became the first African-American managing partner of a top-100 American law firm.
Qualifications: Mr. Racine is a seasoned lawyer and politician who brings to the DXC Board of Directors extensive legal and leadership experience. He contributes varied perspectives to the Board as well as broad regulatory and policy-making experience in government, public service and ESG matters. The Board believes Mr. Racine’s legal background can assist in fulfilling the Board’s oversight responsibilities as to ESG matters and legal and regulatory compliance and regulatory authority engagement.

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DAWN ROGERS Age: 60 Director Since: 2021	DXC Committees: •Compensation

Ms. Rogers has served as a member of our Board since March 4, 2021. She is a global human resources executive with more than 35 years of experience in companies large and small, with deep expertise in the United States, Europe and emerging markets. She has built innovative HR organizations and high-impact teams focused on business outcomes and employee experience and engagement. Ms. Rogers has successfully led executive transitions, culture transformations, and large-scale M&A and business change programs. Ms. Rogers is currently Director of Human Capital at American Securities LLC, where she provides leadership and support to the firm’s portfolio of companies in all areas of human capital management. Prior to joining American Securities, she was the Executive Vice President and Chief Human Resources Officer at Pfizer Inc. Ms. Rogers’ career with Pfizer spanned more than 20 years across their global businesses, working as a key member of the executive team supporting growth and innovation. Prior to Pfizer, she was Senior Director of Human Resources at Kos Pharmaceuticals, where she established the human resources function and built their commercial organization in preparation for their first product launch and IPO. Ms. Rogers also held human resources positions at Earth Tech and The Ares Serono Group/Serono Diagnostics.
Qualifications: Ms. Rogers brings to the DXC Board of Directors extensive experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment as well as aligning HR policies and practices to attract, onboard, develop and retain top talent in support of the Company’s strategic talent plan. Ms. Rogers has robust leadership and management experience, including experience in a global organization, with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. She also has strong experience with ESG matters and with corporate governance, including oversight of human capital management and executive compensation practices.

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CARRIE W. TEFFNER Age: 58 Director Since: 2022	DXC Committees: •Audit	Other Public Company Boards: Current: •Amer Sports, Inc. (Cayman Islands) Former (Past Five Years): •Rite Aid Corp. •Avaya Holdings •GameStop Corp. •Ascena Retail Group

Ms. Teffner has served as a member of our Board since April 20, 2022. Ms. Teffner is a strategic, financial, and operational executive with over 30 years of experience assisting consumer product and retail companies to grow their businesses worldwide. Ms. Teffner’s career has been marked by leading successful large-scale transformational initiatives thanks to her ability to engage, inspire and lead organizations through significant change. She serves on the boards of directors of BFA Industries since February 2021, of International Data Group (IDG) since December 2021, of Amer Sports (Cayman Islands) since February 2024 and of Reef Lifestyle since July 2024. Prior to that, Ms. Teffner served on the Ascena Retail Group board of directors, first as a member of the board from October 2018 to May 2019 and then as interim executive chair from May 2019 to March 2021. She also served on the board of directors of GameStop from September 2018 to June 2021, on the board of directors of Avaya Holdings from February 2023 to May 2023 and on the board of directors of Rite Aid Corporation from October 2023 to September 2024. Before her most recent board roles, Ms. Teffner was at Crocs for four years, where she served as EVP of Finance and Strategic Projects from August 2018 to April 2019, as EVP and Chief Financial Officer from December 2015 to August 2018, and as a member of the board of directors from June 2015 to December 2015. Prior to Crocs, she was the EVP and Chief Financial Officer of PetSmart, a Fortune 300 company, from June 2013 to June 2015. Prior to that, Ms. Teffner was the EVP and Chief Financial Officer of Weber Stephen Products from October 2011 to May 2013 and the Chief Financial Officer of Timberland from September 2009 to September 2011. Ms. Teffner spent the first 21 years of her career with Sara Lee Corporation, a Fortune 100 company, where she held various domestic and international roles, including division and segment Chief Financial Officer roles and Corporate Treasurer.
Qualifications: Ms. Teffner brings to the DXC Board of Directors extensive leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. She has a robust understanding of accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions. Ms. Teffner also brings to the Board extensive experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, as well as broad capital markets and treasury experience. She also has experience managing information security risks, including an understanding of the information security threat landscape.

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AKIHIKO WASHINGTON Age: 66 Director Since: 2021	DXC Committees: •Compensation (chair)

Mr. Washington has served as a member of our Board since March 4, 2021. He retired from Warner Bros. Entertainment as Executive Vice President of Worldwide Human Resources, where he served in that role from 2009 until December 2020 and was responsible for managing the company’s global HR department, including organizational planning and development, recruitment, compensation and benefits, employee training and development, employee relations, employee communications, inclusion and belonging, shared services and work-life initiatives. He joined Warner Bros. in 2000 as Senior Vice President of Worldwide Human Resources. Mr. Washington is a proven leader in shaping cultures and human resources initiatives globally. His professional experience spans serving as Vice President of Human Resources at Time Warner and 15 years as Vice President of Human Resources at HBO.
Qualifications: Mr. Washington brings to the DXC Board of Directors extensive experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, as well as in aligning HR policies and practices to attract, onboard, develop and retain top talent in support of the Company’s strategic talent plan. Mr. Washington has robust leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. He also has strong experience in the professional services industry, with a good understanding of DXC’s strategy, as well as experience with ESG matters and with corporate governance, including oversight of human capital management and executive compensation practices.

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ROBERT F. WOODS Age: 70 Director Since: 2017	DXC Committees: •Audit (chair)

Mr. Woods has served as a member of our Board since April 1, 2017. Mr. Woods served as Senior Vice President of Finance and Chief Financial Officer of SunGard Data Systems, Inc. from 2010 to 2012. Prior to that, from 2004 to 2009, Mr. Woods served as Senior Vice President and Chief Financial Officer of IKON Office Solutions, Inc., a document management systems and services public company. Mr. Woods also served as Vice President and Controller of IBM Corporation from 2002 to 2004 and Vice President and Treasurer of IBM Corporation from 2000 to 2002. He served on the board of directors and the Audit Committee of Computer Sciences Corporation from 2015 to 2017. Mr. Woods also served as a director of Insight Enterprises, Inc., from 2009 to 2011 and as a member of its Audit and Compensation Committees.
Qualifications: As the former Chief Financial Officer of two publicly traded companies and having served as an audit committee member of two other publicly traded companies, Mr. Woods brings to the DXC Board of Directors extensive financial experience globally including raising funds in the debt and equity markets, managing liquidity, and managing the complex interplay of operational performance, rating agencies and stockholder relationships. He has strong leadership and management experience, including experience in a global organization, with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Mr. Woods also brings to the Board public company governance experience and robust experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

The Board of Directors recommends a vote FOR the election of each of these 10 nominees for director.

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Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026

The Audit Committee has appointed Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2026, and the Board asks stockholders to ratify that appointment. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and oversee DXC’s independent registered public accounting firm, the Board considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Deloitte & Touche LLP for ratification by stockholders as a matter of good corporate practice. The Board considers the appointment of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2026 to be in the best interests of DXC and its stockholders. A representative from Deloitte & Touche LLP will attend the meeting and will have the opportunity to make a statement if they desire and respond to appropriate questions regarding the audit of DXC’s financial statements.
If stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider whether it is appropriate to appoint a different independent registered public accounting firm.
Vote Required
The affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting is required to approve the ratification of the appointment of Deloitte & Touche LLP as DXC’s independent auditor for the current fiscal year. Abstentions will have no effect on the vote for this proposal. We do not expect any broker non-votes on this proposal since this is a routine matter.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026.

Fees
The following table summarizes the aggregate fees billed by DXC’s principal accounting firm, Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu Limited, and their respective affiliates, which include Deloitte Tax LLP and Deloitte Consulting LLP, for services provided to DXC during fiscal years 2025 and 2024.

(in millions)	Fiscal 2025 ($)	Fiscal 2024 ($)

Audit Fees(1)	19.10	19.00
Audit-Related Fees(2)	10.90	10.20
Tax Fees(3)	1.40	1.10
All Other Fees(4)	0.10	0.10
Total Fees	31.50	30.40
1.Includes fees associated with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements, and the audit of our internal control over financial reporting. This would also include services that an independent auditor would customarily provide in connection with subsidiary audits, non-US statutory requirements, regulatory filings, and similar engagements for the fiscal year.
2.Consists primarily of fees for third-party assurance audits and readiness assessments for new third-party assurance reports for outsourced services, employee benefit plan audits, and carve-out audits and accounting consultations related to historical transactions.
3.Consists of fees for tax compliance, tax planning, and tax advice related to mergers and acquisitions.
4.Consists primarily of fees for access to technical accounting guidance and other permissible advisory services.

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All fees described above were pre-approved by the Audit Committee in accordance with the pre-approval policy set forth below.
Pre-Approval Policy
Pursuant to its charter, and in accordance with Section 10A of the Securities Exchange Act of 1934, as amended (the Exchange Act), the Audit Committee pre-approves all audit, audit-related, tax and other services to be provided by the independent auditor. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve services to be provided by the independent auditor. Such pre-approval decisions of any Audit Committee member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

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Proposal 3: Non-Binding Advisory Vote to Approve Our Named Executive Officer Compensation

In accordance with Section 14(a) of the Exchange Act, we are providing our stockholders the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. We encourage the stockholders to read the CD&A appearing elsewhere in this Proxy Statement, as well as the 2025 Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation policies and practices and the compensation paid to our named executive officers in fiscal 2025, as well as compensation design considerations for fiscal year 2026.
We are therefore asking our stockholders to approve the following advisory resolution at the 2025 Annual Meeting:
RESOLVED, that the stockholders of DXC Technology Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the DXC Technology Company 2025 definitive Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives.
The vote on the compensation of our named executive officers as disclosed in this Proxy Statement is advisory, and therefore not binding on DXC, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have determined that our stockholders should cast an advisory vote to approve the compensation of our named executive officers on an annual basis. Unless this determination changes, the next advisory vote to approve the compensation of our named executive officers will be at the 2026 Annual Meeting of Stockholders.
Vote Required
The affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting is required to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.

The Board of Directors recommends a vote FOR the advisory resolution to approve our named executive officer compensation.

20	2025 Proxy Statement

Corporate Governance
The Board

DXC is committed to maintaining the highest standards of corporate governance. The Board’s responsibilities include, but are not limited to:
•overseeing the management of our business and the assessment of our business risks;
•overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics;
•reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions; and
•overseeing our talent management and succession planning.
The Board discharges its responsibilities through regularly scheduled in-person as well as telephonic meetings, action by written consent and other communications with management, as appropriate. DXC expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of DXC’s stockholders at which they are standing for election or re-election as directors.
In this section, we describe some of our key governance policies and practices.
Corporate Governance Guidelines
The Board adheres to governance principles designed to ensure excellence in the execution of its duties and regularly reviews the Company’s governance policies and practices. These principles are outlined in DXC’s Guidelines, which, in conjunction with our Articles of Incorporation (Articles of Incorporation), Amended and Restated Bylaws (Bylaws), Code of Conduct (Code of Conduct), Board committee charters and related policies, form the framework for the effective governance of DXC.
The full text of the Guidelines, the charters for each of the Board committees and the Code of Conduct are available on DXC’s website, www.dxc.com, under About Us/Investor Relations/Governance/Governance Documents. These materials are also available in print to any person, without charge, upon request, by emailing investor.relations@dxc.com or writing to Investor Relations, DXC Technology Company, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147. Information on our website is not, and shall not be, deemed to be a part of this Proxy Statement or incorporated into any other filings DXC makes with the SEC.
Board Leadership Structure
Currently, our Board leadership structure consists of an independent Chairman of the Board, a Chief Executive Officer (CEO) and independent committee chairs.
On February 1, 2024, the Board appointed Raul J. Fernandez as President and Chief Executive Officer of the Company, effective February 1, 2024. Mr. Fernandez, a member of the Board of Directors of DXC since August 2020, previously served as DXC’s Interim President and Chief Executive Officer since December 18, 2023.
On December 19, 2023, David Herzog, a member of the Board of Directors of DXC and the Lead Independent Director, was appointed to serve as independent Chairman of the Board.
Separation of CEO and Board Chairman Positions
Our Board leadership structure consists of an independent Chairman of the Board, a Chief Executive Officer and independent chairs for our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.

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The Board of Directors has determined that our current leadership structure, which separates the Chairman and Chief Executive Officer roles, provides the most effective leadership structure for the Company at this time and is appropriate considering the evolution of DXC’s business strategy and operating environment. In particular, the Board of Directors believes that this structure clarifies the individual roles and responsibilities of Chief Executive Officer and Chairman and enhances accountability. The Board also believes that the separation of roles allows our Chairman to focus on setting Board and committee agendas and ensuring the proper flow of information to the Board by maintaining close contact with the Chief Executive Officer and other members of senior management, while our Chief Executive Officer focuses on execution of our strategy and management of the Company’s day-to-day operations. The Board regularly reviews its leadership structure to determine the most beneficial arrangement based on the Company’s unique individual circumstances.
Independent Board Chairman Duties & Responsibilities
In accordance with the Guidelines, as Chairman of the Board, Mr. Herzog has the following duties and responsibilities:
•Presiding at annual and special meetings of the stockholders.
•Presiding at Board of Director meetings, including executive sessions of independent directors.
•Organizing and presenting the agenda for regular and special Board meetings in consultation with the Chief Executive Officer and other directors.
•Serving as a focal point for management to inform the Board, ensuring the proper flow of information to the Board by maintaining close contact with the Chief Executive Officer and other members of senior management.
•Lead Board reviews of the performance of the Chief Executive Officer and other key senior managers.
•Working with the Nominating/Corporate Governance Committee to develop guidelines for the conduct of directors and to advise in making recommendations to the Board regarding director candidates.
•Working with the Nominating/Corporate Governance Committee to determine standing and ad hoc committees, committee structure and charters, committee assignments and committee chairpersons.
•Serving as an ex-officio, non-voting member of each standing committee of the Board and attending committee meetings as deemed appropriate. However, the Board may appoint the non-executive Chair as a member of a standing committee of the Board, in which case the non-executive Chair shall have the same responsibilities as other committee members, as applicable.
•Assisting in representing the Company to external groups.
•Recommending outside advisors and consultants that report to the Board on board-wide issues.
The Board believes that one of the key elements of effective, independent oversight is that the independent directors meet in an executive session on a regular basis without the presence of management to discuss various matters related to the oversight of the Company, including the Board’s leadership structure and the President and Chief Executive Officer’s performance. Accordingly, our independent directors meet separately in an executive session at each regularly scheduled Board meeting and at such additional times as they may determine. Our independent directors held four executive sessions during fiscal 2025, all of which were led by Mr. Herzog.
DXC’s governance processes also include annual evaluations by the independent directors of the Chief Executive Officer’s performance, succession planning, annual Board and committee self-assessments, and the various governance processes contained in the Guidelines and the Board committee charters.

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Director Independence
Independent Directors. The Board assesses the independence of our directors and examines the nature and extent of any relations between the Company and our directors, their families and their affiliates. The Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange (NYSE) requirements for director independence, including affirmative determination by the Board of Directors that the director has no material relationship with DXC (either directly, or as a partner, stockholder or officer of an organization that has a relationship with DXC).
The Board has determined that, except for Raul J. Fernandez, the Company’s President and Chief Executive Officer, all of the Company’s director nominees, namely David A. Barnes, Anthony Gonzalez, David L. Herzog, Pinkie D. Mayfield, Karl Racine, Dawn Rogers, Carrie W. Teffner, Akihiko Washington and Robert F. Woods, are independent for purposes of DXC’s Guidelines. The Board also determined that, except for Raul J. Fernandez, all of the Company’s directors were independent during fiscal 2025.
Independent Director Meetings. The non-management directors regularly meet in an executive session after the conclusion of each regularly scheduled Board meeting, and meet at such additional times as they may determine.
Committee Independence Requirements. All members serving on the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must be independent pursuant to the Guidelines and be eligible to be a committee member under Section 303A of the NYSE Listed Company Manual. In addition, Audit Committee members must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to compensation committees and be a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act. The Company’s Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are comprised entirely of independent members.
Limits on Director Service on other Public Company Boards
We have a highly effective and engaged Board, and we believe that our directors’ outside directorships enable them to contribute valuable knowledge and experience to our Board. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for overboarding. Our Guidelines provide that directors should not serve as a director of another company if doing so would create actual or potential conflicts or interfere with their ability to devote sufficient time and effort to their duties as a director of DXC. Directors who have a full-time job should not serve on the boards of more than three other public companies and directors who do not have a full-time job should not serve on the boards of more than four other public companies.
Director Attendance
Pursuant to our Guidelines, directors are expected to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the Company’s stockholders at which they are standing for election or re-election as directors.
During the fiscal year ended March 31, 2025, the full DXC Board of Directors held seven meetings, the Audit Committee held eight meetings, the Compensation Committee held four meetings, and the Nominating/Corporate Governance Committee held four meetings. During the fiscal year ended March 31, 2025, no DXC director on the DXC Board attended fewer than 91% of the aggregate of (1) the total number of Board meetings that occurred while he or she was a member of the Board, and (2) the meetings held by each Board committee while he or she served as a member. Each of the DXC directors then serving attended the 2024 Annual Meeting of Stockholders, as consistent with our Guidelines.

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Stockholder Engagement
Governance is a continuing focus at DXC, starting with the Board and extending to all employees.
Management and the Board believe that stockholder engagement is an important component of our governance practices. DXC has an ongoing stockholder outreach program to build relationships with our stockholders and develop a dialogue about DXC’s corporate governance program. We value the input we receive from stockholders, engage on a variety of matters, including corporate governance, executive compensation, ESG issues and human capital management, and strive to be responsive to that feedback.
For details regarding our stockholder engagement efforts relating to our executive compensation program following the 2024 advisory vote to approve executive compensation, please refer to “2024 Say-on-Pay Vote and Stockholder Engagement” in the Compensation Discussion and Analysis.
Risk Oversight
We believe our Board leadership structure supports a risk-management process in which senior management is responsible for our day-to-day risk-management processes and the Board provides oversight of our risk management in an integrated manner. As part of its oversight responsibility, the Board oversees and maintains our governance and compliance processes and procedures to promote high standards of responsibility, ethics and integrity.
Board Role. The Board has overall responsibility for the oversight and assessment of risks that DXC faces throughout the year. The Board (either directly or through reports from Board committees’ chairs) receives periodic updates on various areas of risk. These updates may include risk monitoring and mitigation, key risk metrics, control environment effectiveness, emerging risk analysis and annual risk assessments.
Committee Role. In fulfilling its oversight role, the Board delegates certain risk management oversight responsibility to the Board’s committees. The committees meet regularly and report any significant issues and recommendations discussed during the committee meetings to the Board. Specifically, each committee fulfills the following oversight roles:
•The Audit Committee oversees the accounting, financial reporting processes and disclosure controls and procedures, and related internal control framework of DXC. The Audit Committee also reviews the audits of the Company’s financial statements and internal control over financial reporting. The Audit Committee also oversees the Company’s enterprise risk management (ERM) program as well as the ethics and compliance program. This oversight includes the review of relevant policies and charters associated with internal audit, risk management and ethics & compliance.
•The Compensation Committee oversees succession planning and leadership development as well as compensation plans and human capital management matters. The Compensation Committee retains an independent compensation consultant to assist with its oversight responsibilities and to ensure that the compensation and benefit programs are designed in a manner that aligns DXC’s executive compensation program with the interests of DXC and its stockholders.
•The Nominating/Corporate Governance Committee monitors the risks related to DXC’s governance structure and process. The Nominating/Corporate Governance Committee is responsible for overseeing the Board’s annual self-evaluation of its performance and overall Board effectiveness, and periodic review and recommendation to the Board of any proposed changes to DXC’s significant corporate governance documents. The Nominating/Corporate Governance Committee oversees the Company’s ESG and climate risks, the information security program, and our artificial intelligence (AI) governance and risk management processes.

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Management Role. DXC’s Chief Audit Executive (CAE) reports directly to our Audit Committee and meets quarterly with the Audit Committee to discuss DXC’s internal control environment and potential areas of risk. In addition to managing the Internal Audit function, our CAE is responsible for our ERM function and reports on ERM to the Audit Committee periodically. The ERM program assists DXC in achieving strategic and operational goals by appropriately managing risk. A comprehensive framework tailored to the organization's needs empowers the identification, assessment, and management of key risks across the enterprise. The program aims to enable informed decision-making that supports the organization in navigating uncertainty and building resilience while pursuing its objectives. An Enterprise Risk Committee (ERC), chaired by the CAE, assists leadership in assessing, managing, and monitoring risks, and aids the Board in its oversight responsibilities regarding the DXC ERM program. The ERC includes senior executives from Finance, Operations, Human Resources, Legal, Risk Management, and Information Technology/Security, with additional business leaders invited as needed.
We also have a Chief Ethics and Compliance Officer (CECO) who oversees DXC’s Integrity programs, which includes ethics and compliance, global data protection, third-party risk management, and AI risk management. The CECO works closely with our General Counsel but reports directly to our Audit Committee. The CECO provides written reports to the Audit Committee on a quarterly basis and meets with the Audit Committee biannually to report on key ethics and compliance risks facing the Company. The CECO also chairs DXC’s Integrity Committee, an executive-level committee comprising our Chief Financial Officer, General Counsel, Chief Administrative Officer, Chief People Officer, and other senior executives, which provides oversight and guidance for DXC’s Integrity programs. This committee meets as required throughout the year to address DXC Integrity matters.
We will continue to evaluate our risk management program and structure in fiscal 2026 to ensure alignment with the Company’s strategic and operational risks.
The risks referenced above do not represent an exhaustive list of all enterprise risks that we face or that are considered and addressed from time to time by the Board, its committees and management. For more information on risks that affect our business, please see our most recent Annual Report on Form 10-K and other filings we make with the SEC.
Cybersecurity Risk
Cybersecurity is considered a critical risk area at DXC and is integrated into the Company’s overall ERM program, which includes maintaining the ERM framework, evaluating risk appetite, and monitoring evolving risks and the effectiveness of mitigations. Our Board considers cybersecurity risk as part of its risk oversight function and has delegated to the Nominating/Corporate Governance Committee oversight of cybersecurity and other information security risks. The Nominating/Corporate Governance Committee oversees management’s efforts to identify, assess, mitigate, and remediate material information security risks. Similarly, the Audit Committee oversees our disclosure controls and procedures, which include cybersecurity reporting disclosure controls.
The Nominating/Corporate Governance Committee receives reports from the Global Chief Information Security Officer on the Company’s information security program at each regular quarterly Committee meeting. In addition, management updates the Nominating/Corporate Governance Committee, where it deems appropriate, regarding any cybersecurity incidents it considers to be significant. The Nominating/Corporate Governance Committee chair then provides an overview of the information security reports to the full Board at each regular quarterly Board meeting.
The Company maintains an information security risk insurance policy.
AI Risk Management
DXC manages the risk associated with the development and use of AI through our AI Risk & Compliance Program (the Program). The Program sits within DXC Integrity, reporting up through DXC Legal. As a part of DXC Integrity, the Program is governed by the Integrity Committee and is overseen by the Board Nominating/Corporate Governance Committee. The Program proactively identifies, assesses, and mitigates risks associated with AI to promote safe, ethical, and responsible use.

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While the Program sits within Integrity, AI risk management is a cross-functional effort. Delivery, IT, Security, Legal, and other functions play key roles serving as part of our Office of AI and AI Council. It is the partnership of the Program, the Office of AI, and the AI Council that form the foundation of DXC’s AI risk management approach.
The Office of AI community seeks to identify use cases for AI to foster innovation and enhance business processes, while promoting AI’s responsible and ethical use. The cross-functional team comprises personnel from Delivery, Sales, Legal, Security, Integrity, IT, and Marketing, amongst others.
The AI Council is responsible for reviewing and approving the legal, ethical, and technical usage of AI tools at DXC. The AI Council assesses applications for AI use cases both internally within DXC and for client projects. It aims to drive AI strategy while mitigating risk.
Compensation and Risk
Management reviewed DXC’s executive and non-executive compensation programs for fiscal 2025 and determined that its policies and compensation programs were not reasonably likely to have a material adverse effect on DXC. DXC also considered its robust executive stock ownership guidelines, executive compensation recovery policy and anti-hedging and anti-pledging policies as risk-mitigating features of its executive compensation program. See more below under Risk Assessment in the Compensation Discussion and Analysis.
Insider Trading Policies and Procedures
We have adopted an insider trading policy (Insider Trading Policy) that governs the purchase, sale, and other dispositions of DXC’s securities by directors, officers and employees, as well as their immediate family, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. The Insider Trading Policy addresses topics relating to restrictions or requirements on the purchase, sale and other acquisitions and dispositions (such as gifts) of DXC securities. In addition, directors and executives who are designated by the Board of Directors of DXC as “officers” pursuant to Section 16 of the Exchange Act are required to receive pre-clearance prior to engaging in transactions in DXC securities. The Insider Trading Policy also sets forth mandatory guidelines that apply to all executive officers, directors, and employees who adopt Rule 10b5-1 plans for trading in DXC securities, which are intended to ensure compliance with Rule 10b5-1. The Insider Trading Policy also prohibits employees, officers and directors from engaging in any speculative or hedging transactions in our securities such as puts, calls, collars, swaps, forward sale contracts, exchange funds, and similar arrangements or instruments designed to hedge or offset decreases in the market value of DXC securities. No employee, officer or director may engage in short sales of DXC securities, hold DXC securities in a margin account, purchase shares of DXC stock on margin or pledge DXC securities as collateral for a loan.
Non-Employee Director Equity Ownership Guidelines
Under stock ownership guidelines adopted by the Board, Board members, other than the CEO, have an equity ownership requirement of five times their annual retainer to be achieved over a five-year period. Restricted stock units, as well as directly held shares, are taken into account for purposes of determining whether requirements have been met. Stock ownership guidelines for the executive officers, including the CEO, are described under Stock Ownership Guidelines in the Compensation Discussion and Analysis.
Talent Management and Executive Succession Planning
Our Compensation Committee and Board are responsible for reviewing succession plans. The Compensation Committee oversees succession planning and leadership development for DXC’s senior management. The Compensation Committee has responsibility to review and make recommendations with respect to (1) the Board’s succession plan for the CEO, and (2) the company’s succession plans for other members of senior management who is an executive officer of the Company for purposes of Section 16 of the Exchange Act.

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Director Education
The Board recognizes the importance of its members keeping current on DXC and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board, and annual Code of Conduct and Information Security training. Also, the Board encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations and externally-offered programs.
Code of Conduct
DXC is committed to high standards of ethical conduct and professionalism, and our Code of Conduct confirms our commitment to ethical behavior in the conduct of all DXC activities and reflects our values. The Code of Conduct applies to all directors, all officers (including our chief executive officer (CEO), chief financial officer (CFO) and controller and principal accounting officer (PAO)) and employees of DXC, and it sets forth our policies and expectations on a number of topics including avoiding conflicts of interest, confidentiality, insider trading, protection of DXC and customer property and providing a proper and professional work environment. We maintain a worldwide toll-free and Internet-based helpline – the DXC SpeakUp – which employees can use to communicate any ethics-related concerns, and we provide training on ethics and compliance topics for all employees. The DXC SpeakUp is administered by a third-party provider. The ethics and compliance function resides in the Ethics and Compliance Office and is managed by DXC’s Chief Ethics and Compliance Officer.
The full text of the Code of Conduct is available on DXC’s website, www.dxc.com, under About Us/Investor Relations/Governance/Ethics & Compliance. For the year ended March 31, 2025, there were no waivers of any provisions of DXC’s Code of Conduct for our CEO, CFO or PAO. In the event DXC amends the Code of Conduct or waives any provision of the Code of Conduct applicable to our directors or executive officers, including our CEO, CFO and PAO, we intend to disclose these actions on our website.
Retirement of Directors
Under our Bylaws and Guidelines, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of DXC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting.
Board Evaluations
We are committed to providing transparency about our Board and committee evaluation process. Our Board utilizes a multi-part process for its ongoing self-evaluation to ensure that the Board is operating effectively and that its processes reflect best practices.
•Annual self-evaluations: The Nominating/Corporate Governance Committee oversees the annual evaluation of the Board and each committee. Each director completes a comprehensive questionnaire evaluating the performance of the Board as a whole and of the committees on which the director serves. The directors’ responses are aggregated and anonymized to encourage the directors to respond candidly and to maintain the confidentiality of their responses. The Chairman, together with the chair of the Nominating/Corporate Governance Committee, summarizes the directors’ responses about the performance of the Board as a whole and the committees and shares his findings with the Board. The annual evaluation process provides the Board with valuable insight regarding areas where the Board believes it functions effectively and, more importantly, areas where the Board believes it can improve.
•External evaluator: From time to time, our Board evaluation process may include an external evaluator.
•Individual director assessments: From time to time, the Board conducts individual assessments on a rotating basis, whereby up to four directors are evaluated for purposes of providing individual developmental feedback.

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In addition, the Nominating/Corporate Governance Committee periodically assesses the collective skills and experiences of our Board, comparing them to the Company’s long-term strategy.
Resignation of Employee Directors
Under the Guidelines, the CEO must offer to resign from the Board when he or she ceases to be a DXC employee.
Communicating with the Board
Stockholders and other interested parties may communicate with the Board, individual directors, the non-management directors as a group, or with the independent Chairman of the Board, by writing in care of the General Counsel and Board Secretary, DXC Technology Company, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147. The Board Secretary reviews all submissions and forwards to members of the Board all appropriate communications that in his judgment are not offensive or otherwise objectionable and do not constitute commercial solicitations.
Committees of the Board

As of the date of this Proxy Statement, the Board has 10 directors and three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee.
Each director serving on the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must be and is independent under the rules and regulations of the NYSE.
In addition:
•Each Audit Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and must be financially literate or must become financially literate within a reasonable period of time after the director’s appointment to the Audit Committee. No member of the Audit Committee may simultaneously serve on the audit committees of more than three public companies unless the Board determines that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee.
•Messrs. Barnes, Herzog and Woods and Ms. Teffner each qualifies as an “audit committee financial expert” for purposes of the rules of the SEC. Each member of the Audit Committee is financially literate.
•Each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and SEC relating to compensation committees, and be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.
•The Board has determined that each committee member satisfies all applicable requirements for membership on that committee.

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Committee Memberships

Audit Committee	Robert F. Woods, Chair
David Barnes
David Herzog
Carrie Teffner

Compensation Committee	Akihiko Washington, Chair
Anthony Gonzalez
David Herzog
Dawn Rogers

Nominating/Corporate Governance Committee	David Barnes, Chair
David Herzog
Pinkie Mayfield
Karl Racine

The number of committee meetings during the last fiscal year and the function of each of the standing committees are described below.

AUDIT COMMITTEE

Members: Robert F. Woods, Chair David Barnes David Herzog Carrie Teffner Number of Fiscal 2025 Meetings: 8
Primary Responsibilities:
•Oversee DXC’s accounting and financial reporting processes and disclosure controls and procedures, and related internal control framework and audits of our financial statements and internal control over financial reporting.
•Assist the Board in its oversight of the integrity of our financial statements; the company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of our internal audit function and independent auditors.
•Prepare the Audit Committee report for inclusion in our annual proxy statement.
•Oversee and review with management DXC’s enterprise risk management framework, addressing DXC’s exposure across the range of operational risk, brand/reputational risk, strategic risk, compliance risk and other risk categories as appropriate.
•Oversee the development and implementation of our risk management program.
•Oversee DXC’s ethics and compliance program.

Anyone with questions or complaints regarding accounting, internal accounting controls or auditing matters may communicate them to the DXC Ethics and Compliance Office and our Audit Committee by contacting DXC’s SpeakUp on the Company’s website, www.dxc.com, under “About Us/Investor Relations/Governance/Governance Documents/Ethics & Compliance/Integrity Matters at DXC.” Calls may be confidential or anonymous. Questions and complaints marked for the Audit Committee are forwarded to the committee’s chair for his review, and reviewed and addressed, as appropriate, by DXC’s General Counsel, Chief Ethics and Compliance Officer, the Chief Audit Executive, and the Principal Accounting Officer.
The Audit Committee may direct special treatment, including the retention of outside advisors, for any concern communicated to it. The Code of Conduct makes clear DXC’s zero tolerance position on matters of retaliation by management or anyone against DXC employees for any report or communication made in good faith through the DXC SpeakUp helpline.

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COMPENSATION COMMITTEE

Members: Akihiko Washington, Chair Anthony Gonzalez David Herzog Dawn Rogers Number of Fiscal 2025 Meetings: 4
Primary Responsibilities:
•Assist the Board in determining the performance and compensation of the CEO and the compensation of the non-management directors.
•Discharge the responsibilities of the Board with respect to the compensation of other executives.
•Administer our incentive stock plans.
•Oversee succession planning and leadership development for our senior management.
•Prepare the Compensation Committee Report for inclusion in our annual proxy statement.

Compensation Committee Interlocks and Insider Participation. Compensation Committee members Anthony Gonzalez, David Herzog, Dawn Rogers and Akihiko Washington were not at any time during fiscal 2025, or at any other time, one of DXC’s officers or employees or had any relationship that is required to be disclosed as a transaction with a related party pursuant to Regulation S-K Item 404. No executive officer of DXC served on the compensation committee (or other board committee performing equivalent functions) or board of any company that has one or more executive officers serving as any member of the DXC Compensation Committee or Board.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

Members: David Barnes, Chair David Herzog Pinkie Mayfield Karl Racine Number of Fiscal 2025 Meetings: 4
Primary Responsibilities:
•Identify and recommend to the Board the slate of individuals to be nominated for election as directors.
•Develop and recommend to the Board the qualifications for director nominees.
•Develop a process for identifying and evaluating director nominees and identify and recommend individuals to fill Board vacancies.
•Recommend to the Board directors to serve as members and chairs of each committee of the Board.
•Review and recommend to the Board the appropriateness of a director’s continued service in circumstances such as a material change in the director’s job responsibility.
•Review proposed director memberships on new boards.
•Oversee the orientation of new directors and the education of all directors.
•Oversee the Board’s annual self-evaluation of its performance.
•Periodically review and recommend to the Board proposed changes to the size, structure and operations of the Board and its committees.
•Periodically review and recommend to the Board proposed changes to DXC’s significant corporate governance documents.
•Review any “Interested Transactions” in accordance with the terms of DXC’s policy on related party transactions.
•Oversee the Company’s information security program, including cyber security, and the Company’s AI governance and risk management processes.
•Oversee the Company’s ESG program and climate risks.

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Environmental, Social and Corporate Governance

With a focus on our customers, colleagues, and communities, DXC is committed to building sustainable and responsible business practices that create value for our stakeholders and contribute to a better world.

Environmental	Social	Governance
Advancing the sustainability of our operations and IT services while assisting our customers to become more sustainable	Building an inclusive, values-based, and people-first culture based on equal opportunity, employee perspectives, and community	Instilling trust and garnering respect among the stakeholders we serve through transparent leadership, to drive sustainable growth
ESG Strategy and Targets
As a responsible corporate citizen with a commitment to environmental sustainability, we set ambitious carbon-reduction goals, and are working toward circular-economy processes and climate impact mitigation. Our sustainability approach is targeted to 1) advance the sustainability of our operations; 2) advance the sustainability of our IT services; and 3) use our technologies and capabilities to help our customers become more sustainable.
We strive to reduce our impact on the environment and improve resource efficiency in the areas of energy consumption, data center management, and travel and transportation. Our conservation efforts are supported in part by our adoption of a flexible work model, which enables our workforce to shift seamlessly between working in a DXC office and working remotely, helping us reduce office space and business travel, in turn reducing our energy consumption, greenhouse gas emissions and impact on the environment. While the flexible work model mainly helps reduce the size of our office footprint, we are also pursuing efficiency and rationalization programs for data centers to further reduce energy consumption.
DXC also partners with customers to help them achieve their own climate-related goals. We offer products and services that can help our customers achieve their sustainability objectives, delivering climate-related benefits far greater than what we could achieve alone through our internal carbon-reduction efforts. Offerings such as hardware and software asset management, cloud migration services, and data-driven sustainability services provide the data insights and IT evolution to directly reduce carbon emissions for our customers.
The information in this section is based in part on data provided to us by our customers, and we do not, and do not intend to, independently verify such information or claims.
Environmental
In 2023, DXC set near-term company-wide emission reduction goals which have been validated by the Science Based Targets initiative (SBTi), to reduce our absolute Scope 1 and 2 emissions by 65% by 2030 against a 2019 baseline and to have 75% of suppliers, as measured by spend covering purchased goods and services and capital goods have their own science-based targets by fiscal year 2027.
Achievements include:
•68% reduction in Scope 1 & 2 greenhouse gas emissions in fiscal 2024 from a fiscal 2019 baseline
•57% reduction in energy consumption in fiscal 2024 from a fiscal 2019 baseline
•57% of electricity procured from renewable sources
•64% of our suppliers by spend have committed to set or have approved science-based emissions reduction targets

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Social
We are committed to building an inclusive, values-based, and people-first culture. Inclusion and belonging is at the core of our ability to serve our customers and stockholders, and it strengthens our reputation as an employer of choice in the technology services industry and beyond.
Achievements include:
•Employees completed 4 million hours of technical and leadership training in fiscal 2024 via DXC Learning
•Sponsored 20 Employee Resource Groups with regional chapters, each open to all employees, to cultivate inclusion and belonging
•Implemented a global all-employee feedback survey to continually strengthen our culture
•Expanded our award-winning DXC Dandelion Program in Europe to support neurodivergent people looking to build careers in information and communications technology; more than 350 people globally have participated in the program
•DXC Technology was named the 2024 Autism Inclusion Company of the Year by Disability:IN and SAP
•DXC Technology was recognized by Newsweek as one of America’s Greatest Workplaces for 2025
Governance
DXC’s governance program is structured to instill trust and garner respect among the stakeholders we serve through responsible and transparent leadership. Our Board devotes significant time and attention to ESG issues that are important to our company and our stockholders, inclusive of Information Security Risk, Ethics & Compliance, and Sustainability to maintain the highest standards of corporate governance.
Achievements include:
▪Experienced and engaged Board of Directors and key committees
▪Global ethics & compliance program, leveraging advanced technology to proactively identify and mitigate risk, establish clear visibility for leadership, and cultivate a risk intelligent culture
▪Continual investment in information security and data privacy to aggressively maintain best-in-class assurances
▪80% of DXC sites (our largest delivery sites) are certified to ISO 27001, the international standard for information security management systems.
ESG Oversight
The governance of DXC’s ESG program is a multitiered process involving the Board, members of our executive staff, and internal leadership.
•Our Board provides oversight of our ESG program, enabling us to have the governance, long-term strategy, and processes to manage ESG outcomes and meet the needs of our stakeholders.
•The Nominating/Corporate Governance Committee has specific oversight of ESG.
•The Nominating/Corporate Governance Committee receives quarterly updates on ESG and information security program, and the committee chair provides a report to the Board at each regular Board meeting.

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ESG Disclosures and Key Documents
DXC publishes ESG performance annually in accordance with four disclosure frameworks: Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), the Task Force on Climate-related Financial Disclosures (TCFD) and Carbon Disclosure Project (CDP). Our disclosures reference policies, which outline DXC’s approach to various environmental, social and governance programs. Examples include Integrity Matters at DXC, Code of Conduct, Government Affairs, Modern Slavery Statement, Environmental Policy, Health and Safety Policy, Data Security and Privacy and Supply Chain Principles. DXC’s disclosures and related documents are publicly available on dxc.com/us/en/about-us/corporate-responsibility/disclosures. However, for the avoidance of doubt, these disclosures and key documents are not hereby incorporated by reference.

GRI reporting since DXC’s inception	SASB reporting since 2021
CDP respondent since 2018; 2024 rating of “A-”	TCFD reporting since 2021
UN Global Compact Signatory since DXC’s inception
Accolades
•Sustainalytics named DXC a 2024 ESG Industry Top Rated company
•EcoVadis awarded DXC a 2024 silver medal for outstanding sustainability performance
•DXC Technology was named Best in Class in the 2024 PAC RADAR Leaders in Sustainability-related IT Consulting & Services in Europe supplier assessment
•DXC Technology was ranked in Newsweek’s America’s Most Responsible Companies 2024 list
•DXC Technology was ranked in Newsweek’s America’s Greatest Workplaces 2025 list
•DXC Technology achieved a top score of 100 in the 2024 Disability Equality Index — Best Place to Work for Disability Inclusion
•DXC Technology was awarded gold and silver medals by Brandon Hall Group in 2024 for excellence in Learning and Development, and fostering an inclusive workplace
We maintain a page on our corporate website at dxc.com/us/en/about-us/corporate-responsibility where information regarding our ESG program, including our corporate responsibility reports and our accomplishments on ESG related matters, among others, may be found. We seek to be responsive to key areas of stakeholder interest through our ESG disclosures, however, we do not incorporate by reference the ESG disclosures on our website, including our Corporate Responsibility Reports, or our website itself into this Proxy Statement or our other filings with the SEC. Moreover, certain of the disclosures (either in this Proxy Statement or elsewhere) are informed by various third-party frameworks or stakeholder expectations and are not material under the federal securities law definition of materiality or otherwise responsive to our reporting obligations under U.S. federal securities laws or similar regulations.

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Political Contributions and Lobbying

In keeping with DXC’s Code of Conduct, DXC pursues its public policy agenda in strict accordance with the law and its global Government Affairs Policy which, among other things, establishes clear governance for Lobbying, Political Contributions and Contact with Government Officials.
•Lobbying. The company discloses its international, U.S. federal, state and local lobbying activity and expenditures as required by law.
•Political Contributions. DXC’s Government Affairs Policy does not allow DXC to use corporate funds or assets for contributions to candidates for U.S. federal political office, or for federal office in any country. DXC did not make political contributions in fiscal 2025 to U.S. state candidates or to state and local government ballot measures, Political Action Committees and political party committees.
•Trade Associations. DXC did not make any trade association payments used for political contributions in fiscal 2025.
The Company’s Government Affairs policy is available on our website at www.dxc.com/us/en/about-us/leadership-and-governance/dxc-government-affairs

34	2025 Proxy Statement

Audit Committee Report
The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, DXC’s independent auditor, DXC’s audited financial statements for the fiscal year ended March 31, 2025, management’s assessment of the effectiveness of DXC’s internal control over financial reporting and Deloitte & Touche LLP’s evaluation of DXC’s internal control over financial reporting. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and discussed with them their independence.
Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of DXC in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, for filing with the SEC.
The Audit Committee also appointed Deloitte & Touche LLP as DXC’s independent auditor for the fiscal year ending March 31, 2026, and recommended to the Board of Directors that such appointment be submitted to our stockholders for ratification.
Audit Committee
Robert Woods, Chair
David Barnes
David Herzog
Carrie Teffner

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Director Compensation
Director compensation is reviewed annually and approved by the Board of Directors at the recommendation of the Compensation Committee. The annual review includes an analysis by the Compensation Committee’s independent compensation consultant of the program’s framework and pay levels relative to DXC’s peer group.
The director compensation program reflects several best practices to ensure sound governance and alignment with our stockholders:

Director Compensation Best Practices
Annual Benchmarking	Director compensation is reviewed annually relative to DXC’s peer group to ensure it is market-competitive.
Mix of Cash and Equity	The program includes an appropriate mix of annual cash compensation and equity awards.
Vesting Requirements of Annual Equity Awards	Restricted stock units granted under the Director Plan are scheduled to vest in full at the earlier of the first anniversary of the grant date, or the date of the next annual stockholders meeting.
Equity Ownership Guidelines	Directors have an equity ownership guideline of five times their annual retainer to be achieved over a five-year period.
Anti-Hedging or Anti-Pledging of Company Stock	Our insider trading policy prohibits employees and directors from engaging in any speculative or hedging transactions in our securities. Additionally, the policy prohibits employees and directors from pledging DXC securities as collateral for a loan.
In the tables and narrative below, we describe our non-employee director compensation program and the compensation paid to our non-employee directors for fiscal 2025. All compensation received for fiscal 2025 by Mr. Fernandez, our President and CEO, is reflected in the Summary Compensation Table. Mr. Fernandez does not receive any separate compensation for his activities on our Board.

Fiscal 2025 Director Retainers and Fees

Annual Cash Retainer(1)	$100,000.00
Annual Equity Award(2)	$240,000.00
Chairman of the Board Annual Cash Retainer(1)	$100,000.00
Chairman of the Board Annual Equity Award(2)	$340,000.00
Chairman of the Board Monthly Cash Retainer(3)	$8,333.00
Chairman of the Board Monthly Equity Award(3)	$71,667.00
Audit Committee Chairman Cash Retainer(1)	$35,000.00
Compensation Committee Chairman Cash Retainer(1)	$25,000.00
Nominating/Corporate Governance Committee Chairman Cash Retainer(1)	$20,000.00
Committee Member Cash Retainer(1)	$10,000.00
Additional Meeting Attendance Fee(1)(4)	$2,000 per meeting
1.Amounts payable in cash could be deferred pursuant to the Deferred Compensation Plan, which is described further below in this Proxy Statement.

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Table of Contents	Director Compensation
2.The Annual Equity Award is designed to be payable in the form of restricted stock units (RSUs) scheduled to vest in full at the earlier of (i) the first anniversary of the grant date, or (ii) the date of the next annual meeting of DXC’s stockholders. The RSUs are redeemed for DXC stock and dividend equivalents either at that time or, if an RSU deferral election form is submitted, upon the date or event elected by the director. Directors may elect to receive deferred RSUs at either a fixed in-service distribution date, which may be in August of any year after the year in which the RSUs vest within 15 years after the grant date, or upon their separation from the Board. Distributions made upon a director’s separation from the Board may occur in either a lump sum or in annual installments over periods of five, 10 or 15 years, per the director’s election.
3.As disclosed in DXC’s fiscal 2024 Proxy Statement, in connection with his appointment as Chairman of the Board, effective as of December 19, 2023, and through the day of the 2024 Annual Meeting (July 30, 2024), Mr. Herzog received (1) a monthly cash payment of $8,333 (or a prorated dollar value for each partial calendar month of service), and (2) a monthly equity award, granted on the last trading day of each calendar month, of a number of RSUs determined by dividing $71,667 (or a prorated dollar value for each partial calendar month of service) by the closing price of our common stock on the New York Stock Exchange on the grant date, with all Chairman of the Board Monthly Equity Awards vested in full on July 30, 2024.
4.Directors are eligible to receive the additional meeting attendance fee for each additional meeting attended above certain thresholds, as follows: (i) $2,000 per meeting in excess of six Board meetings, (ii) $2,000 per meeting in excess of eight Audit Committee meetings; and (iii) $2,000 per meeting in excess of six Compensation or Nominating/Corporate Governance committee meetings.
The following table sets forth for each individual who served as a non-employee director of DXC during fiscal 2025, certain information with respect to compensation paid to them by DXC in fiscal 2025.

	Cash Retainers and Fees
Name (a)	Annual Cash Retainer ($)	Chairman of the Board Monthly Cash Retainer ($)	Chairman of the Board Annual Cash Retainer ($)	Committee Chairman Annual Cash Retainer ($)	Committee Member Annual Cash Retainer ($)	Additional Meeting Attendance Fee ($)	Total Retainers and Fees Earned(1) or Paid in Cash ($) (b)	Total Stock Awards(2) ($) (c)	Total Compensation ($) (d)

David A. Barnes	100,000	—	—	20,000	20,000	6,000	146,000	240,465	386,465
Raul J. Fernandez(3)	—	—	—	—	—	—	—	—	—
Anthony Gonzalez	100,000	—	—	—	10,000	6,000	116,000	240,465	356,465
David L. Herzog	100,000	24,999	75,000	—	30,000	6,000	235,999	624,522	860,521
Pinkie Mayfield	100,000	—	—	—	10,000	6,000	116,000	240,465	356,465
Karl Racine	100,000	—	—	—	10,000	6,000	116,000	240,465	356,465
Dawn Rogers	100,000	—	—	—	10,000	6,000	116,000	240,465	356,465
Carrie W. Teffner	100,000	—	—	—	10,000	6,000	116,000	240,465	356,465
Akihiko Washington	100,000	—	—	25,000	10,000	6,000	141,000	240,465	381,465
Robert F. Woods	100,000	—	—	35,000	10,000	6,000	151,000	240,465	391,465
1.Column (b) reflects the sum total of all cash compensation earned during fiscal 2025, whether or not payment was deferred pursuant to the Deferred Compensation Plan.
2.Other than the Chairman of the Board, each director serving as a non-employee director of DXC as of the close of DXC’s 2024 Annual Meeting of Stockholders on July 30, 2024, received 12,300 RSUs determined by (i) dividing $240,000 by the closing price of our common stock on the New York Stock Exchange on the grant date of August 13, 2024 ($19.55), and (ii) rounding the result to the nearest multiple of 100. The RSUs are scheduled to vest in full on the date of DXC’s 2025 annual meeting (July 22, 2025). The Chairman of the Board received 17,400 RSUs determined by (i) dividing $340,000 by the closing price of our common stock on the New York Stock Exchange on the grant date of August 13, 2024 ($19.55), and (ii) rounding the result to the nearest multiple of 100. The RSUs are scheduled to vest in full on the date of DXC’s 2025 annual meeting (July 22, 2025). In addition, as disclosed in DXC’s fiscal 2024 Proxy Statement, in connection with his appointment as Chairman of the Board, effective as of December 19, 2023, and until the date of our 2024 Annual Meeting (July 30, 2024), Mr. Herzog received monthly equity awards of RSUs, determined by dividing $71,667 (or a prorated dollar value for each partial calendar month of service) by the closing price of our common stock on the New York Stock Exchange on the grant

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date; and all the Chairman of the Board Monthly Equity Awards of RSUs vested in full on the date of DXC's 2024 Annual Meeting of Stockholders (July 30, 2024).
Column (c) reflects the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (FASB ASC Topic 718) in connection with the RSUs granted during fiscal 2025. For a discussion of the assumptions made in the valuation of RSUs, reference is made to the section of Notes 1 and 16 to the Consolidated Financial Statements in DXC’s Annual Report filed on Form 10-K for the fiscal year ended March 31, 2025, providing details of DXC’s accounting under FASB ASC Topic 718.
The aggregate number of unvested DXC stock awards outstanding for each DXC non-employee director at March 31, 2025, were as follows:

Name	Aggregate Unvested Stock Awards Outstanding as of March 31, 2025

David A. Barnes	12,300
Raul J. Fernandez(3)	—
Anthony Gonzalez	12,300
David L. Herzog	17,400
Pinkie Mayfield	12,300
Karl Racine	12,300
Dawn Rogers	12,300
Carrie W. Teffner	12,300
Akihiko Washington	12,300
Robert F. Woods	12,300
3.Mr. Fernandez’s compensation as President and CEO is reflected in the Summary Compensation Table. Mr. Fernandez did not and does not receive separate compensation for his additional service on our Board.

38	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners
and Management
Security Ownership

The following table provides information on the beneficial ownership of our common stock as of May 28, 2025, by:
•each person or group believed by the Company to be the beneficial owner of more than 5% of our outstanding common stock;
•each of our named executive officers;
•each of our directors and director nominees; and
•all executive officers and directors, as a group.
Unless otherwise indicated, each person or group has sole voting and investment power with respect to all shares beneficially owned.

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Security Ownership of Certain Beneficial Owners and Management	Table of Contents

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned (#)	Percentage of Class(2) (%)

The Vanguard Group, Inc.	23,634,617(3)	12.99
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
BlackRock, Inc.	23,053,124(4)	12.67
50 Hudson Yards
New York, New York 10001
Dimensional Fund Advisors LP	10,058,219(5)	5.53
6300 Bee Cave Road, Building One
Austin, TX 78746
Invesco Ltd.	9,142,553(6)	5.02
1331 Spring Street NW, Suite 2500
Atlanta, GA 30309
Raul Fernandez	249,638	*
Robert Del Bene	60,645(7)	*
Howard Boville	61,932	*
James Brady	147,067(8)	*
Chris Drumgoole	221,537(7)	*
Matthew Fawcett	12,928	*
Andrew Wilson	—	*
David A. Barnes	46,900(7)	*
Anthony Gonzalez	28,500(7)	*
David L. Herzog	90,701(7)	*
Pinkie D. Mayfield	24,700(7)	*
Karl Racine	28,500(7)	*
Dawn Rogers	39,400(7)	*
Carrie W. Teffner	32,800(7)	*
Akihiko Washington	39,400(7)	*
Robert F. Woods	69,131(7)	*
All executive officers and directors of the Company, as a group (16 persons)	1,102,032(7)	*
1.Unless otherwise indicated, the address of each person or group is c/o DXC Technology Company, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147.
2.Based on 181,960,791 shares of common stock issued and outstanding on May 28, 2025.
3.Based solely on the most recently available Schedule 13G/A filed by The Vanguard Group, Inc. (Vanguard) with the SEC on January 30, 2025. The Schedule 13G/A provides that Vanguard has shared voting power over 143,770 shares of DXC, sole dispositive power over 23,268,692 shares of DXC, and shared dispositive power over 365,925 shares of DXC.
4.Based solely on the most recently available Schedule 13G/A filed with the SEC on April 30, 2025, by BlackRock, Inc. (BlackRock). The Schedule 13G/A provides that (i) BlackRock is a parent holding company or control person and (ii) BlackRock, through its subsidiaries identified therein, has sole voting power over 22,455,801 shares of DXC and sole dispositive power over 23,053,124 shares of DXC.
5.Based solely on the most recently available Schedule 13G filed with the SEC on October 31, 2024 by Dimensional Fund Advisors LP (Dimensional). The Schedule 13G provides that Dimensional has sole voting power over 9,830,236 shares of DXC and sole dispositive power over 10,058,219 shares of DXC.
6.Based solely on the most recently available Schedule 13G filed with the SEC on November 7, 2024 by Invesco Ltd. (Invesco). The Schedule 13G provides that Invesco has sole voting power over 8,975,072 shares of DXC and sole dispositive power over 9,142,553 shares of DXC.

40	2025 Proxy Statement

Table of Contents	Security Ownership of Certain Beneficial Owners and Management
7.With respect to Messrs. Del Bene, Drumgoole, Barnes, Gonzalez, Herzog, Racine, Washington and Woods, and Mses. Mayfield, Rogers and Teffner and all executive officers and directors of the Company as a group, includes 30,528; 7,560; 12,300;12,300; 17,400; 12,300; 12,300; 12,300; 12,300; 12,300; 12,300; and 157,564 Restricted Stock Units (RSUs), respectively, outstanding as of May 28, 2025 that would vest or could settle on or within 60 days after May 28, 2025. Each RSU entitles the reporting person to receive one share of common stock upon the vesting date. These shares have been deemed to be outstanding in computing the Percentage of Class with respect to each applicable person.
8.Based on a Form 4 filed by Mr. Brady on June 4, 2024, reporting a beneficial ownership of 297,227 shares of common stock, less 150,160 restricted stock units that were outstanding as of that date and were forfeited upon his departure from DXC.
*Less than 1%.

41

Certain Relationships and Related Party Transactions
Related Party Transaction Policy

DXC has adopted a written policy requiring the approval of the Nominating/Corporate Governance Committee of all transactions in excess of $120,000 between the company and any related person (Interested Transactions). For the purposes of this policy, a related person is any person who was in any of the following categories at any time since the beginning of the last fiscal year:
•A director or executive officer of the company;
•Any nominee for director;
•Any immediate family member of a director or executive officer, or of any nominee for director. Immediate family members are any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer or nominee for director, and any person (other than a tenant or employee) sharing the household of such director, executive officer or nominee for director; and
•Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:
•Any beneficial owner of more than 5% of DXC common stock, or
•Any immediate family member, as defined above, of any such beneficial owner.
A transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.
In determining whether to approve an Interested Transaction, the Nominating/Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of an Interested Transaction for which he or she (or an immediate family member) is a related party, except that the director will provide all material information concerning the Interested Transaction to the Nominating/Corporate Governance Committee.
Fiscal 2025 Related Party Transactions

There have been no transactions since April 1, 2024, nor are there any currently proposed transactions, in which the company was or is to be a participant and the amount involved exceeds $120,000, which required the approval of the Nominating/Corporate Governance Committee under our Related Party Transactions policy, and in which any related person had, has or will have a direct or indirect material interest and which is required to be disclosed under applicable SEC rules.

42	2025 Proxy Statement

Executive Compensation
DXC Letter from the Compensation Committee

Dear fellow stockholders,
Fiscal 2025 was the first full fiscal year with Raul Fernandez as the full-time CEO. During the year, we reoriented our focus, reignited our culture and restored confidence in our path to delivering DXC’s goal of delivering sustained, profitable growth that we believe will lead to the creation of long-term stockholder value. Given persistent macroeconomic uncertainty and a competitive market for talent, a thoughtfully designed compensation program is critical to help DXC build on the progress shown in fiscal 2025. The Compensation Committee is always focused on developing and overseeing a program that reflects pay for performance, and attracts, motivates and retains key talent that will lead DXC on its mission of sustained growth, which aligns with our stockholders’ interest.
Overview. We are focused on developing compensation practices that are aligned with our stockholders’ interests and that allow us to attract and retain the best talent. To achieve that objective, we have worked with the leadership team to structure an executive compensation program that links pay with performance by closely aligning leadership’s financial interests with the execution of DXC’s business strategy. You will see that alignment in our pay outcomes for fiscal 2025. Stockholder outreach and incorporating stockholder input is another cornerstone of our executive compensation program, and we made changes to our executive compensation program in fiscal 2025, which is reflected in our fiscal 2025 Performance Stock Units (“PSUs”), with a design featuring cumulative Free Cash Flow (“FCF”) as a 100% weighted metric with a relative Total Shareholder Return (“rTSR”) modifier, putting additional emphasis on key financial goals that create long-term stockholder value while also maintaining a relative performance component that aligns pay closely to our stockholders’ interests.
Fiscal 2025 Executive Compensation: Pay for Performance. During fiscal 2025, DXC encountered various challenges, including macroeconomic uncertainty and geopolitical risks, affecting the markets where many of our customers operate. These challenges were reflected in our full year fiscal 2025 financial results, impacting our performance against the ambitious goals we set for ourselves in our compensation plans. Consistent with a pay-for-performance philosophy, our fiscal 2025 short-term incentive plan was paid out below-target at 91%, due to our actual performance against our pre-set annual financial goals.
With respect to our long-term incentives, the fiscal 2023-2025 PSUs were based equally on the achievement of pre-established target goals for two metrics: FCF and rTSR, with both measured over the three-year performance period. The PSUs were earned at 100% of the target number of shares. As expected with recent business performance, the 50% of the payout based on FCF performance achieved the maximum 200% of target payout, as reflected in our robust generation of cash flows in recent fiscal years. In addition, the actual value of the shares earned (as of the closing stock price on the May 21, 2025 settlement date) is 42% of the grant date’s closing stock price value on May 31, 2022, both an indication of why the 50% of the payout based on rTSR did not fund as well as aligning the actual value of the payout received by our eligible executives with our stockholder experience over the three years.
For the fourth consecutive year, DXC surpassed $1,350 million in Cash Flow from Operations. From fiscal 2023-2025, DXC generated close to $2.2 billion in Free Cash Flow*, with $1,398 million in Cash Flow from Operations and $687 million of Free Cash Flow* in fiscal 2025. We maintain a strong balance sheet backed by investment grade ratings.

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Executive Compensation	Table of Contents
DXC Response to Stockholder Feedback. Prior to and following the 2024 Annual Meeting of Stockholders, in which stockholders of 89% of our shares that cast votes on the matter supported our Say-on-Pay proposal, we engaged in our annual investor outreach. We do not take stockholder support for granted and we take a critical view of our executive compensation program each year. We are committed to these sessions as part of our ongoing efforts to seek feedback from, and engage with, our stockholders and reinforce our commitment to seeking stockholder input.
*For a reconciliation of non-GAAP measures as set forth in this Proxy Statement to the most directly comparable GAAP measures, see “Appendix - Non-GAAP Financial Measures.”
We look forward to continued collaboration with our stockholders in the years to come.
Compensation Committee

Akihiko Washington Chair	Anthony Gonzalez	David Herzog	Dawn Rogers

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Table of Contents	Executive Compensation
Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our fiscal 2025 executive compensation program. It is intended to be read in conjunction with the tables that immediately follow this section, which provide further information on the compensation of our Named Executive Officers (“NEOs”) for fiscal 2025 identified below:

Raul J. Fernandez	President and Chief Executive Officer
Robert Del Bene	Executive Vice President, Chief Financial Officer
Howard Boville	Executive Vice President, Consulting & Engineering Services
Christopher Drumgoole	Executive Vice President, Global Infrastructure Services
Matthew K. Fawcett	Executive Vice President, General Counsel(1)
Andrew Wilson	Former Executive Vice President, Modern Workplace(2)
James M. Brady	Former Executive Vice President, Chief Operating Officer(3)
1.Mr. Fawcett joined the Company as Executive Vice President, General Counsel, effective as of April 1, 2024 (the first day of DXC’s fiscal 2025).
2.Mr. Wilson ceased serving as our Executive Vice President, Modern Workplace and left the Company, effective as of August 31, 2024.
3.Mr. Brady ceased serving as our Executive Vice President, Chief Operating Officer and left the Company, effective as of November 29, 2024.

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Executive Compensation	Table of Contents
EXECUTIVE SUMMARY
Pay for Performance
At DXC, we are committed to linking executive compensation to the performance of the Company. Our executive compensation program is closely aligned with our strategic priorities, which include attracting and retaining a strong, experienced senior team.
For the fourth consecutive year, DXC surpassed $1,350 million in Cash Flow from Operations. From fiscal 2023-2025, DXC generated close to $2.2 billion in Free Cash Flow*, with $1,398 million in Cash Flow from Operations and $687 million of Free Cash Flow* in fiscal 2025. We maintain a strong balance sheet backed by investment grade ratings. During fiscal 2025, DXC encountered various challenges, including macroeconomic uncertainty and geopolitical risks, affecting the markets where many of our customers operate. These challenges were reflected in our full year fiscal 2025 financial results, impacting our performance against the ambitious goals we set for ourselves in our compensation plan.
In fiscal 2025, DXC delivered financial performance with a focus on establishing a sustainable financial foundation for the future and driving strong cash flow. Fiscal 2025 financial outcomes that reflected our pay for performance model include:
•Revenue of $12,871 million, Revenue Growth of -5.8% and Organic Revenue Growth* of -4.6%
•Net income of $396 million and net income margin of 3.1%
•EBIT of $696 million, adjusted EBIT* of $1,019 million and adjusted EBIT* Margin of 7.9%
•Cash Flow from Operations of $1,398 million and Free Cash Flow* of $687 million
Despite the difficult operating environment, DXC continues to distinguish itself as a provider of critical and transformational services and solutions for our clients. We believe the current strategy will put DXC on a path of sustainable and profitable growth in the coming years.
*For a reconciliation of non-GAAP measures as set forth in this Proxy Statement to the most directly comparable GAAP measures, see “Appendix - Non-GAAP Financial Measures.”

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Table of Contents	Executive Compensation
Fiscal 2025 Compensation Plan Decisions: Strong Emphasis on Performance

Target Total Direct Compensation: Majority Performance-Based
•Consistent with our compensation philosophy, which emphasizes performance-based and “at-risk” pay, the proportion of performance-based and at-risk compensation encourages a focus on the Company’s short- and long-term success to align with the long-term interests of our stockholders.
•Approximately 93% of the CEO’s target total compensation is variable and at-risk, with 69% being performance-based and subject to achievement of meaningful pre-set, objective goals.*
•For the other NEOs, an average of approximately 89% of target total compensation is variable and at-risk, with 59% being performance-based and subject to achievement of meaningful pre-set, objective goals.*

Long-Term Incentive Equity: Majority Performance-Based
•Majority of CEO and NEO long-term incentive equity awards are performance-based.
•Overall, 78% (delivered in 70% PSUs and 30% RSUs) of our CEO’s target compensation is allocated to long-term incentive equity.*
•For other NEOs, an average of approximately 76% (delivered in 60% PSUs and 40% RSUs) of their fiscal 2025 target compensation is allocated to long-term incentive equity.*

Short-Term Annual Cash Incentive: Payouts based on performance against rigorous goals and using objective measures only
•Fiscal 2025 Adjusted EBIT Margin %, with 50% weighting
•Fiscal 2025 Organic Revenue Growth %, with 50% weighting
•Equal weighting of Adjusted EBIT Margin % and Organic Revenue Growth % incentivizes management to focus both on top-line and bottom-line growth.

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Executive Compensation	Table of Contents

Annual incentive payouts below target demonstrate Pay for Performance Alignment
•In fiscal 2025, under the annual cash incentive plan, the Compensation Committee determined that the Company’s achievement for Adjusted EBIT Margin % resulted in 96.0% funding for the metric and achievement for Organic Revenue Growth % resulted in 85.1% funding for the metric, which were both below target performance but above threshold, resulting in a calculated payout of approximately 91% of target, demonstrating the alignment between pay and performance.

Award	Achievement	Payout
STI: fiscal 2025 (Incentive Compensation Plan)	Below Target	91% Payout

•Further underscoring the pay and performance alignment, actual annual incentive payouts were based on Company financial performance with no positive subjective discretion applied to increase any NEOs’ final annual cash incentive payouts.

Peer Group: Appropriate Peer Group to Reference
•Each year, the Compensation Committee, with the assistance of its independent compensation consultant, reviews the peer group of comparable companies to use as a reference point in connection with executive compensation decisions.
•In determining the peer group, the criteria of competitors for talent, revenues and headcount are given more weight in the Compensation Committee’s determination than market capitalization, in part because of the view that DXC’s stock price is somewhat depressed and thus market capitalization is not as significant a factor.

*All percentages are rounded to the nearest whole percentage number for the above CEO and NEO pay analysis.
Pay Outcomes Demonstrate Pay for Performance Alignment: Realized Pay
A substantial proportion of our CEO’s pay is performance-based and at-risk. If the Company does not meet performance targets and/or our stock price decreases (or, conversely, if goals are achieved and/or our stock price increases), the value of our CEO’s pay is affected, underscoring the pay for performance nature of our executive compensation program.
To illustrate this alignment of pay outcomes with performance, the chart below contrasts the amounts reported in the Summary Compensation Table under SEC reporting rules, which uses the accounting grant date fair value of equity grants, with the amounts of CEO compensation that were realized (actual compensation) during a fiscal year.
At the end of fiscal 2025, the total cumulative fiscal 2023 (prior CEO Mr. Salvino), fiscal 2024 (Mr. Fernandez), and fiscal 2025 (Mr. Fernandez) actual realized value of our CEO’s pay was approximately 45% of the total cumulative reported value (shown in the chart below). This not only provides a meaningful demonstration of the pay for performance alignment of DXC’s executive compensation program, but the line representing Cumulative TSR also shows the strong alignment of our CEO’s realized pay with our stock price performance and the experience of our stockholders.
The chart below displays the following amounts:
Summary Compensation Table reported amounts are the sum of the following: (1) actual salary paid per the Summary Compensation Table; (2) actual annual incentive payout for the performance year; and (3) the accounting grant date fair values of PSUs and RSUs.
Realized Pay amounts are the sum of the following: (1) actual salary paid per the Summary Compensation Table; (2) actual annual incentive payout for the performance year; and (3) the actual value of all PSUs and RSUs that vested during the fiscal year, based on the stock price on the vesting date.

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Table of Contents	Executive Compensation
Cumulative TSR is calculated based on DXC Technology’s stock price on the last trading day of fiscal 2025 in comparison to the Company stock price on the last trading day of fiscal 2022 and assumes an initial investment of $100 on the last trading day of fiscal 2022, plus any reinvested dividends.
*As disclosed in DXC’s fiscal 2024 Proxy Statement, all elements of Mr. Fernandez’s fiscal 2024 compensation were per the arrangements established in connection with his role as Interim President and Chief Executive Officer, which included CEO Monthly RSUs that were 100% vested on the grant date, with settlement in full on the one-year anniversary of the grant date. Consistent with the disclosure in the fiscal 2024 Proxy Statement, Mr. Fernandez’s CEO Monthly RSUs are included as realized pay based on the actual value that vested in fiscal 2024.
Key Leadership Retention
In 2025, the Board and Compensation Committee, in consultation with an independent compensation consultant and independent legal counsel, undertook a comprehensive review of the compensation arrangements of Mr. Fernandez and Mr. Del Bene. In designing an updated compensation framework intended to ensure the retention of Mr. Fernandez and Mr. Del Bene while maintaining DXC’s commitment to our pay-for-performance philosophy for executive compensation, the Board and the Compensation Committee considered, among other things, the objectives of:
•Retaining Mr. Fernandez’s and Mr. Del Bene’s continued leadership of DXC for at least an additional three years, in light of the competitive external hiring market;
•Incentivizing Mr. Fernandez and Mr. Del Bene to advance the long-term success of the Company’s business through the achievement of key financial performance metrics; and
•Further aligning the interests of Mr. Fernandez and Mr. Del Bene with those of the Company’s stockholders.
After extensive review, the Board and the Compensation Committee determined to make certain changes to Mr. Fernandez and Mr. Del Bene’s compensation packages, which include: (i) an extension of the specified term of Mr. Fernandez’s Employment Agreement by three years to March 31, 2028, (ii) increases to each executive’s annual base salary and target annual bonus opportunity to ensure cash compensation remains appropriate and competitive; and (iii) front-loaded equity grants, intended to replace annual equity awards for the next three years to each executive, comprised of 85% PSUs and 15% RSUs, with each award eligible to vest over a period of three years. These equity awards are intended to accelerate the ownership of Company equity by each executive and significantly align their interests with those of our shareholders. Further, a significant portion of the awards are “at risk” and based on performance goals that are critical to the long-term success of the Company.

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Executive Compensation	Table of Contents
Fiscal 2026 CEO and CFO Equity Awards
In fiscal 2026, effective as of May 16, 2025, the Board granted front-loaded equity awards intended to replace annual equity awards for the next three years to Mr. Fernandez and Mr. Del Bene, comprised of 85% PSUs and 15% RSUs (the “Equity Awards”).
The Equity Awards are intended to be in lieu of any annual equity awards which Mr. Fernandez or Mr. Del Bene would have otherwise been granted with respect to the next three fiscal years as part of the Company’s annual merit process, and the Compensation Committee does not intend to issue any other equity awards to Mr. Fernandez or Mr. Del Bene in the next three fiscal years through DXC’s fiscal 2028.
The number of shares subject to each such Equity Award was determined by dividing the target grant value by the average closing price of DXC stock over the three-month period ending on and including the grant date, in line with DXC’s Equity Grant Policy, and is as follows:

NEO	PSUs(1) (#)	RSUs (#)

Raul J. Fernandez	2,282,784	402,844
Robert Del Bene	1,050,539	185,389
1.Expressed as a target number of shares. The PSUs may pay out from 0% to 200% of the target number of shares.
The PSUs subject to each Equity Award will vest based on the achievement of cumulative Free Cash Flow (“FCF”) and cumulative Revenue (“Revenue”) against pre-set targets over the three-year performance period that are designed to be both challenging and align with DXC’s strategic plan to improve future financial performance, with FCF weighted at 80% and Revenue weighted at 20%.1
1.FCF is defined as the total of the Company’s cash flow from operations, less capital expenditures, and Revenue is defined as GAAP revenue, excluding certain items which are not indicative of operating performance including, but not limited to fluctuations in foreign currency rates, acquisitions and divestitures, in both respects as determined by the Compensation Committee. The Compensation Committee may, in its good faith discretion, adjust the performance targets and/or measured results of both FCF and Revenue to reflect the impact of any extraordinary transactions or events, including, but not limited to mergers, acquisitions, disposition of assets, material cash receipts or outlays due to litigation, claim judgements or settlements, and changes in tax law that have a material impact on DXC.
The number of PSUs earned based on achievement of the FCF and Revenue targets is then subject to a modifier based on relative total shareholder return (“rTSR”) against a comparator peer group approved by the Compensation Committee and the Board, measured at the end of the performance period. If DXC’s total shareholder return ranks at or below the 25th percentile of the comparator peer group then the award payout will be reduced by 20%, and if DXC’s total shareholder return ranks at or above the 75th percentile of the comparator peer group then the award payout will be increased by 20%, with no modifier applied to the award if DXC’s total shareholder return is at the 50th percentile. If achievement falls between the threshold and maximum achievement levels for any of the performance metrics (including, for the avoidance of doubt, the rTSR modifier), performance will be determined using straight-line interpolation. Notwithstanding the foregoing, in the event DXC’s total shareholder return is negative, no positive rTSR modifier will be applied even if DXC’s total shareholder return is otherwise above the 50th percentile. In addition, in the event that maximum achievement levels are attained, the maximum payout of 200% of the target number of PSUs is inclusive of the rTSR modifier.
The RSUs subject to each Equity Award will vest in three equal installments on each of the first three anniversaries of the grant date.
The Equity Awards are subject to certain good leaver termination protections substantially similar to those applicable to Mr. Fernandez’s prior equity awards as described below, except that that Mr. Fernandez is not entitled to continued vesting or any other acceleration of his Equity Awards upon his retirement or other resignation without Good Reason.

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Table of Contents	Executive Compensation
2024 SAY-ON-PAY VOTE AND STOCKHOLDER ENGAGEMENT
General
Stockholder feedback has informed the evolution of our executive compensation program. We value the input we receive from stockholders and engage with them on a regular basis on a variety of matters, including corporate governance, executive compensation, ESG, and human capital management. We strive to be responsive to that feedback. DXC’s Compensation Committee continues to believe that directly engaging with stockholders is a critical process for receiving and understanding feedback on subjects that matter most to them.
2024 Advisory Vote on Executive Compensation
At the 2024 annual meeting of stockholders, our advisory Say-on-Pay proposal regarding the compensation of our named executive officers received the support of approximately 89% of the votes cast, indicating stockholder satisfaction with our executive compensation program.
Robust Engagement
DXC’s Compensation Committee believes that management directly engaging with stockholders is a critical process for receiving and understanding feedback from stockholders. During fiscal 2025, we conducted outreach to stockholders representing approximately 80% of DXC’s shares of common stock outstanding and engaged with stockholders representing approximately 21% of DXC’s common stock outstanding.
Participating in these efforts on behalf of the Company were the Executive Vice President, Chief People Officer; the Executive Vice President, General Counsel; and the Vice President of Investor Relations.
During outreach in fiscal 2025, stockholders expressed being pleased with the high level of responsiveness of the Compensation Committee to their concerns over the years, and in addition, voiced appreciation for the ongoing collaboration and the opportunity to provide input on the evolution of the executive compensation program. We value the ongoing discussions with our stockholders and look forward to continued collaboration in the years to come, including upcoming fiscal 2026 outreach before DXC’s 2025 annual meeting of stockholders.

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Compensation Program Governance
Every year, the Compensation Committee assesses the effectiveness of our executive compensation program and reviews risk mitigation and governance matters, including the following best practices that we employ:

What We Do	What We Don’t Do

Proactively reach out to stockholders to understand and address their feedback and concerns regarding our executive compensation program
Majority of total executive compensation is at-risk and performance-based
Appropriate allocation of short- and long-term compensation
Combination of balanced performance metrics
Multi-year vesting period for PSUs and RSUs to motivate long-term performance and align the interests of our executive officers with stockholders’ interests
Independent consultant engaged by Compensation Committee
Benchmark compensation decisions against data from rigorously-determined peer group
Apply stock ownership guidelines (CEO guideline is 7x base salary)
Include clawback provisions in our key incentive programs
Perform an annual risk assessment of our compensation program
Regularly review dilution and share utilization levels
Annual incentives and PSU payouts are capped
Double trigger Change of Control provisions

No dividend equivalents on unearned awards
No hedging or pledging of Company securities
No repricing of underwater stock options
No excessive perks
No excise tax gross-ups related to Change of Control
No share recycling for options / SARs
No exchanges of underwater options for cash
No evergreen provisions in the equity plan

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Table of Contents	Executive Compensation
COMPENSATION PHILOSOPHY AND OBJECTIVES
At DXC, we are strongly committed to tying executive compensation to business performance. Throughout our evolution, our executive compensation program has been grounded in a pay for performance philosophy aimed at achieving strong alignment between the Company’s financial and strategic goals and our stockholders’ interests:
•We are committed to a pay for performance culture. Our executive compensation program aims to motivate our people to perform at a consistently high level and rewards contributions that enhance our ability to deliver outstanding results for our customers and create value for our stockholders.
•We believe that executive compensation should have a significant portion of pay at-risk, and be aligned to stockholders’ interests and the long-term value realized by our stockholders through a balance of cash and equity.
•We believe that the majority of an executive’s total target compensation should be variable and tied to achievement of measurable financial and strategic objectives that support the Company’s business strategy. Performance measures are reviewed annually to ensure that we continue to align our pay programs with our business strategy, create sustainable value, and motivate the right behaviors.
•Our people are critical to our success. We aim to attract, retain, and incentivize the best talent with a range of backgrounds, skills, capabilities, and experiences to unlock value for our customers and enable our business to thrive.
•We believe that executive compensation should be competitive to attract the best talent. Actual pay varies based on individual/team and Company performance.
•We believe that executive compensation should reflect an appropriate mix of short-term and long-term pay elements that make executives accountable for both short-term and long-term performance.
•We engage with stockholders on a regular basis to obtain their input on our executive compensation program design and operation, so that we can incorporate stockholder feedback into our planning process and revisions to our program.

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Executive Compensation	Table of Contents
COMPENSATION DETERMINATION PROCESS
Role of the Compensation Committee
The Compensation Committee is responsible for overseeing DXC’s executive compensation policies and programs. In fulfilling its responsibilities, the Compensation Committee reviews general trends in executive compensation, compensation plan design, and the total value and mix of compensation for our executive officers, including the CEO. On an annual basis, the Compensation Committee evaluates DXC’s executive compensation program to ensure it remains competitive in attracting, retaining, and motivating qualified executives, and supports our short-term and long-term business objectives.
The Compensation Committee considers various factors in determining compensation, including an executive’s experience, performance, and contributions, as well as the Company’s financial performance and overall business context. This flexibility is particularly important in designing compensation arrangements to attract and retain executives in a highly competitive, rapidly changing market. In addition, the Compensation Committee considers feedback the Company receives from stockholders when making decisions on the Company’s executive compensation practices.
Role of Management
The Compensation Committee coordinates with the President & Chief Executive Officer (“CEO”) and the Chief People Officer (“CPO”), in collaboration with management and the finance and legal groups as appropriate, to design and develop the compensation program. This group supports the preparation and analysis of financial data, peer group comparisons, and other materials to assist the Compensation Committee in making and implementing its decisions.
The CEO, with the assistance of the CPO, also conducts an annual review of the total compensation of each executive officer, including the NEOs (other than with respect to his own compensation). The review includes an assessment of each executive officer’s experience, performance, the performance of the executive officer’s respective business unit or function, and market pay levels within our peer group. After this review, the CEO recommends base salaries, target annual cash and long-term incentive opportunities, any payouts related to the annual cash incentive plan, and annual equity grants for the executive officers to the Compensation Committee for approval.
Role of Board
While the CEO provides recommendations to the Compensation Committee about executive officer compensation and Company-wide performance targets, the ultimate decisions regarding executive compensation are made by the Compensation Committee. When the Compensation Committee discusses the compensation recommendations of our CEO, our CEO does not play any role with respect to any matter affecting his own compensation and is not present during such discussions. The independent members of the Board approve the CEO’s compensation, and the CEO does not participate in the discussion.
Role of the Independent Compensation Consultant
The Compensation Committee retains Pay Governance, an independent compensation consulting firm, to advise on executive compensation matters and provide additional information regarding whether DXC’s executive compensation program is reasonable and consistent with its objectives. Pay Governance reports directly to the Compensation Committee and regularly participates in Compensation Committee meetings at the request of the Compensation Committee Chairman. During fiscal 2025, Pay Governance advised the Compensation Committee on executive compensation and governance trends; CEO and executive officer compensation; non-employee director compensation; incentive program design; selection of peer group companies; and the share usage and dilution in connection with the equity compensation plan.
Pay Governance has been retained since October 2020, and the Compensation Committee has the sole authority to retain, terminate, and obtain the advice of Pay Governance at the Company’s expense. The Compensation Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules and concluded that there are no conflicts of interest that prevent them from providing independent advisory services to the Compensation Committee.

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Table of Contents	Executive Compensation
While the Compensation Committee took into consideration the review and recommendations of Pay Governance when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.
Compensation Peer Group and Peer Selection Process
The Compensation Committee believes that obtaining relevant market and benchmark data where we compete for talent is very important to making determinations about executive compensation. Such information provides a solid reference point for making decisions and very helpful context even though, relative to other companies, there are differences and unique aspects of the Company.
The Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources, when making decisions about the structure and component mix of our executive compensation program. The Compensation Committee also considers broader industry practices and our competitors for talent.
The Compensation Committee, with the assistance of its independent consultant, developed and maintained a peer group in connection with decisions made in fiscal 2025 using the following criteria:
•IT and professional services industries
•Revenue in the range of 1/3x to 3x the revenue of DXC
•Direct competitors for talent
•Organizational scope/complexity (key financial and operating measures, number of employees, and profitability)
DXC operates in an industry where the market for top talent is very competitive. Accordingly, the Compensation Committee recognizes that an accurate representation of DXC’s competition for talent includes a broad number of companies across the IT services landscape. In addition, we compete for talent and hire from industry leading organizations with larger market capitalizations. While DXC’s unique position as a leading end-to-end IT services company means there are relatively few pure-play IT companies of our size that are considered direct comparators, we believe that the peer group provides DXC and the Compensation Committee with a valid set of comparators and benchmarks for the Company’s executive compensation program and governance practices. In fiscal 2025, no changes were made to the existing peer group.

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The peer group used in connection with decisions relating to fiscal 2025 components of compensation consisted of the following companies:

Company	Revenue Latest FYE(1) ($ in millions)	Total Employees (#)

Accenture plc	61,594	721,000
Aon plc	12,479	50,000
Automatic Data Processing, Inc.	18,012	60,000
Cisco Systems, Inc.	56,998	83,300
Cognizant Technology Solutions Corporation	19,428	355,300
Fidelity National Information Services, Inc.	14,528	69,000
Fiserv, Inc.	17,737	41,000
Hewlett Packard Enterprise Company	28,496	60,200
Intel Corporation	63,054	131,900
International Business Machines Corporation	60,530	288,300
Leidos Holdings, Inc.	14,396	45,000
Marsh & McLennan Companies, Inc.	20,720	85,000
Texas Instruments Incorporated	20,028	33,000
VMware, Inc.[2]	13,350	37,500
Western Digital Corporation	12,318	65,000
Willis Towers Watson Public Limited Company	8,866	46,600
Xerox Holdings Corporation	7,107	20,500
25th Percentile	13,350	45,000
Median	18,012	60,200
75th Percentile	26,450	85,000
DXC Technology Company	14,430	128,976
Percentile Rank	33rd	81st
1.The Compensation Committee considered the revenue information that was available at the time of review, including the latest fiscal year end revenue data available for the peer group and for DXC, as of August 31, 2023.
2.Subsequent to the Compensation Committee approval of the fiscal 2025 peer group, VMware, Inc. was acquired by Broadcom Inc. in November 2023 and ceased being considered a compensation peer at that time.
As disclosed in DXC’s fiscal 2024 Proxy Statement, the CEO’s fiscal 2025 total target compensation was set at approximately the 50th percentile of our executive compensation peer group. For other named executive officers, we do not formally set total compensation, or any specific element of compensation, at a specific percentile of the peer group for each position. Instead, the peer group and market data are used as a reference point to provide information on the range of competitive pay levels and current compensation practices in our industry. In addition to the selected peer group, the Compensation Committee also references general and specific industry surveys from other sources.

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Table of Contents	Executive Compensation
COMPONENTS OF OUR COMPENSATION PROGRAM
Fiscal 2025 Executive Compensation Program Overview
DXC’s executive compensation program aligns with our business strategy and aligns with our pay for performance philosophy. The program for our NEOs for fiscal 2025 is outlined in the table below. Our program was structured with a mix of variable and fixed compensation that incentivizes achievement of short-term financial objectives and long-term stockholder value creation and appropriately considers the objectives and measures of success entailed in our strategic priorities.
Fiscal 2025 Pay Components
The Compensation Committee uses the components of compensation outlined in the chart below in order to achieve its executive compensation program objectives. The Compensation Committee has developed a balanced program, but also focuses on metrics that can be measured in the near-term that drive value for our stockholders. To verify that each executive officer’s total compensation is consistent with the Compensation Committee’s compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy, the Compensation Committee regularly reviews all components of the program.

Type of Pay	Purpose	Key Characteristics

Base Salary

Fixed	•Fixed cash compensation based on the individual’s experience, skills, and competencies, relative to the competitive market value of the role
•Reflects competitive market conditions and individual experience and performance
•Commensurate with scope of responsibility, experience, internal value of the position and impact to the Company, reflecting internal pay equity

Annual Cash Incentive

Performance-Based
•Variable cash compensation motivates achievement of annual strategic goals, as measured by objective, pre-established financial metrics
•Metrics are intended to drive consistent growth and stockholder value creation by measuring successful execution of our current strategy

•Target opportunities are based on market data and reflect impact to the Company of the executive role
•Actual payouts are based on achievement of measurable Company performance and individual or team performance

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Type of Pay	Purpose	Key Characteristics

Long-Term Incentive

Performance-Based Restricted Stock Units (PSUs)*
•Encourage focus on long-term stockholder value creation through profitable growth and increase in stock price over time
•Aligns compensation with key indicators of success of our strategy
•Promotes retention through long-term performance achievement and vesting requirements

•70% long-term incentive (“LTI”) weighting of regular annual grant in PSUs for the CEO (60% for other NEOs) ensures a substantial proportion of equity and overall compensation is performance-based
•Payouts based on:
100% weighted metric of cumulative Free Cash Flow achievement over the three-year performance period against a meaningful target goal, aligning executive pay with long-term financial growth, and
+/-20% modifier of relative Total Shareholder Return (“rTSR”) achievement against a custom comparator group over the three-year performance period, aligning executive pay with the creation of stockholder value
Cliff vesting feature generally requires continued employment through the end of the three-year performance period

Time-Based Restricted Stock Units (RSUs)*	•Aligns with stockholder interests and incentivizes long-term value creation and retention	•30% LTI weighting of regular annual grant in RSUs for the CEO (40% for other NEOs) •Vests in increments over a three-year period

*As discussed below, our executive officers are subject to rigorous stock ownership guidelines in order to further align their interests with the interests of our stockholders.

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Table of Contents	Executive Compensation
The graphics below illustrate the fiscal 2025 mix of fixed, target short-term incentive, and target long-term incentive compensation we provided to our CEO and other NEOs.*
*The above pay mix percentages reflected are rounded to the nearest whole percentage number.
Total Target Direct Compensation Decisions – Predominantly in long term component:
As disclosed in DXC’s fiscal 2024 Proxy Statement, when Mr. Fernandez was appointed to full-time President and Chief Executive Officer on February 1, 2024, the Compensation Committee, in consultation with Pay Governance, considered his proven experience and executive leadership and aligned his fiscal 2025 total target compensation with the prior CEO’s fiscal 2024 total target compensation, which was also aligned with the peer median total target compensation of approximately $19,000,000. In accordance with our pay for performance and stockholder alignment philosophy, the vast majority (93%) of the target total direct compensation opportunity in fiscal 2025 was variable and at-risk, with a majority (69%) being subject to rigorous short- and long-term performance conditions.
Also, consistent with our pay for performance model, during fiscal 2025, the Compensation Committee increased the target total compensation of both Mr. Del Bene to approximately align his pay with the median of peer CFOs, and Mr. Drumgoole due to him assuming an expanded role in a critical business leadership position of the Company in fiscal 2025. The vast majority (100% for Mr. Del Bene and 90% for Mr. Drumgoole) of the target compensation increases were allocated to the long-term incentive component to further align compensation to stockholders’ interests. No other fiscal 2025 NEOs received any adjustments.

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Base Salary
Base salary is designed to compensate executives for normal day-to-day responsibilities and represents the fixed component of annual total pay.
Base salaries are individually determined based on a variety of considerations, including individual and Company performance, responsibilities associated with the role, skills, experience, achievements, and the competitive market for the position.

NEO	Fiscal 2024 Base Salary ($)	Fiscal 2025 Base Salary ($)	Change (%)

Raul J. Fernandez(1)	115,000/month	1,380,000	0%
Robert Del Bene	725,000	725,000	0%
Howard Boville	1,000,000	1,000,000	0%
Christopher Drumgoole	700,000	800,000	14%
Matthew K. Fawcett	N/A	650,000	N/A
Andrew Wilson(2)	775,000	775,000	0%
James M. Brady(3)	700,000	700,000	0%
1.As disclosed in DXC’s 2024 Proxy Statement, all elements of Mr. Fernandez’s fiscal 2024 target compensation were per the arrangements established in connection with his role as Interim President and Chief Executive Officer. Mr. Fernandez’s Employment Agreement as the full-time President and Chief Executive Officer was effective as of April 1, 2024, the first day of DXC’s fiscal 2025.
2.Mr. Wilson left DXC during fiscal 2024 (August 2024).
3.Mr. Brady left DXC during fiscal 2024 (November 2024).
For newly hired executive officers, including Mr. Fawcett, the Compensation Committee establishes initial base salaries at the time the executive officer is hired, considering the position and the executive’s experience and qualifications, as well as peer and market data.
As part of its overall retention strategy, effective April 1, 2025 (the first day of DXC’s fiscal 2026), the Compensation Committee also approved increases to Mr. Fernandez’s annual base salary from $1,380,000 to $1,500,000 and to Mr. Del Bene’s salary from $725,000 to $800,000, respectively.
Annual Cash Incentive Plan
The annual cash incentive plan for executive officers rewards NEOs for the achievement of key short- term financial and other objectives that the Compensation Committee views as important steps in the execution of our overall business strategy, with the intent ultimately of increasing stockholder value.

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Table of Contents	Executive Compensation
Overview
DXC’s fiscal 2025 annual cash incentive plan’s pool funding, subject to additional caps on payouts, is calculated based on the following formula:

Financial Metrics 100%		Total 100%
Organic Revenue Growth % 50%	Adjusted EBIT Margin % 50%	Pool Funding
Financial Performance Measures
The amount of the incentive pool, if any, under the annual cash incentive plan is based on our achievement against pre-defined targets on two financial performance metrics.
The two financial performance measures, Organic Revenue Growth Percentage (“%”)1 and Adjusted EBIT Margin Percentage (“%”)2, collectively represented 100% of the target opportunity for the fiscal 2025 annual cash incentive plan. Organic Revenue Growth and Adjusted EBIT Margin are critical building blocks to achieve our key strategic goals and drive stockholder value creation, with equal weighting on top-line revenue growth and overall sustained profitability, as both closely correlate to cash generation, which is a key component of driving long-term financial success for the Company in tandem with long-term value for our stockholders. The metrics are equally weighted to reinforce that both revenue and profits are equally important in driving sustainable growth for DXC.*
1.Organic Revenue Growth %. Organic Revenue Growth % measures the year over year percentage growth in GAAP Revenue through internal organic growth without the impact of fluctuations in foreign currency rates and without the impacts of acquisitions and divestitures.
2.Adjusted Earnings Before Interest and Taxes (EBIT) Margin %. Adjusted EBIT Margin, which is GAAP EBIT adjusted to exclude certain items which DXC management believes are not indicative of operating performance, including restructuring costs, amortization of acquired intangible assets, transaction, separation, and integration-related costs, merger-related indemnification, gains and losses on dispositions of businesses, pension and OPEB actuarial and settlement losses and impairment losses.
*For a reconciliation of non-GAAP measures as set forth in this Proxy Statement to the most directly comparable GAAP measures, see “Appendix - Non-GAAP Financial Measures.”
Target, Threshold, and Maximum Performance Levels
The Compensation Committee set the performance targets at levels that it considered rigorous and challenging, that required substantial effort to achieve, and that considered the relevant risks and degree of difficulty during our transition path to sustained growth. The Compensation Committee also took into consideration the recent disposition of businesses as part of DXC’s strategic priorities and how such dispositions may affect the relevant financial performance of the Company. In determining specific financial goals for the year, the Compensation Committee reviewed the annual operating plan, various factors related to the achievability of budgeted goals, including the risks associated with various macroeconomic factors, and performance relative to prior years.
The Compensation Committee set the threshold level such that significant performance as a percent of the target opportunity would need to be attained (90% for Adjusted EBIT Margin % and 95% for Organic Revenue Growth %, respectively) and set the maximum level at 105% for Organic Revenue Growth % and 110% for Adjusted EBIT Margin %, respectively, to underscore the importance of achieving the targets and present a significant challenge requiring exceptionally strong performance and significant effort to achieve.

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If performance for a metric is below the threshold level, then the payout will be 0% of the target payout. If we achieve 100% of target performance for a metric, the payout is 100% of target. If performance is between the threshold level and target level, or the target level and the maximum level, then the payout will be determined based on the payout graph below, providing between 50% and 200% of the target payout based on linear interpolation. If performance is above the maximum level, the maximum payout of 200% of target will be earned for that metric.
After the end of fiscal 2025, the Compensation Committee determined achievement with respect to each of the financial metrics and corresponding pool funding, independently.
Individual Performance Modifier & Business Performance Allocation of Pool Funding
Once the pool funding is determined, the pool funding percentage is applied to the product of (i) the executive’s base salary and (ii) the target opportunity percentage. The pool funding is also then allocated to each business in alignment with financial performance to ensure higher performing businesses receive a higher percentage of the funding and vice versa. Final funded amounts may then be subject to an individual performance modifier at the discretion of the Compensation Committee.
The individual modifier ranges from 0% to 200%, but for fiscal 2025, it was not applied to any of the named executive officers for individual performance because they were all assessed as one team. The standard formula for calculating the individual payout in the plan is as follows:

Pool Funding	Target Bonus	Individual Performance Modifier	Individual Payout
Although the Compensation Committee discusses the pool funding with the CEO, he is not involved in decisions pertaining to his own compensation or payouts. The Compensation Committee, in alignment with the full Board, determines the CEO’s annual cash incentive.

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Target Opportunities
The Compensation Committee determines the target annual cash incentive opportunity available to each NEO by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to the peer group company percentages of salary and the proportion of total direct compensation represented by the annual cash incentive.

NEO	Fiscal 2025 Target Annual Cash Incentive Plan Opportunity as a % of Base Salary (%)	Fiscal 2025 Target Annual Cash Incentive Plan Opportunity ($)

Raul J. Fernandez	200%	2,760,000
Robert Del Bene	125%	906,250
Howard Boville	135%	1,350,000
Christopher Drumgoole(1)	135%	1,068,904
Matthew K. Fawcett	110%	715,000
Andrew Wilson(2)	135%	1,046,250
James M. Brady(3)	125%	875,000
1.Mr. Drumgoole’s target annual cash incentive opportunity is prorated based on the May 1, 2024 effective date of his fiscal 2025 compensation increase.
2.Mr. Wilson left DXC during fiscal 2024 (August 2024).
3.Mr. Brady left DXC during fiscal 2024 (November 2024).
For fiscal 2025, the Compensation Committee determined to increase Mr. Drumgoole’s target annual cash incentive opportunity as a percentage of base salary by 10 percentage points due to him assuming an expanded role in a critical business leadership position in fiscal 2025. For the other NEOs, the Compensation Committee determined not to change any of the target annual cash incentive percentages in fiscal 2025.
As part of its retention strategy, effective April 1, 2025 (the first day of DXC’s fiscal 2026), the Compensation Committee also approved increases to Mr. Fernandez’s target annual cash incentive opportunity from 200% of base salary to 250% of base salary and to Mr. Del Bene’s target annual cash incentive opportunity from 125% of base salary to 135% of base salary, respectively.
Achievement of Financial Metrics
The Compensation Committee verifies achievement relative to the targets for Organic Revenue Growth % and Adjusted EBIT Margin % to determine the respective performance levels, and then translates those performance levels to pool funding levels.
The Compensation Committee set the performance targets at levels that it considered rigorous and challenging, that required substantial effort to achieve, and that considered the relevant risks and degree of difficulty. The targets for the annual incentive compensation program are below.

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The Company’s achievement for Adjusted EBIT Margin % resulted in 96.0% funding for the metric and achievement for Organic Revenue Growth % resulted in 85.1% funding for the metric, which were both below target performance, but above threshold, resulting in a calculated payout of 91% of target, also demonstrating the alignment between pay and performance.

Performance Metric	Relative Weighting (%)	Target (%)	Actual Result (%)	Funding (% of Target)	Weighted Funding %

Organic Revenue Growth %(1)	50%	(3.1%)	(4.6%)	85.1%	43%
Adjusted EBIT Margin %(1)	50%	8.0%	7.9%	96.0%	48%
Calculated Pool Funding %					91%
1.For a reconciliation of non-GAAP measures as set forth in this Proxy Statement to the most directly comparable GAAP measures, see “Appendix - Non-GAAP Financial Measures.”
Performance Factor Based on Actions of the NEOs & Business Performance Allocation of Pool Funding
During fiscal 2025, our highest priority was to work together as one team to execute DXC’s business strategy. As a result, the Compensation Committee and the CEO determined to evaluate the NEOs collectively as one. As such, for fiscal 2025, the subjective individual performance modifier was not used for the NEOs. However, in accordance with the approved fiscal 2025 annual cash incentive plan design, the funded amounts of the fiscal 2025 target annual cash incentives of our NEO business leaders, Mr. Boville and Mr. Drumgoole, were modified based on the financial performance against pre-set goals for their respective business offerings.
Payout Determination
The Compensation Committee verified achievement of financial metrics relative to the targets to determine the respective performance levels.
The total payout under our annual cash incentive plan for each NEO for fiscal 2025 is reflected in the table below.

NEO(1)	Pool Funding (%)	X	Target Annual Cash Incentive ($)	=	Individual Payout ($)[4]

Raul J. Fernandez	91%	X	2,760,000	=	2,520,000
Robert Del Bene	91%	X	906,250	=	825,000
Howard Boville(2)	64%	X	1,350,000	=	864,000
Christopher Drumgoole(2)(3)	94%	X	1,068,904	=	1,010,000
Matthew K. Fawcett	91%	X	715,000	=	651,000
1.Mr. Wilson and Mr. Brady both left DXC during fiscal 2025 and their entire respective fiscal 2025 annual cash incentive payout opportunities were canceled.
2.In accordance with the fiscal 2025 annual cash incentive plan design, the funding for Mr. Boville’s and Mr. Drumgoole’s individual payouts was modified based on the financial performance of their respective business offerings.
3.Mr. Drumgoole’s target annual cash incentive opportunity is prorated based on the May 1, 2024 effective date of his fiscal 2025 compensation increase.
4.Final rounded individual payouts include the application of additional accrued pool funding for all NEOs except Mr. Boville.

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Table of Contents	Executive Compensation
Long-Term Incentives
The third main component of our executive compensation program is long-term incentives delivered in the form of equity. Consistent with our pay for performance philosophy, this component is also the largest component of executive total pay.
Long-term incentive equity awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term stockholder value. The Compensation Committee, based on recommendations from management and its compensation consultant, structured the long-term incentive opportunity for the NEOs to motivate executive officers to achieve multi-year strategic goals and deliver sustained long-term value to stockholders, and to reward them for doing so.
The use of equity as the vehicle for long-term incentives creates a strong link between performance and payouts, and a strong alignment between the interests of executive officers and our stockholders. Multi-year vesting improves retention because it gives executives an incentive to stay with the Company throughout the vesting period and be actively engaged in driving strong financial results.
Finally, stock-based grants create an ownership mindset by giving executives an equity stake in the business, which gives them a strong incentive to manage the Company with the long-term perspective of an owner.
Equity Vehicles and Mix for Annual Grants
The Compensation Committee determined to use the same PSU performance components for the fiscal 2025-2027 cycle as were used in the prior two fiscal years, but adjusted from being equally weighted metrics in the prior fiscal years to a 100% weighted FCF metric and a +/- 20% rTSR modifier measured over a three-year period. The Compensation Committee believes these components best align executive pay with stockholder value creation as well as business operations.

Equity Vehicle	Fiscal 2025 Allocation	Vesting Period	How Payouts Are Determined	Rationale for Use

PSUs	•70% for CEO •60% for other NEOs	Three-year cliff
100% weighted metric of cumulative Free Cash Flow (“FCF”) achievement over the three-year performance period
+/-20% modifier of relative Total Shareholder Return (“rTSR”) against a custom comparator group over the three-year performance period*

•Cumulative FCF production aligns executive officer compensation directly with a key long-term indicator of fiscal strength
•rTSR performance aligns executive officer compensation directly with the creation of stockholder value
•Promotes long-term focus

RSUs	•30% for CEO •40% for other NEOs	Three years: One-third per year	Value of stock at vesting	•Aligns with stockholders •Promotes retention •Provides alignment to stockholders’ interests, even during periods of market volatility

*rTSR is defined as the Company’s Total Shareholder Return (“TSR”) for the fiscal 2025 PSU performance period (4/1/2024 - 3/31/2027), in relation to the TSRs of the companies that are members of the comparison peer group described below. TSR means the difference between (i) the average price of a share of the relevant company’s stock during the 20 trading days immediately preceding and including the start date of the performance period and (ii) the average price of a share of the same company’s stock during the last 20 trading days of the performance period, plus the value of gross dividends paid as if reinvested in the relevant company’s stock on the ex-dividend date and other appropriate adjustments for such events as stock splits.

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Based on objective criteria to identify business and capital-market competitors that avoids self-selection, the 14 relative TSR comparison companies selected for the fiscal 2025 PSUs are composed of U.S. S&P companies with annual revenues greater than or equal to $2,000,000,000 in the following designated service sectors of (1) IT Consulting & Other Services and (2) Data Processing & Outsourced Services. These comparison companies were reviewed and approved by the Compensation Committee. The group of companies is partially different than the fiscal 2025 compensation peer group identified under “Compensation Peer Group and Peer Selection Process” above:

DXC Technology’s Fiscal 2025 PSU rTSR Peer Group
(U.S. S&P companies with annual revenues greater than or equal to $2,000,000,000 in the following designated service sectors of (1) IT Consulting & Other Services and (2) Data Processing & Outsourced Services, as of the start of the performance period of April 1, 2024)

Accenture plc Broadridge Financial Solutions, Inc. Cognizant Technology Solutions Corporation Concentrix Corporation Conduent Incorporated	EPAM Systems, Inc. Gartner, Inc. Genpact Limited International Business Machines Corporation Kyndryl Holdings, Inc.	Maximus, Inc. SS&C Technologies Holdings, Inc. TTEC Holdings, Inc. Unisys Corporation
Stockholder feedback continues to reflect support and encouragement for use of these PSU components.
The time-based RSUs are complementary to performance-based PSUs because they provide strong retention value, help balance periods of stock price volatility, and reinforce an ownership culture and commitment to creating stockholder value.
The PSUs granted to the NEOs represent the opportunity to earn shares at the end of the three-year performance cycle based on a 100% cumulative FCF weighted metric and +/-20% rTSR modifier for the performance period of fiscal 2025-2027.
The PSUs, if any, will vest after the end of the three-year performance period. The vesting for the PSUs range from 0% to 200% of the target number of shares of the grant, inclusive of the +/-20% rTSR modifier, and the rTSR modifier will be capped at 0% for negative TSR. Since this is a three-year cliff plan, the actual value received by NEOs will be based on the stock price at the time of vesting after the three-year performance period ends. Moreover, the vested shares are also subject to significant shareholding requirements, including 7x salary for the CEO.
Target Opportunities
The Compensation Committee established target long-term incentive opportunities for each of the NEOs, considering the following:
•The values of, allocations to, and proportion of total compensation represented by the long-term incentive opportunities at the peer group companies
•Individual performance and criticality of, and expected future, contributions of the NEO
•Time in role, skills, and level of experience
•Retention considerations
The Compensation Committee determined the aggregate target value of the long-term incentive equity grants, and then allocated the target value 70%/60% PSUs and 30%/40% RSUs for the CEO and other NEOs, respectively. The 70% allocation to PSUs for the CEO underscores the significant emphasis on performance-based equity.

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The specific long-term incentive opportunity for each NEO for fiscal 2025 was as follows:

NEO	Base Salary ($)	Target LTI (%)	Value ($)	PSUs ($)	PSUs (#)	RSUs ($)	RSUs (#)

Raul J. Fernandez	1,380,000	1083%*	14,950,000	10,465,000	514,757	4,485,000	220,610
Robert Del Bene	725,000	775%	5,618,750	3,371,250	165,826	2,247,500	110,551
Howard Boville	1,000,000	800%	8,000,000	4,800,000	236,104	3,200,000	157,403
Christopher Drumgoole	800,000	765%	6,120,000	2,100,000	180,620	2,448,000	120,413
Matthew K. Fawcett	650,000	500%	3,250,000	1,950,000	95,917	1,300,000	63,945
Andrew Wilson(1)	775,000	800%	6,200,000	3,720,000	182,981	2,480,000	121,987
James M. Brady(1)	700,000	500%	3,500,000	2,100,000	103,296	1,400,000	68,864
*Mr. Fernandez’s Target LTI % is rounded to the nearest whole percentage number.
1.Mr. Wilson and Mr. Brady both left DXC during fiscal 2025 and their entire respective fiscal 2025 annual equity grants were canceled.
In line with DXC’s Equity Grant Policy, the number of PSUs and RSUs granted was calculated by dividing the target dollar amount of each award by the average closing price of DXC stock for the three-month period ending on the grant date. This approach reduces the impact that positive or negative swings in our stock price can have on the executive’s award size. The grant value that appears in the Summary Compensation Table will be different than the executive’s target value set forth below because it is calculated by multiplying the number of target PSUs and RSUs granted by the grant date fair value, which is determined using a Monte Carlo valuation for the PSUs and is determined using the closing price on the date of grant for the RSUs. The actual amount realized will depend on financial and relative stock price performance over the three-year performance period.
Vesting of Fiscal 2023 PSUs
In fiscal 2023, the Compensation Committee granted PSUs with performance-based vesting requirements for the three-year performance period of fiscal 2023-2025. The PSUs granted to the NEOs represented the opportunity to earn shares at the end of the three-year performance cycle based 50% on cumulative Free Cash Flow (“FCF”) performance and 50% on relative Total Shareholder Return (“rTSR”). For the 50% FCF metric, the NEOs earned PSUs based on the three-year cumulative FCF performance as compared to FCF pre-set targets. For the 50% rTSR metric, the NEOs earned PSUs based on the three-year rTSR performance as compared to a custom peer group.
The FCF performance levels set by the Compensation Committee reflected rigorous cumulative three-year growth rates, as compared to the most recent completed fiscal year FCF performance (fiscal 2022) at the time of the fiscal 2023 PSUs grant date in May 2022, which was used as a baseline and then combined with the cumulative total of the two most recent completed fiscal year FCF performances (fiscal 2021-2022) to establish a 3-year cumulative FCF performance comparison of $834,000,000 in setting the target growth rates.
More specifically, the FCF target performance level of $1,360,000,000 required an approximate cumulative growth rate of a rigorous 63.1% over the three-year comparator performance period. The threshold performance level of $1,230,000,000 required approximately a 47.5% total cumulative growth rate. Below that there is no payout. PSU payouts based on the 50% FCF metric ranged from 0% to 200% of one-half of the target number of shares of the fiscal 2023 PSU grant, with the 200% vesting maximum performance level of $1,500,000,000 representing a cumulative growth rate of approximately 79.9%.

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After the end of the three-year period, the Compensation Committee determined that based on the cumulative FCF performance of $2,180,000,000, the 50% portion of the fiscal 2023 PSUs based on the performance of the FCF metric earned at 200% of target, with an achieved cumulative FCF growth rate of approximately 161.4%, as compared to the above-noted three-year comparator cumulative FCF.
For the 50% portion of the fiscal 2023 PSUs based on the rTSR metric, the three-year target performance level was set at the 50th percentile of the rTSR peer group. The threshold performance level was set at the 25th percentile of the rTSR peer group. Below that there is no payout. PSU payouts based on the 50% rTSR metric ranged from 0% to 200% of one-half of the target number of shares of the fiscal 2023 PSU grant, with the 200% vesting maximum performance level set at the 75th percentile of the rTSR peer group. DXC’s three-year TSR performance of -45.56% was compared against the custom group of peers and calculated to be at the 6th percentile of the rTSR peer group, which was below the threshold payout performance. As such, there was no payout of shares for the 50% portion of the fiscal 2023 PSUs based on the rTSR metric.*
In addition, the closing stock price on the settlement date of May 21, 2025 for the fiscal 2023 PSUs was 42% of the value of the closing stock price on May 31, 2022, the grant date of the fiscal 2023 PSUs, further reflecting executive performance-based realized pay aligning with our stockholder experience over the three-year performance period.
Also, our NEOs are subject to rigorous stock ownership guidelines in order to further align their interests with the long-term interests of our stockholders.
Based on these performance results, the NEOs earned PSUs in respect of their fiscal 2023 PSU grants as follows:

NEO(1)	Target FCF PSUs (#)	FCF PSUs Award Achievement (%)	Earned FCF PSUs (#)	Target rTSR PSUs (#)	rTSR PSUs Award Achievement (%)*	Earned rTSR PSUs (#)

Christopher Drumgoole	17,013	200%	34,026	17,012	0%	—
James M. Brady(2)	15,190	—	—	15,189	—	—
1.Messrs. Fernandez, Del Bene, Boville, & Wilson were not employees of the Company in fiscal 2023 and did not receive fiscal 2023 PSUs.
2.Mr. Brady left DXC in fiscal 2025 and all his outstanding fiscal 2023 PSUs were canceled.
*    rTSR was calculated as the Company’s Total Shareholder Return (“TSR”) for the fiscal 2023 PSU performance period (4/1/2022 - 3/31/2025), in relation to the TSRs of the companies that were members of the comparison peer group described below. TSR means the difference between (i) the average price of a share of the relevant company’s stock during the 20 trading days immediately preceding and including the start date of the performance period and (ii) the average price of a share of the same company’s stock during the last 20 trading days of the performance period, plus the value of gross dividends paid as if reinvested in the relevant company’s stock on the ex-dividend date and other appropriate adjustments for such events as stock splits.
The fiscal 2023 rTSR peer group consisted of the eighteen companies in the S&P 500 IT Services Index as of April 1, 2022 (the start of the three-year performance period), plus a custom peer set of seven companies that were considered business or market competitors (Conduent Incorporated, Cisco Systems, Inc., Hewlett Packard Enterprise Company, Intel Corporation, Kyndryl Holdings, Inc., Unisys Corporation, and VMware, Inc.). VMware, Inc. was removed from the rTSR peer group upon its acquisition by Broadcom Inc. in November 2023.

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Other Elements of Compensation
In addition to base salary, annual cash and long-term incentives, DXC provides a mix of other benefits as part of each NEO’s total rewards package.
Retirement Benefits
The Compensation Committee views retirement benefits as an important component of DXC’s executive compensation program. DXC offers its employees, including the NEOs, a retirement program that provides the opportunity to accumulate funds for retirement.

Matched Asset Plan (MAP)	Broad-based, qualified, defined contribution 401(k) plan with Company match on a portion of employee contributions and directed investment alternatives.

Deferred Compensation Plan	Unfunded plan offered to a select group of management or highly compensated employees. Allows participants to defer receipt of incentive compensation and salary.

Health Care Benefits
DXC provides health and welfare benefits to eligible employees, including medical, dental, life, disability, and accident insurance. These benefits are available to all U.S. employees generally, including the NEOs. These programs are designed to provide certain basic quality-of-life benefits and protections.
Perquisites
DXC provides certain limited perquisites to senior executives, including the NEOs, to enhance their security and productivity. Perquisites include optional financial planning services, optional executive health screening benefits, and relocation benefits for new hires, as applicable.
We believe the benefits and limited perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
Per Mr. Fernandez’s Employment Agreement, we reimburse Mr. Fernandez for up to $50,000 annually for assistance with tax preparation and financial planning, up to $50,000 annually for concierge medical plan premiums, and one-time reimbursement of up to $60,000 for legal expenses related to the preparation and execution of his Employment Agreement, which was effective as of April 1, 2024 (the first day of DXC’s fiscal 2025). In fiscal 2025, Mr. Fernandez was also provided with executive security protection, executive health services, and additional coverage of life insurance premiums and financial planning, as approved by the Compensation Committee. In addition, Mr. Fernandez may use DXC-owned or leased aircraft for business purposes and reasonable personal use for domestic flights only and subject to such limits as may be reasonably imposed by the Board. Mr. Fernandez takes an active approach to overseeing and managing our global operations, which necessitates both U.S. domestic and international travel due to our diverse set of business and operations centers and many customer locations around the world. Access to corporate aircraft is provided to Mr. Fernandez to ensure business efficiency and security/privacy of business information and communications, especially given the global nature of DXC’s business.
Mr. Fernandez was taxed on the value of the corporate aircraft usage according to IRS rules, and no tax gross-up was provided for personal usage of corporate aircraft or any other perquisite they received. See the notes to the Summary Compensation Table for more information about the perquisites provided to the NEOs.

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Severance and Change of Control Compensation
To offer competitive total compensation packages to our executive officers, align the interests of our executives with the interests of our stockholders, as well as to ensure the ongoing retention of these individuals, DXC offers certain post- employment benefits to a select group of executives, including its NEOs.
Various arrangements provide for the payment of certain severance and other benefits to participants for terminations not in connection with a Change of Control (as defined below). These arrangements generally provide for the payment of severance amounts if the CEO’s or other NEOs’ employment is terminated by us without Cause, or if the CEO or certain NEOs terminate their employment for Good Reason. For such terminations, generally cash severance amounts are one times the sum of base salary and target bonus, or two times the sum of base salary plus target bonus plus a pro rata bonus for the CEO. Twelve months of Company-subsidized COBRA continuation is also provided to executives participating in DXC’s health group plan. In addition, our NEOs are entitled to certain acceleration and/or continued vesting of all or a portion of their equity awards upon certain qualifying terminations in accordance with their equity grant agreements (and, for our CEO, under his Employment Agreement).
Our Change of Control Severance Plan for Senior Management and Key Employees (which covers our NEOs other than the CEO) and the CEO’s Employment Agreement (which covers the CEO) each provide for severance benefits upon “double trigger” terminations without Cause by the Company within three years after a Change of Control, or a termination by the NEOs for Good Reason within two years after a Change of Control. The amount of severance is equal to a multiple (as set forth below) of the sum of the NEO’s then-current annual base salary plus the greater of (i) the average of the three most recent annual cash incentive awards paid or determined, (ii) the target annual bonus for the year of termination, or (iii) the most recent annual bonus paid or determined prior to termination, plus a pro rata bonus for the year of termination, and health and welfare benefits. The multiple for NEOs other than the CEO is 2x, and the multiple for the CEO is 3x. Unvested time-vesting and performance-vesting restricted stock units are “double trigger” and vest only if there is a termination of employment following a Change of Control. There are no tax gross-ups on any amounts payable in connection with a Change of Control. In addition, our NEOs are entitled to certain acceleration and/or continued vesting of all or a portion of their equity awards upon certain qualifying terminations in connection with a Change of Control in accordance with their equity grant agreements (and, for our CEO, under his Employment Agreement).
Additional details about these severance arrangements are provided in the “Potential Payments Upon Change of Control and Termination of Employment” section.

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ADDITIONAL COMPENSATION POLICIES AND PRACTICES
Stock Ownership Guidelines
DXC’s stock ownership guidelines reflect the Company’s strategy of placing a stronger emphasis on pay for performance and achieving strong alignment between our financial goals and our stockholders’ interests. The Compensation Committee believes that stock ownership by executive officers further aligns their interests with those of long-term stockholders. We have equity ownership guidelines for senior level executives to encourage them to build their ownership positions in DXC’s common stock over time. The ownership guidelines for the CEO and other NEOs, expressed as a multiple of base salary, are as follows:

Position	Multiple of Base Salary

CEO	7x
Other Executive Officers	3x
Shares owned outright by the executive officer or jointly with, or separately by, his or her immediate family members residing in the same household, shares held in any DXC retirement plan, and unvested time-based RSUs may be counted toward the guideline, but unvested PSUs do not count toward the guideline. Covered executive officers are expected to attain the applicable ownership within five years of being appointed to their positions. The Compensation Committee reviews compliance with the guidelines on an annual basis.
Compensation Recoupment (Clawback) Policy
DXC’s prior compensation recoupment or clawback policy allowed us to recover cash or equity performance-based compensation from participants whose fraud or intentional illegal conduct materially contributed to a financial restatement. The policy allowed for the recovery of the difference between compensation awarded or paid and the amount which would have been paid had it been calculated based on the restated financial statements, excluding any tax payments. Effective as of October 2, 2023, we adopted an amended and restated Compensation Recovery Policy to comply with the SEC and New York Stock Exchange new clawback rules. The amended and restated Compensation Recovery Policy applies to erroneously-awarded incentive compensation (including equity awards) received by current and former executive officers on or after October 2, 2023 in the event that we are required to prepare an accounting restatement that corrects an error in previously issued financial statements due to material noncompliance with any financial reporting requirement under the securities laws. Any incentive-based compensation received prior to October 2, 2023, would remain subject to our prior clawback policy.
In addition, under our equity grant agreements, employees may be required to forfeit awards or gains if the recipient breaches the non-competition, non-solicitation of employees, or non-disclosure provisions of such agreements.
Equity Grant Policy
We maintain an Equity Grant Policy and do not take material nonpublic information into account when determining the timing and terms of equity awards or for the purpose of affecting the value of executive compensation. Our Compensation Committee generally approves annual equity awards in the first quarter of the new fiscal year, which allows the Compensation Committee to review and consider the Company’s financial results from the prior fiscal year when making grants. Other than grants made in connection with hiring, promotions and retention, equity awards are generally granted to NEOs at the same time that equity awards are granted to all other employees who are eligible for such awards.
Our long-term incentive compensation does not currently include regular stock option grants; in fiscal 2025, such compensation consisted solely of RSUs and PSUs. In accordance with the Equity Grant Policy, the number of RSUs or target number of PSUs granted is determined by dividing the target grant value by the average closing trading price of the Company’s common stock over the three-calendar month period ending on and including the grant date.

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Proximity of any awards to an earnings announcement or other market events is coincidental. In the event material nonpublic information were to become known to the Compensation Committee before the grant of an equity award, the Compensation Committee would consider the information and use its business judgment to determine whether to delay the grant to avoid any appearance of impropriety.
Policies on Hedging and Pledging
Our policies prohibit employees, officers, and directors from engaging in any speculative or hedging transactions in our securities designed to hedge or offset decreases in the market value of DXC’s securities. No employee, officer, or director may engage in short sales of DXC securities, hold DXC securities in a margin account, or pledge DXC securities as collateral for a loan.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code generally disallows a deduction for annual compensation in excess of $1 million that we pay to our CEO, CFO, our next three most highly compensated officers and any other individual who has served as one of our covered executive officers after 2016, other than pursuant to certain legacy compensation arrangements in effect on November 2, 2017. For any taxable year beginning after December 31, 2026, the American Rescue Plan Act of 2021 updated Section 162(m) to include an additional five highest paid employees to the definition of “covered employees.” Compensation decisions for our NEOs are driven by market competitiveness and the other factors described above in this CD&A, and the Compensation Committee approves non-deductible compensation whenever it believes that corporate objectives justify the cost of being unable to deduct such compensation.
Risk Assessment
To assess the risks arising from our compensation policies and practices, management reviewed our various compensation programs for fiscal 2025, and presented this risk assessment to the Compensation Committee. The risk assessment included a review of our compensation plans from various perspectives, as well as other aspects of our programs that mitigate risk, ultimately assessing whether the policies and practices could directly or indirectly encourage or mitigate risk-taking by executives or increase risk to DXC. The assessment concluded that our policies and programs were not reasonably likely to have a material adverse effect on the Company. We also considered the Company’s robust executive stock ownership guidelines, clawback policy and anti-hedging and anti-pledging policies as risk-mitigating features of our executive compensation program.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of PSUs and RSUs under our equity incentive award plans are accounted for under ASC Topic 718. The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Compensation Committee may revise certain programs to appropriately align accounting expenses of equity awards with the overall executive compensation philosophy and objectives.

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Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed this Compensation Discussion & Analysis (“CD&A”) with management. Based on this review and discussion, it has recommended to the Board that the CD&A be included in this Proxy Statement and in the Annual Report on Form 10-K filed for the fiscal year ended March 31, 2025.
Compensation Committee of the Board of Directors
Akihiko Washington, Chairman of the Compensation Committee
Anthony Gonzalez
David Herzog, Chairman of the Board
Dawn Rogers

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Executive Compensation Tables
Summary Compensation Table

The following table provides information on the compensation of the NEOs paid or awarded by DXC for fiscal 2025, fiscal 2024 and fiscal 2023.

Name and Principal Position (a)	Fiscal Year (b)	Salary(1) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Option Awards(4) ($) (f)	Non-Equity Incentive Plan Comp.(5) ($) (g)	Change in Pension and Nonqualified Deferred Comp. Earnings(6) ($) (h)	All Other Comp.(7) ($) (i)	Total ($) (j)

Raul J. Fernandez President and Chief Executive Officer	2025	1,380,000	—	11,941,625	—	2,520,000	—	896,123	16,737,748
	2024	334,385	1,000,000	8,208,431	—	—	—	123,847	9,666,663

Robert Del Bene Executive Vice President, Chief Financial Officer	2025	725,000	—	4,475,096	—	825,000	—	7,002	6,032,098
	2024	549,327	500,000	4,685,514	—	425,120	—	7,095	6,167,056

Howard Boville Executive Vice President, Consulting & Engineering Services	2025	1,000,000	—	6,371,666	—	864,000	—	11,121	8,246,787
	2024	542,308	900,000	8,275,459	—	463,537	—	10,094	10,191,398

Christopher Drumgoole Executive Vice President, Global Infrastructure Services	2025	800,000	—	4,874,327	—	1,010,000	—	17,184	6,701,511
	2024	700,000	—	3,825,153	—	516,250	—	29,432	5,070,835
	2023	673,077	—	2,308,575	—	462,000	—	33,283	3,476,935
Matthew K. Fawcett Executive Vice President, General Counsel	2025	650,000	—	2,588,485	—	651,000	—	11,581	3,901,066

Andrew Wilson Former Executive Vice President, Modern Workplace	2025	357,692	390,000	4,938,042	—	—	—	623,733	6,309,467

James M. Brady Former Executive Vice President, Chief Operating Officer	2025	498,077	—	2,787,614	—	—	—	1,576,187	4,861,878
	2024	700,000	—	3,825,153	—	516,250	—	20,825	5,062,228

1.The amounts shown in Column (c) reflect salary paid through separation of service date for Mr. Wilson (August 31, 2024) and Mr. Brady (November 29, 2024).

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2.The fiscal 2025 amount shown in Column (d) for Mr. Wilson reflects the one-time cash sign-on bonus paid six months after his October 1, 2023 hire date, per his employment offer letter, the fiscal 2024 amount shown in Column (d) for Mr. Fernandez reflects the one-time retention bonus paid as part of his initial employment as Interim President and Chief Executive Officer, and the fiscal 2024 amounts shown in Column (d) for Messrs. Del Bene and Boville reflect the make-whole, one-time cash sign-on bonuses paid as part of their respective employment offer letters.
3.The amounts shown in Column (e) reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for performance-vesting and service-vesting RSUs granted during the fiscal year. Messrs. Wilson and Brady left the Company in fiscal 2025 and the entirety of their respective fiscal 2025 grants were canceled. Pursuant to SEC rules, we present the amounts excluding the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of RSUs, reference is made to the section of Notes 1 and 16 to the Company’s consolidated financial statements set forth in the Company’s 2025 Annual Report filed on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718. A substantial portion of the stock awards granted consisted of PSUs. For all PSUs, the amounts included in Column (e) reflect the value at the grant date based upon the estimated performance during the performance period at 100% of target. The maximum grant date values of the fiscal 2025 stock awards (including service-vesting RSUs, and assuming that PSUs were to have a payout at the maximum of 200% of target) are as follows:

Fiscal 2025 Stock Awards at Maximum Value ($)

Raul J. Fernandez	20,373,344
Robert Del Bene	7,191,326
Howard Boville	10,239,049
Christopher Drumgoole	7,832,882
Matthew K. Fawcett	4,159,606
Andrew Wilson	7,935,271
James M. Brady	4,479,603
4.No stock option awards were granted to the NEOs.
5.The amounts shown in Column (g) reflect amounts earned during the fiscal year under the annual cash incentive plan, based on the achievement of corporate and individual performance objectives for all NEOs, and, for Messrs. Boville and Drumgoole, also based on the achievement of their respective business offering performance objectives. Messrs. Wilson and Brady left the Company in fiscal 2025 and the entirety of their respective fiscal 2025 annual cash incentive opportunities were canceled. The amount earned for Mr. Drumgoole is prorated based on the May 1, 2024 effective date of his fiscal 2025 compensation increase. Final rounded amounts earned include the application of additional accrued pool funding for all NEOs except Mr. Boville. See “Compensation Discussion and Analysis — Components of Our Compensation Program — Annual Cash Incentive Plan” for additional details regarding the annual performance bonus program.
6.No NEO received above market or preferential earnings from the Deferred Compensation Plan for any year presented in the table.
7.Column (i) includes the total dollar amount of all other compensation, perquisites and other property paid to the NEOs. During fiscal 2025, DXC offered the following perquisites and other personal benefits, or property to NEOs, except as otherwise indicated: personal use of DXC aircraft, medical screening, financial planning, executive concierge life insurance premiums, executive security protection, executive health services, reimbursement of attorney fees related to the completion of the CEO’s Employment Agreement, and severance benefits. In addition, DXC made matching contributions to DXC’s broad-based 401(k) defined contribution plan on behalf of the NEOs. DXC also paid premiums for life insurance policies for the benefit of the NEOs, none of whom has or will receive, or has been allocated, an interest in any cash surrender value under these policies. The incremental costs of each perquisite representing the greater of $25,000 or 10% of the total amount of perquisites, and the amount of matching contributions to the defined contribution plan and life insurance premiums paid for each NEO in fiscal 2025, are shown in the table below.

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	Personal Use of Corporate Aircraft(a) ($)	401(k) Plan Matching Contribution(b) ($)	Basic Life Insurance Premiums ($)	Executive Concierge Life Insurance Premiums(c) ($)	Severance Benefits(d) ($)

Raul J. Fernandez	555,103	—	2,520	95,862	—
Robert Del Bene	—	5,175	1,827	—	—
Howard Boville	—	10,350	771	—	—
Christopher Drumgoole	—	10,350	1,995	—	—
Matthew K. Fawcett	—	10,350	1,231	—	—
Andrew Wilson	—	—	826	—	622,907
James M. Brady	—	—	1,187	—	1,575,000
a.The CEO takes an active approach to overseeing and managing our global operations, which necessitates a significant amount of U.S. domestic and international travel due to our diverse set of business and operations centers and many client locations around the world. The table reflects the incremental cost of Mr. Fernandez’s use of DXC aircraft and is based on the variable costs to DXC, including fuel costs, insurance costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. This calculation does not include fixed costs which do not change based on usage, such as depreciation, leasing costs, and flight crew salaries and flight-based maintenance.
b.All employees (including the NEOs) with at least one year of service are vested in the matching contributions credited to their 401(k) accounts.
c.Reflects the amount covered by the Company for concierge life insurance premiums on behalf of Mr. Fernandez, in accordance with the terms of his Employment Agreement, with the additional coverage amount above $50,000 also approved by the Compensation Committee.
d.Reflects the lump sum cash severance paid to Mr. Wilson upon his termination without Cause on August 31, 2024, in accordance with the terms of his separation agreement, and reflects the lump sum cash severance paid to Mr. Brady of fiscal 2025 base salary plus target annual bonus upon his termination without Cause on November 29, 2024, in accordance with the terms of his employment offer letter.

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Table of Contents	Executive Compensation Tables
Grants of Plan-Based Awards

The following table provides information about annual cash incentive awards, RSUs and PSUs granted to the NEOs in fiscal 2025, which ended March 31, 2025.

			Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units (#) (j)	All Other Option Awards: Number of Securities Underlying Options (#) (k)	Exercise of Base Price of Option Awards ($) (l)	Grant Date Fair Value of Stock and Options Awards ($) (m)(5)

Name (a)	Grant Date (b)	Approval Date (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)

Raul J. Fernandez
Annual Cash Incentive Plan	—	—	1,380,000	2,760,000	5,520,000	—	—	—	—	—	—	—
RSUs – Performance(2)	21-May-24	7-May-24	—	—	—	257,379	514,757	1,029,514	—	—	—	8,431,720
RSUs – Time-Based(3)	21-May-24	7-May-24	—	—	—	—	—	—	220,610	—	—	3,509,905
Robert Del Bene
Annual Cash Incentive Plan	—	—	453,125	906,250	1,812,500	—	—	—	—	—	—	—
RSUs – Performance(2)	21-May-24	6-May-24	—	—	—	82,913	165,826	331,652	—	—	—	2,716,230
RSUs – Time-Based(3)	21-May-24	6-May-24	—	—	—	—	—	—	110,551	—	—	1,758,866
Howard Boville
Annual Cash Incentive Plan	—	—	675,000	1,350,000	2,700,000	—	—	—	—	—	—	—
RSUs – Performance(2)	21-May-24	6-May-24	—	—	—	118,052	236,104	472,208	—	—	—	3,867,384
RSUs – Time-Based(3)	21-May-24	6-May-24	—	—	—	—	—	—	157,403	—	—	2,504,282
Christopher Drumgoole
Annual Cash Incentive Plan	—	—	534,452	1,068,904	2,137,808	—	—	—	—	—	—	—
RSUs – Performance(2)	21-May-24	6-May-24	—	—	—	90,310	180,620	361,240	—	—	—	2,958,556
RSUs – Time-Based(3)	21-May-24	6-May-24	—	—	—	—	—	—	120,413	—	—	1,915,771

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			Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units (#) (j)	All Other Option Awards: Number of Securities Underlying Options (#) (k)	Exercise of Base Price of Option Awards ($) (l)	Grant Date Fair Value of Stock and Options Awards ($) (m)(5)

Name (a)	Grant Date (b)	Approval Date (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)

Matthew K. Fawcett
Annual Cash Incentive Plan	—	—	357,500	715,000	1,430,000	—	—	—	—	—	—	—
RSUs – Performance(2)	21-May-24	6-May-24	—	—	—	47,959	95,917	191,834	—	—	—	1,571,120
RSUs – Time-Based(3)	21-May-24	6-May-24	—	—	—	—	—	—	63,945	—	—	1,017,365
Andrew Wilson(4)
Annual Cash Incentive Plan	—	—	523,125	1,046,250	2,092,500	—	—	—	—	—	—	—
RSUs – Performance(2)	21-May-24	6-May-24	—	—	—	91,491	182,981	365,962	—	—	—	2,997,229
RSUs – Time-Based(3)	21-May-24	6-May-24	—	—	—	—	—	—	121,987	—	—	1,940,813
James M. Brady(4)
Annual Cash Incentive Plan	—	—	437,500	875,000	1,750,000	—	—	—	—	—	—	—
RSUs – Performance(2)	21-May-24	6-May-24	—	—	—	51,648	103,296	206,592		—	—	1,691,988
RSUs – Time-Based(3)	21-May-24	6-May-24	—	—	—	—	—	—	68,864	—	—	1,095,626
1.The amounts shown in columns (d), (e) and (f) reflect the threshold, target and maximum amounts which could be earned under the annual cash incentive plan for fiscal 2025. Mr. Drumgoole’s amount is prorated based on the May 1, 2024 effective date of his fiscal 2025 compensation increase. Actual amounts earned for fiscal 2025 under the annual cash incentive plan are set forth in column (g) of the Summary Compensation Table.
2.The fiscal 2025 PSUs are earned and vest based 100% on cumulative Free Cash Flow (“FCF”) performance with a modifier of +/- 20% based on relative Total Shareholder Return (“rTSR”) performance, as measured over a three-year performance period. The number of PSUs that may vest ranges from 50% (threshold) to 200% (maximum), inclusive of the modifier. If the FCF performance threshold is not met, no PSUs vest. If the FCF performance threshold is met, the rTSR modifier is then applied, and settlement of any vested shares is made after the end of the third fiscal year. The Compensation Committee will make a conclusive determination as to the number of PSUs earned and vested only after the end of fiscal 2027. Vesting based on performance is generally subject to the NEO’s continued employment through the end of the third fiscal year.
3.Time-based RSUs do not have a threshold or maximum. The time-based RSUs vest one-third per year on the first three anniversaries of the grant date.
4.Messrs. Wilson and Brady both left the Company in fiscal 2025 and the entirety of their respective fiscal 2025 annual cash incentive plan opportunities, fiscal 2025 PSUs, and fiscal 2025 RSUs were canceled.
5.The amounts shown in Column (m) reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for performance-vesting and service-vesting RSUs granted during the fiscal year. Pursuant to SEC rules, we present the amounts excluding the impact of estimated forfeitures. For additional information on assumptions made in the valuation of these awards, see footnote (3) to the Summary Compensation Table.

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Outstanding Equity Awards at Fiscal Year-End March 31, 2025

The following table provides information on unvested RSUs and PSUs previously granted and held by the NEOs on March 31, 2025. Messrs. Wilson and Brady are excluded from the table as both executives left the Company in fiscal 2025, and all their respective outstanding equity was canceled.

		Stock Awards
Name (a)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($) (i)

Raul J. Fernandez	3/31/2024	—	—	53,333[2]	909,328
	5/21/2024	220,610[3]	3,761,401	257,379[4]	4,388,312
Robert Del Bene	7/17/2023	28,712[3]	489,540	64,604[5]	1,101,498
	7/17/2023	32,343[6]	551,448	—	—
	5/21/2024	110,551[3]	1,884,895	82,913[4]	1,413,667
Howard Boville	10/16/2023	96,399[3]	1,643,603	216,900[5]	3,698,145
	5/21/2024	157,403[3]	2,683,721	118,052[4]	2,012,787
Christopher Drumgoole	5/31/2022	7,560[3]	128,898	34,026[7]	580,143
	5/23/2023	37,863[3]	645,564	85,193[5]	1,452,541
	5/21/2024	120,413[3]	2,053,042	90,310[4]	1,539,786
Matthew K. Fawcett	5/21/2024	63,945[3]	1,090,262	47,959[4]	817,701
1.The market value of service-vesting shown in column (g) and PSUs shown in Column (i) are based on the $17.05 closing market price of DXC common stock on March 31, 2025.
2.Represents the threshold number of fiscal 2024 CEO PSUs (50% of target) for Mr. Fernandez that are subject to performance-based vesting until the end of fiscal 2026. Fiscal 2024 CEO PSUs are earned and vest based on achievement of stock price target hurdles, as measured over a two-year performance period. The Compensation Committee will make a conclusive determination as to the number of PSUs earned and vested only after the end of fiscal 2026. Vesting based on performance is generally subject to Mr. Fernandez’s continued employment through the end of the second fiscal year.
3.Represents the remaining unvested portions of the regular-cycle fiscal 2023, 2024, and 2025 RSUs. Regular-cycle RSUs vest in three equal tranches on the first three anniversaries of the grant date.
4.Represents the threshold number of regular-cycle fiscal 2025 PSUs (50% of target) that are subject to performance-based vesting until the end of fiscal 2027. Regular-cycle fiscal 2025 PSUs are earned and vest based on the performance of a 100% weighted metric of cumulative Free Cash Flow with a +/- 20% modifier based on relative Total Shareholder Return performance, as measured over a three-year performance period. The Compensation Committee will make a conclusive determination as to the number of PSUs earned and vested only after the end of fiscal 2027. Vesting based on performance is generally subject to the NEO’s continued employment through the end of the third fiscal year.
5.Represents the target number of regular-cycle fiscal 2024 PSUs (100% of target) that are subject to performance-based vesting until the end of fiscal 2026. Regular-cycle fiscal 2024 PSUs are earned and vest based 50% on cumulative Free Cash Flow performance and 50% on relative Total Shareholder Return performance, as measured over a three-year performance period. The Compensation Committee will make a conclusive determination as to the number of PSUs earned and vested only after the end of fiscal 2026. Vesting based on performance is generally subject to the NEO’s continued employment through the end of the third fiscal year.

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6.Represents the remaining unvested portions of the fiscal 2024 new hire inducement RSU grant for Mr. Del Bene, which vests in two equal tranches on the second and third anniversaries of the grant date.
7.Represents the number of regular-cycle fiscal 2023 PSUs actually earned based on performance through the end of fiscal 2025. Regular-cycle fiscal 2023 PSUs were earned based on the achievement of the maximum 200% vesting of the 50% of target fiscal 2023 PSUs that vested based on cumulative Free Cash Flow performance and 0% vesting of the 50% of target fiscal 2023 PSUs that vested based on relative Total Shareholder Return performance, as measured over the three-year performance period ending March 31, 2025, resulting in the vesting of 100% of target granted shares on May 21, 2025, subsequent to final review and determination by the Compensation Committee after the end of fiscal 2025.
Option Exercises and Stock Vested

The following table provides information on RSUs and PSUs previously granted to the NEOs that vested and were acquired during fiscal 2025, which ended March 31, 2025. No NEO was previously granted stock options.

	Stock Awards

	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Raul J. Fernandez	12,400	253,084
Robert Del Bene	30,529	603,558
Howard Boville	48,201	1,012,221
Christopher Drumgoole	75,153	1,192,132
Matthew K. Fawcett	—	—
Andrew Wilson	—	—
James M. Brady	67,391	1,069,130
1.The values in this column equal the aggregate number of shares vested multiplied by the closing price of DXC’s common stock on the applicable vesting date(s).
Pension Benefits

Our NEOs did not participate in any qualified or nonqualified defined-benefit pension plan during fiscal 2025.
Fiscal 2025 Nonqualified Deferred Compensation

DXC’s Deferred Compensation Plan is an unfunded, nonqualified plan that permits employee participants to defer U.S. federal and most state income tax on up to 100% of their annual cash incentive award, up to 80% of their annual base salary, and up to 100% of amounts payable in cash and equity to non-employee directors for Board services.
Our fiscal 2025 NEOs did not participate in the Deferred Compensation Plan during fiscal 2025, nor in any prior fiscal years. There were no Company contributions to the Deferred Compensation Plan on behalf of any NEOs for fiscal 2025.

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Potential Payments Upon Change of Control and Termination of Employment

DXC offers certain post-employment benefits to a select group of executive officers, including the NEOs. With the exception of Mr. Fernandez, these post-employment benefits are limited to the payments and benefits provided under the Severance Plan, or individual offer letters and the terms of our equity award agreements.
Mr. Fernandez did not participate in the Severance Plan, but is entitled to certain post-employment benefits under his Employment Agreement. Please refer to the “Vesting of Equity Awards” and “Employment Agreement with Mr. Fernandez” sections below for further details.
The post-employment arrangements offered to our NEOs during fiscal 2025 are described below. This description and the amounts in the tables that follow reflect the terms of arrangements in effect on March 31, 2025.
Severance Plan for Senior Management and Key Employees (the “Severance Plan”)
Each of the NEOs other than Mr. Fernandez participated in the Severance Plan, which provides certain benefits to participants in the event of a Change of Control (as defined below) of DXC. If there were a Change of Control and any of the participating NEOs either:
•had a voluntary termination of employment for Good Reason (as defined below) within two years afterward, or
•had an involuntary termination of employment, other than for death, disability or Cause (as defined below), within three years afterward, then he/she would receive a one-time payment and certain health and welfare benefits during a specified period after termination. The amount of the one-time payment is generally equal to a multiple of annual base salary plus the greater of (i) the average of the three most recent annual cash incentive awards paid or determined, (ii) the target annual bonus for the year of termination, or (iii) the most recent annual bonus paid or determined prior to termination. For each of the participating NEOs, the multiple is 2x and the post-termination period for health and welfare benefit continuation is 24 months. Participating NEOs are also entitled to a pro-rata annual bonus for the year of termination.
There is a potential six-month delay in payments and benefits provided under the Severance Plan to certain specified employees (as determined under Section 409A). The Severance Plan provides for the crediting of earnings during any such payment or benefits delay period. The Severance Plan does not provide for any tax gross-ups on any amounts payable in connection with a Change of Control.
For purposes of the Severance Plan, the following definitions apply:
•Change of Control means the consummation of a change in the ownership of DXC, a change in effective control of DXC or a change in the ownership of a substantial portion of the assets of DXC, in each case, as defined under Section 409A of the Internal Revenue Code.
•A participant’s termination of employment with DXC is deemed for Good Reason if it occurs within six months of any of the following without the participant’s express written consent:
1.A substantial change in the nature, or diminution in the status, of the participant’s duties or position from those in effect immediately prior to the Change of Control;
2.A reduction by DXC in the participant’s annual base salary as in effect on the date of a Change of Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change of Control;
3.A reduction by DXC in the overall value of benefits provided to the participant, as in effect on the date of a Change of Control or as in effect thereafter if such benefits have been increased and the increase was approved prior to the Change of Control;

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4.A failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change of Control, or a reduction in the participant’s participation in any such plan, unless the participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value;
5.A failure to provide the participant the same number of paid vacation days per year available to him or her prior to the Change of Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the participant immediately prior to the Change of Control;
6.Relocation of the participant’s principal place of employment to any place more than 35 miles from the participant’s previous principal place of employment;
7.Any material breach by DXC of any provision of the Severance Plan or of any agreement entered into pursuant to the Severance Plan or any stock option or restricted stock agreement;
8.Conduct by DXC, against the participant’s volition, that would cause the participant to commit fraudulent acts or would expose the participant to criminal liability; or
9.Any failure by DXC to obtain the assumption of the Severance Plan or any agreement entered into pursuant to the Severance Plan by any successor or assign of DXC provided that for purposes of bullets 2 through 5 above, Good Reason will not exist (i) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the Change of Control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the Change of Control, or (ii) if the reduction in aggregate value is due to reduced performance by DXC, the operating unit of DXC for which the participant is responsible, or the participant, in each case applying standards reasonably equivalent to those utilized by DXC prior to the Change of Control.
Cause means:
i.fraud, misappropriation, embezzlement or other act of material misconduct against DXC or any of its affiliates;
ii.conviction of a felony involving a crime of moral turpitude;
iii.willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of DXC; or
iv.substantial and willful failure to render services in accordance with the terms of the Severance Plan (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the participant in writing by or on behalf of the Board at least 60 days prior to termination identifying the manner in which the Board believes that the participant has failed to perform and (ii) the participant has thereafter failed to remedy such failure to perform.
Non-Change of Control Executive Officer Severance
The Company does not currently maintain a Non-Change of Control Executive Officer Severance Policy, however, certain NEOs (including Messrs. Del Bene, Boville, Drumgoole, Fawcett, Brady, and Wilson) are entitled under the terms of individual offer letters with the Company to severance benefits equal to 1x base salary plus target bonus, payable in a lump sum and may (in certain cases) be paid on a termination by the executive for Good Reason in addition to a termination by the Company without Cause. As disclosed in this Proxy Statement’s Summary Compensation Table above, Mr. Wilson’s actual severance amount (a lump sum amount less in value than per the terms of his individual offer letter for a termination

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without Cause) was per the negotiated terms of his separation agreement. Mr. Brady received a severance amount consisting of fiscal 2025 base salary plus his target annual bonus in accordance with the terms of his individual offer letter.
Vesting of Equity Awards
Upon an NEO’s qualifying termination of employment within two years following a Change of Control (as defined above), RSUs and PSUs granted by DXC provide for accelerated vesting at the greater of target or actual performance achieved as of the Change of Control. In general, a qualifying termination of employment includes termination of the executive’s employment without Cause at a time when the employee is meeting performance expectations (or, for Mr. Fernandez, pursuant to the terms of his Employment Agreement, a termination without Cause or resignation for Good Reason), or termination due to death, Disability, or Retirement (for outstanding equity awards, executive qualifies for Retirement if separation from service occurs on or after age 55 with at least 5 years of service, with the exceptions of Mr. Fernandez who, pursuant to the terms of his Employment Agreement, qualifies for Retirement if age 55 with at least 5 years of service from his election date to the Board, and Mr. Boville who, pursuant to the terms of his individual offer letter, qualifies for Retirement if age 55 with at least 3 years of service). In May 2025, in connection with the grant of the Special Equity Awards, the Compensation Committee approved the provision of two years of service credit to Mr. Del Bene for purposes of the retirement vesting provisions of his equity awards such that he will be retirement eligible on June 15, 2026.
For terminations unrelated to a Change of Control, with the exception of Mr. Fernandez, DXC’s fiscal 2023 and fiscal 2024 RSU awards provide for pro-rata accelerated vesting (unless the Compensation Committee determines otherwise) upon Retirement (as defined above), other than for Cause (as defined above), and, in the case of PSUs, provided at least one year has elapsed during the performance period, then a pro-rata fraction of the award will vest after the performance period based on actual achievement. For terminations unrelated to a Change of Control, with the exception of Mr. Fernandez, DXC’s fiscal 2025 RSU awards provide for full continued vesting upon a Retirement (as defined above) one year or more after the grant date or pro-rata accelerated vesting for a Retirement (as defined above) less than one year after the grant date (unless the Compensation Committee determines otherwise), other than for Cause (as defined above). For Mr. Fernandez, for terminations unrelated to a Change of Control upon retirement, all DXC annual RSU awards with a grant date at least 12 months prior to the retirement date will remain outstanding and continue to vest according to the award agreement’s vest schedule, and, in the case of PSUs, provided at least one year has elapsed during the performance period, then the award’s target amount of shares will remain outstanding and vest after the performance period based on actual achievement. No NEO was eligible to retire under the definitions stated above, as of March 31, 2025, the last day of fiscal 2025. In addition, all annual equity awards provide for accelerated vesting upon an executive’s termination of employment due to death or permanent Disability, with vesting of annual-cycle PSUs occurring with respect to only a pro-rata fraction of the target amount (based on the executive’s service during the applicable performance period), as opposed to the full target amount. Mr. Fernandez is entitled to accelerated vesting of equity awards in certain additional circumstances as described in “Employment Agreement with Mr. Fernandez,” below. Mr. Boville, pursuant to the terms of his individual offer letter, is entitled to pro-rata accelerated vesting of all DXC RSU awards, and, in the case of PSUs, a pro rata fraction of the target award (based on service during the applicable performance period) will vest after the performance period based on actual achievement, upon a termination by DXC without Cause or a resignation from DXC for Good Reason (as each term is defined above). Upon a termination of employment not in connection with a Change of Control for any reason other than those set forth in this paragraph, all annual equity awards will be forfeited.

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Employment Agreement with Mr. Fernandez
Mr. Fernandez’s annual compensation opportunity is governed by his Employment Agreement as full-time President and CEO, which was effective as of April 1, 2024 (the first day of fiscal 2025). Pursuant to the Employment Agreement, DXC agreed to employ Mr. Fernandez as its President and Chief Executive Officer through March 31, 2025, with automatic additional one-year extensions unless either party provides notice of non-extension not later than six months prior to March 31, 2025 or any extended annual period, with annual compensation of a minimum annual base salary of $1,380,000 and an annual cash incentive award with a target opportunity of 200% of base salary and a maximum amount of 400% of base salary. Mr. Fernandez also received a fiscal 2025 annual equity award with an aggregate target value of $14,950,000, on the same terms and conditions that are generally consistent with those applicable to awards granted to other senior executive officers of DXC. The Employment Agreement also provides for certain benefits and perquisites and certain severance benefits described below. Mr. Fernandez reports directly to the Board, and his salary and target incentives are subject to annual review and increase by the Board.
In the event that Mr. Fernandez is terminated by DXC without Cause or if he resigns from DXC for Good Reason (as each such term is defined in the Employment Agreement and collectively referred to as a Qualifying Termination), he would receive the following payments under the terms of the agreement:
•a pro rata annual cash incentive award for the year in which the termination occurred, based on DXC’s actual performance for the entire fiscal year, payable at the time annual cash incentive awards are generally paid (the pro rata bonus);
•for a Qualifying Termination that is not in connection with a Change of Control of the Company (i.e., a termination by the Company without Cause that is prior to or more than 3 years after a Change of Control, or a termination by the CEO for Good Reason that is prior to or more than 2 years after a Change of Control), a severance payment equal to two times the sum of Mr. Fernandez’s (a) base salary and (b) target annual cash incentive award for the year of termination, payable in twenty-four equal monthly installments following Mr. Fernandez’s termination;
•for a Qualifying Termination that is in connection with a Change of Control of the Company (i.e., a termination by the Company without Cause that is within 3 years after a Change of Control or a termination by the CEO for Good Reason that is within 2 years after a Change of Control), a severance payment equal to three times the sum of Mr. Fernandez’s (a) base salary and (b) the greater of (i) the average of the three most recent annual cash incentive awards paid or determined, (ii) the target annual bonus for the year of termination, or (iii) the most recent annual bonus paid or determined prior to termination, payable in a lump sum if such termination occurs within 2 years following the date of the Change of Control and otherwise in monthly installments; and
•accelerated vesting of equity awards as described below.
In general, in the event of a Qualifying Termination that is not in connection with a Change of Control, any outstanding annual-cycle RSU awards would vest on a pro rata basis and any outstanding annual-cycle PSU awards would remain outstanding on a pro-rata basis and eligible to vest, based on performance as if termination had not occurred. In the event of a Qualifying Termination in connection with a Change of Control, any outstanding RSUs or PSUs would vest in full (with PSUs vesting at the greater of target or actual performance achieved as of the date of the Change of Control). The Employment Agreement also provides that upon the termination of Mr. Fernandez’s employment due to death or Disability, he would be eligible to receive a pro rata bonus.
The severance benefits described above are subject to Mr. Fernandez’s execution and non-revocation of a release of claims against the Company and certain related parties and his continued compliance with certain restrictive covenants as set forth in the Employment Agreement and the non-competition and non-solicitation agreement we have entered into with him. The non-competition and non-solicitation agreement provides that Mr. Fernandez will be subject to certain restrictive covenants, including (i) non-disclosure restrictions, (ii) non-solicitation of DXC’s employees, clients and prospective clients during the term of his employment and for a period of twelve months thereafter and (iii) non-competition during the term of his employment and for a period of twelve months thereafter.

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There would be a six-month delay in payments and benefits provided under the Employment Agreement following certain terminations of Mr. Fernandez’s employment if such payments and benefits were determined to be subject to the provisions of Section 409A of the Internal Revenue Code at the time of termination. The Employment Agreement provides for the crediting of earnings during any such payment or benefits delay period. Mr. Fernandez’s Employment Agreement does not provide for any tax gross-ups on any amounts payable in connection with a Change of Control.
Change of Control and Termination of Employment Payment Tables
The tables below reflect the value of compensation and benefits that would have become payable to each of the NEOs under DXC plans and arrangements existing as of March 31, 2025 (the final day of fiscal year 2025), if the executive’s employment had terminated on that date in the circumstances explained below. These amounts are reported based upon the executive’s compensation and service levels as of such date and, if applicable, in accordance with SEC regulations, based on DXC’s closing stock price of $17.05 on March 31, 2025. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under DXC’s broad-based 401(k) plan. The actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, DXC’s stock price and the executive’s age and service. Messrs. Wilson and Brady are not included in the tables because neither NEO was a DXC employee on March 31, 2025.
Potential Payments Upon Change of Control and Termination of Employment
The amounts shown in the table below reflect the value of compensation and benefits payable to the NEOs upon a qualifying termination of employment related to a Change of Control. For this purpose, the Change of Control is assumed to occur on March 31, 2025.

	Cash-based Payments		Equity-based Payments(1)		Total Payments(6)

	Cash Severance(2) ($)	Misc. Benefits Continuation (COBRA)(3) ($)	Performance- Vesting RSUs(4) ($)	Service-Vesting RSUs(5) ($)	(Cash + Equity) ($)

Raul J. Fernandez	14,940,000	—	10,595,262	3,761,401	29,296,663
Robert Del Bene	4,168,750	24,689	3,928,832	2,925,882	11,048,153
Howard Boville	6,050,000	76,374	7,723,718	4,327,324	18,177,416
Christopher Drumgoole	4,840,000	77,688	5,112,255	2,827,504	12,857,447
Matthew K. Fawcett	3,445,000	—	1,635,385	1,090,262	6,170,647
1.DXC closing stock price of $17.05 on March 31, 2025 was used for equity values.
2.Cash severance for Messrs. Del Bene, Boville, Drumgoole and Fawcett is calculated using two times (the fiscal year end 2025 base salary plus the fiscal 2025 target bonus), plus the pro rata fiscal 2025 target annual cash bonus. Cash severance for Mr. Fernandez is calculated using three times (the fiscal year end 2025 base salary plus the fiscal 2025 target bonus), plus the pro rata fiscal 2025 annual bonus paid.
3. 24 months of COBRA (i.e., health care continuation) benefits were used for Messrs. Del Bene, Boville, and Drumgoole. Messrs. Fernandez and Fawcett did not participate in DXC’s group health plan in fiscal 2025.
4.Unvested regular-cycle fiscal 2023, 2024 and 2025 PSUs, and fiscal 2024 CEO PSUs were assumed to vest at the greater of target or actual performance achieved as of the date of the Change of Control. For fiscal 2023 PSUs, actual performance achieved as of the assumed Change of Control date of March 31, 2025 would have resulted in 100% vesting of the awards. Fiscal 2024 PSUs are reflected as vesting at target (100%), as actual performance achieved as of the assumed Change of Control date of March 31, 2025 would have resulted in 97% vesting of the awards. Fiscal 2024 CEO PSUs are reflected as vesting at target (100%), as actual performance achieved as of the assumed Change of Control date of March 31, 2025 would have resulted in 0% vesting of the award. Fiscal 2025 PSUs are

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reflected as vesting at target (100%), as actual performance achieved as of the assumed Change of Control date of March 31, 2025 would have resulted in 84% vesting of the awards
5.Unvested time-vesting restricted stock units (RSUs) were assumed to vest upon a Change of Control.
6.Total Payments do not reflect any potential excise taxes paid by executives subject to Section 280G of the Internal Revenue Code or any potential reduction in the payments to avoid any 280G excise taxes.
Potential Payments Upon Non-Change of Control Termination of Employment
The amounts shown in the table below reflect the value of the compensation and benefits payable to the NEOs upon a qualifying termination of employment unrelated to a Change of Control.

		Cash Severance Benefit(1) ($)	Benefits Continuation(2) ($)	Performance- Vesting RSUs(3) ($)	Service- Vesting RSUs(3) ($)	Total Payments ($)

Raul J. Fernandez	Termination without Cause/for Good Reason	10,800,000	—	—(4)	1,044,833	11,844,833
	Death/Disability	2,520,000	—	3,834,863(6)	3,761,401	10,116,264
Robert Del Bene	Termination without Cause	1,631,250	12,345	—	—	1,643,595
	Death/Disability	—	—	1,584,985(6)	1,040,988	2,625,973
Howard Boville	Termination without Cause/for Good Reason	2,350,000	38,187	—(5)	1,087,882	3,476,069
	Death/Disability	—	—	1,849,073(6)	1,643,603	3,492,676
Christopher Drumgoole	Termination without Cause/for Good Reason	1,880,000	38,844	—	—	1,918,844
	Death/Disability	—	—	2,575,010(6)	2,827,504	5,402,514
Matthew K. Fawcett	Termination without Cause	1,365,000	—	—	—	1,365,000
	Death/Disability	—	—	545,128(6)	1,090,262	1,635,390
1.Messrs. Del Bene, Boville, Drumgoole and Fawcett are each entitled to base salary plus target annual bonus, payable in a lump sum for a termination without Cause, and for Messrs. Boville and Drumgoole, also for a resignation for Good Reason. Mr. Fernandez is entitled to two times (base salary plus target annual bonus), payable in twenty-four monthly installments following his termination date upon a termination without Cause or for Good Reason, plus a pro rata bonus for the year of employment termination. Mr. Fernandez is also entitled to a pro rata bonus for termination due to death or Disability (but not any other cash severance payment). For purposes of this disclosure, the fiscal 2025 annual bonus paid is used as the pro rata bonuses described above.
2.Messrs. Del Bene, Boville, and Drumgoole are entitled to 12 months of Company-subsidized COBRA continuation coverage. Messrs. Fernandez and Fawcett did not participate in DXC’s group health plan in fiscal 2025.
3.DXC closing stock price of $17.05 on March 31, 2025 was used for equity values.
4.For Mr. Fernandez, upon a termination without Cause or for Good Reason, a pro rata portion (based on his service during the performance period) of regular-cycle PSUs would remain outstanding and eligible to vest at the end of the performance period, based on performance as if termination had not occurred. No value is reported in the "Performance-Vesting RSUs" column of the table above because vesting remains subject to ongoing performance conditions. As of March 31, 2025, the potential total value would be $2,925,536, which includes 0% vesting of the fiscal 2024 CEO PSUs based on performance and 50% vesting of the fiscal 2025 PSUs based on performance. In addition, a pro rata portion of Mr. Fernandez’s s regular-cycle time-based RSUs vest based on service during the vesting period.
5.For Mr. Boville, upon a termination without Cause or for Good Reason, a pro rata portion (based on his service during the performance period) of regular-cycle PSUs would remain outstanding and eligible to vest at the end of the performance period, based on performance as if termination had not occurred. No value is reported in the "Performance-Vesting RSUs" column of the table above because vesting remains subject to ongoing performance conditions. As of March 31, 2025, the potential total value would be $2,623,332, which includes 97% vesting of the fiscal 2024 PSUs based on performance and 50% vesting of the fiscal 2025 PSUs based on performance. In addition, a pro rata portion of Mr. Boville's regular-cycle time-based RSUs vest based on service during the vesting period.
6.Upon an NEO’s termination due to death or Disability, a pro rata portion of annual cycle PSUs vest at target and all service-based RSUs vest in full (without pro ration).

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Fiscal 2025 CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are disclosing the ratio of annualized total compensation of our CEO, Mr. Fernandez, to our median employee’s annual total compensation. We used the same median employee in our pay ratio calculation for fiscal 2025 as we used in fiscal 2024, as permitted under the SEC rules, because there has been no change in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The methodology we used to determine the required disclosure consisted of the following:
•We used January 1, 2024, as the date to identify our median employee. The median employee was determined by using total taxable income, also referred to as W-2 earnings, for all U.S. employees and equivalent total taxable income for employees located outside of the United States, for the 2023 calendar year;
•Annualized salaries for full-time and part-time permanent employees that were not employed for the full calendar year of 2023 were used. We did not annualize the salaries of seasonal or temporary employees;
•For employees located outside of the United States, local currency compensation was converted to U.S. dollars using the Company’s standard exchange rates for fiscal 2024, which are also used for financial reporting purposes;
•As permitted by the de minimis exemption under the rules, we excluded 6,357 employees in Germany (2,414), Denmark (587), New Zealand (525), Belgium (401), Switzerland (363), Ireland (333), Sweden (256), Taiwan (243), Austria (231), Saudi Arabia (228), Hong Kong (211), Norway (160), Luxembourg (112), Lithuania (81), Republic of Korea (69), Finland (65), Peru (38), Fiji (15), Qatar (15), Morocco (5), Israel (3), Georgia (1), and Kazakhstan (1) who, as a group, represented approximately 5% of our total employee population of nearly 125,600 on January 1, 2024. As a result of these exclusions, the employee population used to identify our median employee consisted of approximately 119,250 employees.
In accordance with the Pay Ratio Rule, we calculated the median employee’s annual total compensation in the same manner as the CEO’s annual total compensation was calculated in the fiscal 2025 Summary Compensation Table. Our median employee, determined without the application of cost-of-living adjustments, resides in the Philippines. The annual total compensation of the median employee was $28,711. The total compensation of Mr. Fernandez, our CEO, was $16,737,748, the amount reported in the “Total” column of the Summary Compensation Table. Accordingly, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 583:1.

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Pay versus Performance Disclosure

This required disclosure intends to compare “Pay versus Performance” and prescribes a method to calculate Compensation Actually Paid (“CAP”) to represent pay. The CAP values shown in the table below do not reflect the compensation actually earned, realized, or received by the Principal Executive Officer (“PEO”) or the Non-PEO NEOs. In addition, while the table shows the Summary Compensation Table (“SCT”) compensation and CAP values side by side, they are not comparable. As such, the Compensation Committee did not consider the information provided in the table in structuring or determining compensation for our PEO or our Non-PEO NEOs. For a complete discussion of our executive compensation program and the Compensation Committee’s philosophy and approach to executive compensation, please refer to the CD&A section of this fiscal 2025 Proxy Statement.

Fiscal Year	Summary Compensation Total for PEO - Mr. Fernandez(1) ($)	Summary Compensation Total for PEO - Mr. Salvino(1) ($)	Compensation Actually Paid to PEO - Mr. Fernandez(1)(2)(3) ($)	Compensation Actually Paid to PEO - Mr. Salvino(1)(2)(3) ($)	Average Summary Compensation Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions)	Free Cash Flow(5) ($ in millions)
							TSR ($)	Peer Group TSR(4) ($)

2025	16,737,748	—	15,205,065	—	6,008,801	3,329,598	130.65	171.67	396	687
2024	9,666,663	19,821,384	9,666,663	7,948,091	5,697,213	3,508,102	162.53	198.64	86	756
2023	—	20,317,972	—	(1,015,552)	4,204,094	1,442,117	195.86	187.37	(566)	737
2022	—	28,716,680	—	30,679,306	4,832,088	5,153,180	250.04	197.48	736	743
2021	—	21,733,120	—	44,697,450	5,146,324	6,300,328	239.54	192.68	(146)	(652)
1.Mr. Salvino was the Company’s only PEO for fiscal 2021 through fiscal 2023. Both Mr. Salvino and Mr. Fernandez separately served as PEOs during fiscal 2024. Mr. Fernandez was the Company’s only PEO for fiscal 2025. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

Fiscal 2021	Fiscal 2022	Fiscal 2023	Fiscal 2024	Fiscal 2025

Kenneth P. Sharp	Kenneth P. Sharp	Kenneth P. Sharp	Robert Del Bene	Robert Del Bene
Mary E. Finch	Mary E. Finch	Mary E. Finch	Howard Boville	Howard Boville
Vinod Bagal	William L. Deckelman Jr.	Christopher Drumgoole	Christopher Drumgoole	Christopher Drumgoole
William L. Deckelman Jr.	Vinod Bagal	William L. Deckelman Jr.	James M. Brady	Matthew K. Fawcett
Paul N. Saleh			Kenneth P. Sharp	Andrew Wilson
Neil Manna				James M. Brady
2.The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s PEO and Non-PEO NEOs. These amounts reflect compensation as set forth in the Summary Compensation Table above for each year, adjusted as described in footnote 3 below.

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3.Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table.

Fiscal Year	Summary Compensation Table Total for Mr. Fernandez ($)	Exclusion of Stock Awards for Mr. Fernandez ($)	Total - Inclusion of Equity Values for Mr. Fernandez ($)	Compensation Actually Paid to Mr. Fernandez ($)

2025	16,737,748	11,941,625	10,408,942	15,205,065
2024	9,666,663	8,208,431	8,208,431	9,666,663
2023	—	—	—	—
2022	—	—	—	—
2021	—	—	—	—

Fiscal Year	Summary Compensation Table Total for Mr. Salvino ($)	Exclusion of Stock Awards for Mr. Salvino ($)	Total - Inclusion of Equity Values for Mr. Salvino ($)	Compensation Actually Paid to Mr. Salvino ($)

2025	—	—	—	—
2024	19,821,384	16,575,400	4,702,107	7,948,091
2023	20,317,972	17,130,174	(4,203,350)	(1,015,552)
2022	28,716,680	25,087,727	27,050,353	30,679,306
2021	21,733,120	15,311,312	38,275,642	44,697,450

Fiscal Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2025	6,008,801	4,339,205	1,660,002	3,329,598
2024	5,697,213	4,122,256	1,933,145	3,508,102
2023	4,204,094	3,061,944	299,967	1,442,117
2022	4,832,088	3,599,308	3,920,400	5,153,180
2021	5,146,324	2,807,624	3,961,628	6,300,328

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The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables for our PEO and our non-PEO NEOs, respectively:

Fiscal Year	Year End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Mr. Fernandez ($)	Change in Fair Value of Prior Awards that Remained Unvested at Year End for Mr. Fernandez ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Mr. Fernandez ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During the Year for Mr. Fernandez ($)	Value of Dividends Paid on Stock Awards Not Otherwise Included for Mr. Fernandez ($)	Total - Inclusion of Equity Values for Mr. Fernandez ($)

2025	12,633,169	(2,224,227)	—	—	—	10,408,942
2024	3,131,714	—	5,076,717	—	—	8,208,431
2023	—	—	—	—	—	—
2022	—	—	—	—	—	—
2021	—	—	—	—	—	—

Fiscal Year	Year End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Mr. Salvino ($)	Change in Fair Value of Prior Awards that Remained Unvested at Year End for Mr. Salvino ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Mr. Salvino ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During the Year for Mr. Salvino ($)	Value of Dividends Paid on Stock Awards Not Otherwise Included for Mr. Salvino ($)	Total - Inclusion of Equity Values for Mr. Salvino ($)

2025	—	—	—	—	—	—
2024	11,974,254	(6,812,432)	—	(459,715)	—	4,702,107
2023	10,916,402	(15,247,425)	—	102,458	25,215	(4,203,350)
2022	23,666,951	3,071,643	—	286,543	25,216	27,050,353
2021	34,966,312	1,622,393	1,271,467	390,254	25,216	38,275,642

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Table of Contents	Executive Compensation Tables

Fiscal Year	Average Year End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value of Prior Awards that Remained Unvested at Year End for Non-PEO NEOs ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During the Year for Non-PEO NEOs ($)	Average Value of Dividends Paid on Stock Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2025	3,234,202	(1,438,170)	—	(136,030)	—	1,660,002
2024	3,211,318	(1,254,897)	—	(23,276)	—	1,933,145
2023	1,934,108	(1,606,924)	78,109	(108,393)	3,067	299,967
2022	3,235,621	370,681	106,489	201,597	6,012	3,920,400
2021	3,601,866	41,020	196,348	94,901	27,493	3,961,628
4.Peer Group Total Shareholder Return is calculated based on the S&P 600 Information Technology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended March 31, 2025. The comparison assumes $100 was invested on March 31, 2020, then tracked through the end of the listed year in the Company and in the S&P 600 Information Technology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
5.We determined Free Cash Flow to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in fiscal 2025. Free Cash Flow is a non-GAAP measure that is defined as cash flow from operations less capital expenditures. For a reconciliation of Non-GAAP measures as set forth in this Proxy Statement to the most directly comparable GAAP measure, see “Appendix - Non-GAAP Financial Measures.”
Tabular List of DXC’s Most Important Financial Performance Measures That Link Compensation Actually Paid to the PEO and Non-PEO NEOs for Fiscal 2025
We consider the list below to represent DXC’s most important financial performance measures that link compensation paid to our PEO and our non-PEO NEOs for fiscal 2025 to Company performance, as they are the key metrics that determine the payouts under DXC’s annual cash incentive plan as well as the Performance Stock Units in the long-term incentive plan.

Free Cash Flow
Organic Revenue Growth %
Adjusted EBIT Margin %
Relative TSR

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Relationship between Pay and Performance

The following charts set forth the relationship between CAP to our PEO, the average CAP to our non-PEO NEOs and (1) the Company’s cumulative TSR and the Peer Group’s cumulative TSR, (2) Net Income, and (3) Free Cash Flow, each over the five completed years from fiscal 2021 through fiscal 2025:

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Table of Contents	Executive Compensation Tables

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About the Annual Meeting
We are providing these proxy materials in connection with the Annual Meeting of DXC.
The Notice of Internet Availability of Proxy Materials (notice), this Proxy Statement and any accompanying proxy card were first made available to stockholder on or about June 5, 2025. Our annual report to stockholders for the fiscal year ended March 31, 2025, is being provided with this Proxy Statement. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
We are delivering proxy materials for the Annual Meeting under the United States SEC’s “Notice and Access” rules. These rules permit us to furnish proxy materials, including this Proxy Statement and our annual report to stockholders for the fiscal year ended March 31, 2025, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders received the notice, which provides instructions on how you may access and review all the proxy materials on the Internet. The notice also instructs you as to how you may submit your proxy on the Internet. You can find more information about Notice and Access in “Questions and Answers about the Annual Meeting and Voting.”
Questions and Answers about the Annual Meeting and Voting

1.Who is soliciting my vote?
The Board of Directors of DXC is soliciting your vote at the 2025 Annual Meeting.
2.When will the meeting take place?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast on Tuesday, July 22, 2025. There will not be a physical location for the Annual Meeting.
You are entitled to participate in the Annual Meeting only if you were a stockholder as of the record date (as defined below) or if you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting online and submit your questions before and during the meeting by visiting www.virtualshareholdermeeting.com/DXC2025. You will also be able to vote your shares electronically at the Annual Meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the Annual Meeting).
To participate in the Annual Meeting, you will need to have the 16-digit control number. Without first obtaining your 16-digit control number and logging in as a “stockholder,” you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting. If you are a beneficial owner of shares held in street name and do not have a 16-digit control number on the notice, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a “stockholder.”
The meeting webcast will begin promptly at 10:30 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
3.Why a virtual meeting?
We are pleased to offer our stockholders a completely virtual Annual Meeting. We believe that this is the right choice for the Company, as a virtual meeting provides worldwide access, improved communication and cost savings for our stockholders and DXC. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

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You will be able to attend the Annual Meeting online and submit your questions before and during the meeting by visiting www.virtualshareholdermeeting.com/DXC2025. You also will be able to vote your shares electronically at the Annual Meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).
4.What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the numbers that will be listed on the virtual meeting website.
5.How can I submit a question for the Annual Meeting?
You will be able to submit questions before and during the meeting. Only validated stockholders will be able to submit questions.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2025 and typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholders may begin submitting written questions through the Internet portal at 10:00 a.m. Eastern Time on July 22, 2025. The live webcast of the Annual Meeting will begin at 10:30 a.m. Eastern Time.
Likewise, you will be able to submit questions before the meeting through www.proxyvote.com from the time you receive your notice until the date of the Annual Meeting. You will need the 16-digit control number included on your notice to log in to www.proxyvote.com and submit your question by typing your question into the “Submit a Question for Management” field and clicking “Submit.”
As is the case with an in-person meeting, subject to time constraints, all questions timely submitted and pertinent to meeting matters will be answered during the live Q&A portion of the Annual Meeting. However, the Company reserves the right to edit or reject questions it deems profane, not pertinent to meeting matters or otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
All questions answered during the meeting, and any pertinent and appropriate questions received but not answered due to time constraints, will be published and answered as soon as practicable following the meeting on our investor relations website at www.dxc.com. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
6.What is the purpose of the annual meeting?
There are three proposals scheduled to be voted on at the annual meeting:
•to elect the 10 director nominees listed in this proxy statement;
•to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026; and
•to approve, in a non-binding advisory vote, our named executive officer compensation.

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7.What are the Board of Directors’ recommendations?
The Board recommends a vote as follows:

Proposal No. 1	FOR the election of each of the 10 director nominees listed in this proxy statement
Proposal No. 2	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026
Proposal No. 3	FOR the approval, in a non-binding advisory vote, of our named executive officer compensation
8.Who is entitled to vote at the annual meeting?
The Board of Directors set June 2, 2025 as the record date for the Annual Meeting (record date). All stockholders who owned DXC common stock at the close of business on the record date may attend and vote electronically at the Annual Meeting and any postponements or adjournments thereof.
9.How do I vote?
You may vote on the Internet, by telephone, by mail or electronically at the annual meeting, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a 16-digit control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m. Eastern Time on July 21, 2025. You also will be able to vote your shares electronically at the annual meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).
We have been advised that some states are strictly enforcing unclaimed property laws and requiring shares held in “inactive” accounts to be escheated to the state in which the stockholder was last known to reside. One way you can show that your account is active is to vote your shares.
Vote on the Internet
If you have Internet access, you may submit your proxy by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.
Vote by Telephone
You can also vote by telephone by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
Vote by Mail
If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail.
Voting at the Virtual Meeting
Our Annual Meeting will be a virtual meeting of stockholders using cutting-edge technology, conducted via live webcast. All stockholders of record on June 2, 2025, are invited to attend and participate at the meeting. We believe that a virtual meeting will provide expanded stockholder access and participation, improved communications and cost savings for our stockholders and our Company.

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To attend the meeting please visit www.virtualshareholdermeeting.com/DXC2025. To participate in the annual meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.
The shares voted electronically, by telephone or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.
10.Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
Under the “Notice and Access” rules of the SEC, we are permitted to furnish proxy materials, including this Proxy Statement and our annual report to stockholders for the fiscal year ended March 31, 2025, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them.
Instead, the notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The notice also instructs you as to how you may vote your shares on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, follow the instructions for requesting such materials in the notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.
11.Can I vote my shares by filling out and returning the notice?
No. The notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the notice and returning it. The notice provides instructions on how to cast your vote. For additional information, see “How Do I Vote?” above.
12.Why didn’t I receive a notice in the mail about the Internet availability of proxy materials?
If you previously elected to access our proxy materials over the Internet, you will not receive a notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require hard copy delivery of the proxy materials, you will not receive the notice.
If you received a paper copy of the proxy materials or the notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. Please visit www.proxyvote.com to request complete electronic delivery. Enrollment for electronic delivery is effective until cancelled.
13.How many votes do I have?
You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.
14.What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the notice or these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy

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directly to the individuals listed on the proxy card, to submit proxies electronically or by telephone or to vote at the annual meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. If you are a beneficial owner of shares held in “street name” and do not have a 16-digit control number on the notice, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a “stockholder.” Without first obtaining your 16-digit control number and logging in as a “stockholder,” you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting. If you requested printed proxy materials from your broker, bank or other nominee, your broker, bank or other nominee may enclose a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.
15.How many votes must be present to hold the annual meeting?
The holders of a majority of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person (virtually) or represented by proxy. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.
As of the record date, there were 181,810,180 shares of DXC common stock outstanding.
16.How many votes are required to elect directors and adopt the other proposals?
Proposal 1—Election of each of the 10 director nominees listed in this Proxy Statement.

Directors are elected by a majority vote in uncontested elections. Therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the annual meeting (the number of FOR votes must exceed the number of AGAINST votes). Abstentions and broker non-votes are not counted as votes FOR or AGAINST any nominee; therefore, they will have no effect on the outcome of the vote on this proposal.
In accordance with DXC’s Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee. Within 30 days following the certification of the stockholder vote, the Nominating/Corporate Governance Committee will make a recommendation to the Board of Directors as to the treatment of any director who did not receive a majority vote, including whether to accept or reject any tendered resignation. The Board of Directors will make a final determination within 90 days following the certification of the election results, and publicly disclose its decision and rationale.
Proposal 2—Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026.
This proposal requires an affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting to be approved. Abstentions are not counted as voting; therefore, they will have no effect on the outcome of the vote on this proposal. We do not expect any broker non-votes on this proposal.
Proposal 3—Non-binding advisory vote to approve named executive officer compensation.
This proposal, which is non-binding, requires an affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting to be approved. Abstentions and broker non-votes are not counted as voting; therefore, they will have no effect on the outcome of the vote on this proposal.

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17.What if I don’t give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:
•indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or
•return a properly executed proxy card but do not indicate how you wish to vote, then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.
Beneficial Owners. If you hold shares beneficially in “street name” and do not provide your broker, bank or other nominee with voting instructions or attend the meeting and vote, your shares may constitute “broker non-votes” on certain non-routine proposals. Generally, broker non-votes occur on a non-routine proposal where a broker, bank or other nominee is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Broker non-votes are considered present at the annual meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved.
You should instruct your broker, bank or other nominee how to vote. If you do not provide your broker, bank or other nominee with instructions, under the rules of the NYSE, your broker, bank or other nominee will not be authorized to vote your “street name” shares with respect to any proposal other than the ratification of the appointment of the independent registered public accounting firm (Proposal 2), which is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker, bank or other nominee cannot vote your shares.
18.How do I vote shares in the Matched Asset Plan (MAP)?
If you participate in the MAP, you will receive a voting instruction form for all shares you may vote under the plan. Under the terms of the MAP, the MAP trustee votes all shares held in the DXC Stock Fund, but each participant in the MAP may direct the trustee how to vote the shares of DXC common stock allocated to his or her account. The MAP trustee will vote all unallocated shares of common stock held by the MAP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions. Regardless of which voting method you use, the deadline for returning your voting instructions to the MAP trustee is 11:59 p.m. Eastern Time on July 17, 2025.
Confidentiality of voting instructions. Your voting instructions to the MAP Trustee will be completely confidential. In no event will your voting instructions be reported to DXC.
19.Can I change my vote after I voted?
Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this Proxy Statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Board Secretary of DXC (20408 Bashan Drive, Suite 231, Ashburn, VA 20147), specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot electronically at the annual meeting. However, please note that if you would like to vote at the annual meeting and you are not the stockholder of record, you must have your 16-digit control number.
20.What does it mean if I receive more than one notice, proxy or voting instruction card?
It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.

99

About the Annual Meeting	Table of Contents
21.Are there other matters to be acted upon at the meeting?
DXC does not know of any matter to be presented at the annual meeting other than those described in this Proxy Statement. If, however, other matters are properly presented for action at the annual meeting, the proxy holders named in the proxy will have the discretion to vote on such matters in accordance with their best judgment.
22.Who is paying for the solicitation of proxies?
DXC is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, email or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of shares of DXC common stock. We have engaged the services of Sodali & Co LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $12,500, not including incidental expenses.
23.What if I have any questions about voting, electronic delivery or Internet voting?
Questions regarding voting, electronic delivery or Internet voting should be directed to Investor Relations at email address investor.relations@dxc.com.

100	2025 Proxy Statement

Additional Information
Business for 2026 Annual Meeting

Stockholder Proposals.
Stockholder proposals pursuant to SEC Rule 14a-8 For a stockholder proposal to be considered for inclusion in DXC’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, the written proposal must be received by DXC’s General Counsel and Board Secretary at our principal executive offices not later than February 5, 2026. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in DXC’s Proxy Statement is instead a reasonable time before DXC begins to print and mail its proxy materials. The proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
General Counsel and Board Secretary
DXC Technology Company
20408 Bashan Drive, Suite 231
Ashburn, VA 20147
Proxy Access Stockholders seeking to nominate directors at the 2026 Annual Meeting that is intended for inclusion in DXC’s Proxy Statement for the 2026 Annual Meeting must be made in accordance with the proxy access provisions of the Company’s Bylaws and such nomination must be received by DXC’s General Counsel and Secretary at the address above not less than 120 days nor more than 150 days before the anniversary of the date that DXC released the proxy materials to stockholders in connection with the previous year’s annual meeting of stockholders. For the 2026 Annual Meeting, written notice of any such nomination must be received by the Company no earlier than January 6, 2026 and no later than February 5, 2026.
Advance Notice Stockholders seeking to nominate directors at the 2026 Annual Meeting or who wish to bring a proposal before the meeting that is not intended to be included in DXC’s Proxy Statement for the 2026 Annual Meeting must comply with the advance notice deadlines contained in DXC’s Bylaws. The Bylaws provide that any such notice must be delivered not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary date of the preceding year’s annual meeting. In addition, the Bylaws specify that in the event that no annual meeting was held in the previous year or the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to the upcoming annual meeting and not later than the close of business on the later of (1) the 90th day prior to the upcoming annual meeting and (2) the 10th day following the date on which public announcement of the date of such upcoming meeting is first made. The term “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by DXC with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the securities of DXC are listed. For the 2026 Annual Meeting of Stockholders, a stockholder’s notice, to be timely, must be delivered to, or mailed and received at our principal executive offices:
•not earlier than the close of business on March 24, 2026; and
•not later than the close of business on April 23, 2026.
In addition to satisfying the foregoing advance notice requirements under DXC’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than DXC’s nominees must provide notice to DXC that sets forth the information required by Rule 14a-19 under the Exchange Act. We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2026 annual meeting of stockholders.

101

Additional Information	Table of Contents
Householding; Availability of 2025 Annual Report and Proxy Statement
The SEC permits DXC to deliver a single copy of proxy materials to an address shared by two or more stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. To take advantage of this opportunity, DXC, and banks and brokerage firms that hold your shares, have delivered only one copy of proxy materials to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. DXC will deliver promptly, upon written or oral request, a separate copy of proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.
If you would like an additional copy of the proxy materials, these documents are available on the Company’s website, www.dxc.com, under “Financials/SEC Filings.” These documents are also available without charge to any stockholder, upon request, by emailing investor.relations@dxc.com or writing to:
Investor Relations
DXC Technology Company
20408 Bashan Drive, Suite 231
Ashburn, VA 20147
If you share the same address with other DXC stockholders and would like to start or stop householding for your account, you can call 1-866-540-7095 or write to: Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s).
If you and other stockholders at the same shared address receive multiple copies of proxy materials and would like to request householding, you can follow the same process above; once you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.
Cautionary Statement Regarding Forward-Looking Statements

All statements in this Proxy Statement that do not directly and exclusively relate to historical facts constitute “forward-looking statements” and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied, many of which are outside of our control, and include, but are not limited to: our inability to succeed in our strategic objectives; the risk of liability, reputational damages or adverse impact to business due to service interruptions from security breaches, cyber-attacks, other security incidents or disclosure of confidential information or personal data; compliance, or failure to comply, with obligations arising under new or existing laws, regulations, and customer contracts relating to the privacy, security and handling of personal data; our product and service quality issues; our inability to develop and expand our service offerings to address emerging business demands and technological trends, including our inability to sell differentiated services amongst our offerings and the competitive pressures faced by our business; our inability to compete in certain markets and expand our capacity in certain offshore locations; failure to maintain our credit rating and ability to manage working capital, refinance and raise additional capital for future needs; difficulty in understanding the changes to our business model by equity research or industry analysts or our failure to meet our publicly announced financial guidance; public health crises; our indebtedness and potential material adverse effect on our financial condition and results of operations; our inability to accurately estimate the cost of services, and the completion timeline of contracts; failure by us or third party partners to deliver on commitments or otherwise breach obligations to our customers; the risks associated with climate change and natural disasters; increased scrutiny of, and evolving expectations for, sustainability and environmental, social and governance initiatives; our inability to attract and retain key personnel and maintain relationships with key partners; the risks associated with prolonged periods of inflation or adverse changes in macroeconomic conditions; the risks associated with our international operations, such as risks related to currency exchange rates; our inability to comply with existing and new laws and regulations, including social and environmental responsibility regulations, policies and provisions, as well as customer and investor demands; our inability to achieve the expected benefits of our restructuring plans; our inadvertent infringement of third-party intellectual property rights or infringement of our intellectual property rights by third parties; our inability to procure third-party licenses required for the operation of our products and service offerings; risks associated with disruption of our supply chain or increases in

102	2025 Proxy Statement

Table of Contents	Additional Information
procurement costs, including as a result of ongoing trade tensions and tariff changes; our inability to maintain effective disclosure controls and internal control over financial reporting; potential losses due to asset impairment charges; our inability to pay dividends or repurchase shares of our common stock; pending investigations, claims and disputes and any adverse impact on our profitability and liquidity; disruptions in the credit markets, including disruptions that reduce our customers’ access to credit and increase the costs to our customers of obtaining credit; counterparty default risk in our hedging program; our failure to bid on projects effectively; financial difficulties of our customers and our inability to collect receivables; our inability to maintain and grow our customer relationships over time and to comply with customer contracts or government contracting regulations or requirements; our inability to succeed in our strategic transactions; changes in tax rates, tax laws, and the timing and outcome of tax examinations; risks related to our completed strategic transactions; volatility of the price of our securities, which is subject to market and other conditions. For a written description of these factors, see our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and any updating information in subsequent SEC filings. Any forward-looking statement contained herein speaks only as of the date on which it is made. Except as required by law, we assume no obligation to update or revise any forward-looking statements.
Moreover, forward-looking statements are subject to varying risks and uncertainties, including risks and uncertainty relating to alignment with stakeholder expectations, which may cause ultimate results to differ materially. However, our discussion of various items (including ESG information) herein or elsewhere is informed by the interests of various frameworks and stakeholders, and such information may not necessarily be material for purposes of our U.S. securities filings or other regulatory purposes. Our approach to such matters may evolve, particularly as standards, methodologies, and expectations change, but also for other reasons which may be in or out of our control.

103

Appendix – Non-GAAP Financial Measures
Earnings before interest and taxes (EBIT), Adjusted EBIT, Adjusted EBIT Margin, Organic Revenue Growth, Non-GAAP Diluted Earnings per Share, and Free Cash Flow are non-GAAP financial measures. We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. These non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures provides investors supplemental information about the financial performance of DXC exclusive of the impacts of corporate wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary.
The Compensation Committee used certain of these Non-GAAP measures as a performance metric in structuring our annual incentive program. The use of these measures is not intended to replace comparable GAAP measures as set forth in our consolidated financial statements. We believe that these Non-GAAP measures are helpful to management and investors as a measure of operating performance because they excludes various items that do not relate to or are not indicative of operating performance.
There are limitations to the use of the non-GAAP financial measures presented in this Proxy Statement. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

104	2025 Proxy Statement

Table of Contents	Appendix – Non-GAAP Financial Measures
Adjusted EBIT

A reconciliation of Net Income to Adjusted EBIT is as follows:

(in millions)	Fiscal Year Ended March 31, 2025
Net income	$396
Income tax expense	234
Interest income	(199)
Interest expense	265
EBIT	696
Restructuring costs	153
Transaction, separation, and integration-related costs	25
Amortization of acquired intangible assets	348
Merger related indemnification	2
Gains on dispositions	(13)
Losses on real estate and facility sales	23
Pension and OPEB actuarial and settlement gains	(232)
Impairment losses	17
Adjusted EBIT	$1,019
Net Income Margin	3.1%
EBIT Margin	5.4%
Adjusted EBIT Margin	7.9%

105

Appendix – Non-GAAP Financial Measures	Table of Contents

(in millions)	Fiscal Year Ended March 31, 2024
Net income	$86
Income tax expense	23
Interest income	(214)
Interest expense	298
EBIT	193
Restructuring costs	111
Transaction, separation, and integration-related costs	7
Amortization of acquired intangible assets	354
Merger related indemnification	16
Gains on dispositions	(115)
Gains on real estate and facility sales	(7)
Pension and OPEB actuarial and settlement losses	445
Impairment losses	5
Adjusted EBIT	$1,009
Net Income Margin	0.6%
EBIT Margin	1.4%
Adjusted EBIT Margin	7.4%
Organic Revenue Growth

A reconciliation of Total revenue growth to Organic Revenue Growth is as follows:

%	Fiscal Year Ended March 31, 2025
Total revenue growth	(5.8)%
Foreign currency	1.0%
Acquisitions and divestitures	0.2%
Organic Revenue Growth	(4.6)%

106	2025 Proxy Statement

Table of Contents	Appendix – Non-GAAP Financial Measures

%	Fiscal Year Ended March 31, 2024
Total revenue growth	(5.3)%
Foreign currency	(0.7)%
Acquisitions and divestitures	1.9%
Organic Revenue Growth	(4.1)%
Non-GAAP Diluted Earnings Per Share

A reconciliation of Diluted Earnings per Share to non-GAAP Diluted Earnings per Share is as follows:

($)	Fiscal Year Ended March 31, 2025
Diluted Earnings per Share as reported	$2.10
Restructuring costs	0.65
Transaction, separation, and integration-related costs	0.11
Amortization of acquired intangible assets	1.47
Impairment losses	0.09
Merger related indemnification	(0.02)
Gains and losses on dispositions	(0.05)
Losses on real estate and facility sales	0.08
Pension and OPEB actuarial and settlement gains	(0.89)
Tax Adjustment	(0.09)
Non-GAAP Diluted Earnings per Share	$3.43

107

Appendix – Non-GAAP Financial Measures	Table of Contents

($)	Fiscal Year Ended March 31, 2024
Diluted Earnings per Share as reported	$0.46
Restructuring costs	0.44
Transaction, separation, and integration-related costs	0.03
Amortization of acquired intangible assets	1.40
Impairment losses	0.04
Merger related indemnification	0.01
Gain on dispositions	(0.45)
Gains on real estate and facility sales	(0.03)
Pension and OPEB actuarial and settlement losses	1.68
Tax Adjustment	(0.49)
Non-GAAP Diluted Earnings per Share	$3.10

108	2025 Proxy Statement

Table of Contents	Appendix – Non-GAAP Financial Measures
Free Cash Flow

A reconciliation of Cash Flow from Operations to Free Cash Flow is as follows:

(in millions)	Fiscal Year Ended March 31, 2025
Cash flow from Operations	$1,398
Purchase of property and equipment	(248)
Transition and transformation contract costs	(135)
Software purchased or developed	(328)
Free Cash Flow	$687

(in millions)	Fiscal Year Ended March 31, 2024
Cash flow from Operations	$1,361
Purchase of property and equipment	(182)
Transition and transformation contract costs	(198)
Software purchased or developed	(225)
Free Cash Flow	$756

(in millions)	Fiscal Year Ended March 31, 2023
Cash flow from Operations	$1,415
Purchase of property and equipment	(267)
Transition and transformation contract costs	(223)
Software purchased or developed	(188)
Free Cash Flow	$737

(in millions)	Fiscal Year Ended March 31, 2022
Cash flow from Operations	$1,501
Purchase of property and equipment	(254)
Transition and transformation contract costs	(209)
Software purchased or developed	(295)
Free Cash Flow	$743

109

Appendix – Non-GAAP Financial Measures	Table of Contents

(in millions)	Fiscal Year Ended March 31, 2021
Cash flow from Operations	$124
Purchase of property and equipment	(261)
Transition and transformation contract costs	(261)
Software purchased or developed	(254)
Free Cash Flow	$(652)

110	2025 Proxy Statement

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission-critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. The world's largest companies and public sector organizations trust DXC to deploy services to drive new levels of performance, competitiveness, and customer experience across their IT estates. Learn more about how we deliver excellence for our customers and colleagues at **DXC.com**.

DXC TECHNOLOGY

DXC INVESTOR RELATIONS
20408 BASHAN DRIVE
SUITE 231
ASHBURN, VA 20147

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet up until 11:59 p.m. Eastern Time on July 21, 2025 to transmit your voting instructions. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DXC2025**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1.800.690.6903
To transmit your voting instructions, use any touch-tone telephone up until 11:59 p.m. Eastern Time on July 21, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Note: Regardless of which voting method you use, proxy voting instructions for shares held in the Company's Matched Asset Plan must be given by 11:59 p.m. Eastern Time on July 17, 2025.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V75877-P35400 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DXC TECHNOLOGY COMPANY

The Board of Directors recommends you vote "FOR" each of the nominees in Proposal 1:

1. Election of the ten nominees to the DXC Board of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. David A. Barnes	☐	☐	☐
1b. Raul J. Fernandez	☐	☐	☐
1c. Anthony Gonzalez	☐	☐	☐
1d. David L. Herzog	☐	☐	☐
1e. Pinkie D. Mayfield	☐	☐	☐
1f. Karl Racine	☐	☐	☐
1g. Dawn Rogers	☐	☐	☐
1h. Carrie W. Teffner	☐	☐	☐
1i. Akihiko Washington	☐	☐	☐
1j. Robert F. Woods	☐	☐	☐

The Board of Directors recommends you vote "FOR" Proposal 2:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026	☐	☐	☐

The Board of Directors recommends you vote "FOR" Proposal 3:	**For**	**Against**	**Abstain**
3. Approval, in a non-binding advisory vote, of our named executive officer compensation	☐	☐	☐

Please sign, date and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2025 ANNUAL MEETING OF STOCKHOLDERS OF
DXC TECHNOLOGY COMPANY
July 22, 2025
10:30 a.m., Eastern Time
Virtually at www.virtualshareholdermeeting.com/DXC2025

At the Annual Meeting, stockholders will vote upon the proposals outlined in the Notice of 2025 Annual Meeting of Stockholders of DXC Technology Company and any other business as may properly come before the Annual Meeting. We look forward to your participation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

V75878-P35400

DXC TECHNOLOGY COMPANY

ANNUAL MEETING OF STOCKHOLDERS, JULY 22, 2025

The undersigned hereby appoints RAUL J. FERNANDEZ and MATTHEW FAWCETT and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of common stock of DXC Technology Company ("DXC" or the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/DXC2025, at 10:30 a.m., Eastern Time, on July 22, 2025, and at any adjournments or postponements thereof.

This card also provides voting instructions for shares, if any, held in the Company's Matched Asset Plan.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is signed but no direction is given, this proxy will be voted "FOR" the election of each of the director nominees on the reverse side and "FOR" proposals 2 and 3. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting of Stockholders or at any adjournment or postponement thereof.

Shares allocated to this account and held in the Company's Matched Asset Plan will be voted by the plan trustee for those shares. If the trustee does not receive voting instructions for shares held in the Matched Asset Plan by 11:59 p.m. Eastern Time on July 17, 2025, those shares will be voted in the same proportion as the shares for which voting instructions have been received.

This proxy is solicited on behalf of the Board of Directors of the Company.

This proxy may be revoked at any time prior to the voting thereof.
Note: This proxy must be signed and dated on the reverse side.

Continued and to be signed on reverse side